DEFINITIVE PROXY STATEMENT
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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Soliciting Material Pursuant to §240.14a-12

MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY MATERIAL

SUBJECT TO COMPLETION

DATED APRIL 4, 2014

NOTICE OF 2014 ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

MGP INGREDIENTS, INC.
Cray Business Plaza
100 Commercial Street
Atchison, Kansas 66002

[●] , 2014

NOTICE OF ANNUAL MEETING

To the Stockholders:

          The Annual Meeting of Stockholders of MGP Ingredients, Inc. (the “Annual Meeting”) will be held at Benedictine College’s Ferrell Academic Center, 1020 N. 2nd Street, Atchison, Kansas, on May 22, 2014, beginning at 10:00 a.m., local time, for the following purposes:

1. To approve and adopt an amendment to our Articles of Incorporation to declassify our Board of Directors so that all directors will be elected annually commencing with the Annual Meeting;

          2.          If Proposal 1 to declassify the Board is approved by the stockholders, to elect eight (8) directors nominated by the Board and named in this proxy statement to serve until the Company’s 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

3. If Proposal 1 to declassify the Board is not approved by the stockholders, to elect four (4) directors nominated by the Board and named in this proxy statement;

4. To approve and adopt the MGP Ingredients, Inc. 2014 Equity Incentive Plan;

5. To approve and adopt the MGP Ingredients, Inc. 2014 Non-employee Director Equity Incentive Plan;

6. To approve and adopt the MGP Ingredients, Inc. Employee Stock Purchase Plan;

7. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014;

8. To conduct an advisory vote on the compensation of our named executive officers;

          9.          To postpone or adjourn the Annual Meeting for the purpose of soliciting additional proxies in the event that, at the Annual Meeting, the affirmative vote in favor of Proposal 1 Amendment to the Company’s Articles of Incorporation is less than a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting; and

10. To transact such other business as may properly come before the meeting.

          The Company’s 2013 Annual Report is being delivered with this Proxy Statement. Holders of Common Stock and Preferred Stock of record on the books of the Company at the close of business on April 2, 2014, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

          Your vote is important. Whether or not you plan to attend the Annual Meeting, PLEASE VOTE.

          If you hold the shares in your own name: (1) use the toll-free telephone number shown on your proxy card; (2) visit the website shown on your proxy card to vote via the Internet; or (3) mark, sign and return the enclosed proxy/voting instruction card in the postage-paid envelope provided.

          If your shares are held by a broker, bank or nominee, please follow the voting instructions it provides for your vote to count.

          Important Notice regarding the availability of proxy materials for the stockholders meeting to be held on May 22, 2014: This Notice, the Company’s Proxy Statement and its Annual Report to stockholders are available at www.viewproxymaterials.com/mgp. You will need to input the Control Number, located on the proxy card, when accessing these documents.

By Order of the Board of Directors

Cloud L. Cray, Jr.
Chairman of the Board

PROXY STATEMENT

          This Proxy Statement and the enclosed form of proxy card and voting instructions for the Employee Stock Purchase Plan (“proxy card”) are furnished for the solicitation of proxies by the Board of Directors of MGP Ingredients, Inc. (the “Company”) for use at the Annual Meeting of its stockholders to be held on May 22, 2014, as set forth in the preceding Notice. We expect to provide this Proxy Statement and the enclosed proxy card to stockholders on or about [April 21], 2014.

          In 2011, we changed our fiscal year end from June 30 to December 31. Accordingly, some of the information contained in this Proxy Statement, including compensation-related disclosure, covers the six month period from July 1, 2011 (following the conclusion of our prior fiscal year) to December 31, 2011. In this Proxy Statement, “2011 transition period” means the six-month period from July 1, 2011 to December 31, 2011.

          In 2012, we reorganized into a holding company structure. On January 3, 2012, the Company became the holding company for the former MGP Ingredients, Inc., which is now named MGPI Processing, Inc. (“Old MGPI”) and which is now a wholly-owned subsidiary of the Company. In connection with the reorganization, the Company changed its name from MGPI Holdings, Inc. to MGP Ingredients, Inc. (“New MGPI”). All of the outstanding common shares of Old MGPI were converted, without exchange, into an equal number of common shares of New MGPI, and all of the outstanding preferred shares of Old MGPI were converted, without exchange, into an equal number of preferred shares of New MGPI. The common stock of New MGPI trades on the NASDAQ Global Select Market under the symbol “MGPI.” In the reorganization, the persons serving as members of the Board of Directors or executive officers of Old MGPI became members of the Board of Directors and executive officers of New MGPI, respectively, and New MGPI assumed each plan governing equity compensation for directors, officers and employees of Old MGPI. Throughout this Proxy Statement, when we refer to the Company in reference to activities that occurred prior to the reorganization on January 3, 2012, we are referring to Old MGPI, and when we refer to the Company in reference to activities occurring after the reorganization, we are referring to New MGPI, except to the extent that the context otherwise indicates.

VOTING MATTERS

          How You Can Vote

          If your shares are registered in your own name, you may simplify voting and save the Company expense by voting by telephone or by Internet. Telephone and Internet voting information is provided on your proxy card. A Control Number on the proxy card is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote by telephone or Internet, you need not mail back your proxy card.

          If you choose to vote by mail, please return your proxy card, properly signed, in the postage-paid envelope provided.

          If you hold your shares through a broker, bank or other financial institution, please follow its directions for how to vote. Your broker will not be permitted to vote on your behalf for any proposal other than the seventh proposal (related to the selection of KMPG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014) unless you instruct your broker as to how to vote your shares. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution. Voting your shares is important to ensure that we meet the minimum quorum requirements for the meeting. If you have any questions about the voting process, please contact the broker, bank, or other financial institution that holds your shares in its name.

          Persons with shares held in the Company’s Employee Stock Purchase Plan (“ESPP”) may give their voting instructions to the ESPP plan administrator by any of the methods specified above. If you hold shares in the ESPP and do not provide instructions, your shares will not be voted.

          How You May Revoke or Change Your Vote

          You may revoke your proxy at any time before it is voted at the meeting by:

•	sending timely written notice of revocation to the corporate secretary;

•	submitting another timely proxy by telephone, Internet or mail; or

•	attending the Annual Meeting and voting in person. If voting in person, please bring written evidence confirming your ownership of the shares you wish to vote.

          Other Voting Matters

          The holders of record of the Company’s common stock, no par value (“Common Stock”) and preferred stock, $10 par value (“Preferred Stock”) of the Company at the close of business on April 2, 2014 are entitled to notice of and to vote at the Annual Meeting. As of March 5, 2014, there were 17,672,814 shares of Common Stock outstanding and 437 shares of Preferred Stock outstanding. You are entitled to one vote for each share owned of record on that date.

          All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by the proxy will be voted by those named in the proxy card in accordance with the recommendations of the Board of Directors.

          If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. As of the printing of this Proxy Statement, we do not know of any other matter to be raised at the Annual Meeting.

          How Votes are Counted and Voting Requirements

          Holders of a majority of the shares of each class of stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the meeting. Abstentions and “broker non-votes” (defined below) are counted as present and entitled to vote for purposes of determining if a quorum for the Annual Meeting exists. A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a representative capacity (typically referred to as being held in “street name”), but the broker cannot vote on a particular matter because the broker has not received voting instructions from the beneficial owner.

          Generally, holders of Common Stock and Preferred Stock each vote separately as a class with respect to each matter that the class is authorized to vote on, with each share of stock in each class being entitled to one vote.

          Proposal 1 - The Board of Directors has conditioned approval of Proposal 1 Amendment of the Articles of Incorporation upon receiving the affirmative vote of holders of a majority of outstanding shares of Common Stock and a majority of outstanding shares of Preferred Stock entitled to vote at the Annual Meeting as separate classes. Abstentions and broker non-votes will be counted against the proposal.

          Proposals 2 and 3 - Election of directors is determined by a plurality vote, and the candidates for office who receive the highest number of votes of the class entitled to vote on such director position will be elected. Because it is a plurality vote, abstentions and withheld votes will have no effect on the election of directors.

          All other proposals - All other proposals require the affirmative vote of holders of a majority of shares of Common Stock and a majority of shares of Preferred Stock entitled to vote that are present in person or by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. In case of a broker non-vote, brokers may vote on routine matters but cannot vote on non-routine matters. Ratification of the independent registered public accounting firm is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares.

          The principal executive offices of the Company are located at Cray Business Plaza, 100 Commercial Street, Atchison, Kansas 66002 and the Company’s telephone number at that address is (913) 367-1480.

PROPOSAL 1-AMENDMENT OF OUR ARTICLES OF INCORPORATION TO DECLASSIFY THE
BOARD OF DIRECTORS

          At our 2013 Annual Meeting of Stockholders, which was held on December 17, 2013, our stockholders voted in favor of an advisory vote to declassify the Board of Directors. Subsequently, on March 14, 2014, the Board unanimously approved an amendment to our Articles of Incorporation to immediately declassify the entire Board of Directors, subject to, and effective upon, the approval by our stockholders of the amendment to our Articles of Incorporation at the 2014 Annual Meeting of Stockholders.

          If approved by our stockholders, our Articles of Incorporation will be amended to provide for the annual election of all directors commencing immediately at the 2014 Annual Meeting of Stockholders (see Proposal 2). Each of our directors whose term does not expire at the 2014 Annual Meeting of Stockholders has tendered his or her resignation, which is contingent and effective upon stockholder approval of this Proposal 1. If our stockholders do not approve this Proposal 1, the Board of Directors will remain classified, the contingent resignations will be ineffective, and our stockholders will instead be asked to elect four (4) directors at the 2014 Annual Meeting of Stockholders (see Proposal 3).

          Settlement with the Cray Group

          On December 3, 2013, the Company entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Cloud “Bud” Cray, Jr., Karen Seaberg and Thomas M. Cray (collectively, the “Cray Group”) and Timothy Newkirk and all other members of the Board of Directors then serving. The Settlement Agreement resolved certain issues surrounding the proxy contest launched by the Cray Group in connection with the 2013 Annual Meeting of the Company’s Stockholders (the “2013 Annual Meeting”) and various lawsuits involving the Company, the Cray Group and Timothy Newkirk. In connection with the Settlement Agreement, Tim Newkirk was terminated without cause as the Company’s CEO effective December 3, 2013. Effective December 3, 2013, Mr. Newkirk resigned from the Company’s Board of Directors and subsidiary boards as contemplated by the Settlement Agreement.

          As described in the Settlement Agreement, on December 3, 2013, the parties to the Settlement Agreement entered into a Voting Agreement with respect to shares of the Company’s Preferred Stock beneficially owned by the Cray Group. Pursuant to the Voting Agreement and subject to the terms and conditions therein, the Board seat vacancy resulting from Mr. Newkirk’s resignation will be filled by the new CEO to be hired in the CEO search presently being conducted by the Board. The Board of Directors agreed in the Voting Agreement to vote in favor of an amendment to the Company’s Articles of Incorporation to declassify the Board and agreed to submit such amendment to stockholders for approval at the 2014 Annual Meeting of Stockholders of the Company. Pursuant to the Settlement Agreement, the Company will not sell any of its assets, will not make any acquisitions of other companies or assets and will not enter into any joint venture relationships of a material nature or outside of the ordinary course of business prior to December 3, 2014 without the approval of at least six members of the Board of Directors.

          Current Classified Board Structure

          Currently, the Board of Directors is divided into two groups, with the holders of Common Stock being entitled to vote for the persons nominated for the Group A position and the holders of Preferred Stock entitled to vote for the persons nominated for the Group B positions. The nine directors are also divided into three classes consisting of three directors each. One class of directors is elected to office at each Annual Meeting of the stockholders. The term of office of each director is three years and until such person’s successor is elected and qualified, or until such person’s earlier resignation or removal.

          Rationale for Declassification

          In determining whether to propose declassifying the Board of Directors to our stockholders, the Board of Directors considered the arguments in favor of and against continuation of the classified board structure currently in place, as well as the approval by our stockholders at the 2013 Annual Meeting of the advisory vote to declassify the Board of Directors. The Board of Directors also considered the terms of the Settlement Agreement entered into with the Cray Group. After careful consideration, the Board of Directors determined that it would be in the best interests of the Company and its stockholders to amend our Articles of Incorporation to declassify the Board of Directors.

          The Board of Directors recognizes that a classified structure may offer several advantages, such as promoting board continuity and stability, encouraging directors to take a long-term perspective, and ensuring that a majority of the Board of Directors will always have prior experience with the Company. However, the Board of Directors also recognizes that a classified structure may appear to reduce directors’ accountability to stockholders, since such a structure does not provide stockholders with the opportunity to register their views on each director’s performance by means of an annual vote. Moreover, many investors believe that electing directors on an annual basis is one of the best methods available to stockholders to ensure that a company will be managed in a manner that is in the best interests of the stockholders and that classified boards artificially insulate underperforming directors from the judgment of stockholders, the true owners of a company.

          Proposed Declassification of the Board of Directors

          Declassification of the Board of Directors requires an amendment to our Articles of Incorporation, which amendment was approved by the Board of Directors, subject to, and effective upon, the approval by our Common and Preferred stockholders of this Proposal 1. If approved by our stockholders, the amendment to our Articles of Incorporation will become effective upon the filing of the Certificate of Amendment of Articles of Incorporation (the “Certificate of Amendment”) setting forth the amendment and certifying that such amendment has been duly adopted with the Secretary of State of Kansas (which would occur during the 2014 Annual Meeting of Stockholders and prior to consideration of the proposal to elect directors). The Certificate of Amendment is attached as Exhibit A to this Proxy Statement. The Board of Directors will then be declassified immediately, so that every director will stand for election at the 2014 Annual Meeting of Stockholders (and thereafter) for a one-year term.

          Stockholders are requested in this Proposal 1 to approve the proposed amendment to the Articles of Incorporation to declassify the Board of Directors effective at the 2014 Annual Meeting of Stockholders.

          The Board of Directors unanimously recommends that you vote FOR this proposal. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. The Board of Directors has determined that the approval of this proposal is conditioned upon its approval by the affirmative vote of the majority of the outstanding shares of our Common Stock entitled to vote as a class on this proposal and by the affirmative vote of the majority of the outstanding shares of our Preferred Stock entitled to vote as a class on this proposal.

PROPOSAL 2 – IF PROPOSAL 1 TO DECLASSIFY THE BOARD IS APPROVED BY THE
STOCKHOLDERS, TO ELECT EIGHT (8) DIRECTORS

          General

          On December 3, 2013, Tim Newkirk was terminated without cause as the Company’s CEO. His termination was part of the settlement of the proxy contest in connection with the 2013 Annual Meeting of Stockholders. Simultaneously with his termination, Mr. Newkirk resigned from the Board of Directors. The vacancy on the Board created by Mr. Newkirk’s resignation has not yet been filled. The vacancy is expected to be filled by the holders of the Company’s Preferred Stock at a future meeting of stockholders. It is intended that the Board position previously filled by Mr. Newkirk will be filled by a new CEO found in the currently ongoing CEO search.

          On February 28, 2014, Michael Braude and Linda Miller retired effective immediately as directors of the Company and Gary Gradinger notified the Board that he will retire from the Board effective at the Company’s 2014 Annual Meeting of Stockholders. Mr. Braude and Ms. Miller’s terms were to expire in 2015. Mr. Gradinger’s term expires at the Annual Meeting. The Board has nominated each of Terrence Dunn, Anthony Foglio and George Page, Jr. for election as a director to fill the resulting three vacancies.

          If our stockholders approve Proposal 1 at the 2014 Annual Meeting, our stockholders will be asked to consider eight nominees for election to the Board of Directors to serve for a one year term until the 2015 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. The election of the individuals nominated in Proposal 2 is contingent on, and will only be effective upon, the effectiveness of the amendment to our Articles of Incorporation proposed in Proposal 1. If our stockholders do not approve Proposal 1, this Proposal 2 will not be submitted to a vote of our stockholders at the 2014 Annual Meeting, and instead Proposal 3 will be submitted in its place unless the Annual Meeting is adjourned to solicit additional votes for the approval of Proposal 1.

          A plurality of votes cast is required for the election of directors. Abstentions and withheld votes will have no effect on the outcome. In case of a broker non-vote, your broker may not vote your shares.

          Nominees

          In the event Proposal 1 is approved by our stockholders, the Board of Directors has nominated each of John Bridendall, Cloud L. Cray, Jr., Terrence Dunn, Anthony Foglio, George Page, Jr., Daryl Schaller, Karen Seaberg, and Jeannine Strandjord for election as a director, to hold office until the Annual Meeting of stockholders to be held in 2015 and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Information regarding the director nominees is set forth below under the heading “Information Regarding Directors and Director Nominees.”

          Mr. Bridendall, Mr. Cray, Mr. Schaller, Ms. Seaberg and Ms. Strandjord are current directors. Mr. Dunn, Mr. Foglio and Mr. Page were recommended to the Board of Directors by the Nominating and Governance Committee for election to the Board of Directors. Mr. Dunn was recommended to the Nominating and Governance Committee by Ms. Strandjord. Mr. Foglio was recommended to the Nominating and Governance Committee by Mr. Bridendall. Mr. Page was recommended to the Nominating and Governance Committee by Mr. Cray. Mr. Bridendall, Mr. Dunn, Mr. Foglio and Mr. Schaller are Group A nominees for the election by holders of the Company’s Common Stock, each for a one-year term expiring at the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Mr. Cray, Mr. Page, Ms. Seaberg, and Ms. Strandjord are Group B nominees for the election by holders of the Company’s Preferred Stock, each for a one-year term expiring at the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

One Group B position to be elected by the holders of the Company’s Preferred Stock will be left unfilled and is expected to be filled by the Company’s new CEO upon completion of the CEO search currently underway.

          The enclosed proxy will be voted in favor of John Bridendall, Cloud L. Cray, Jr., Terrence Dunn, Anthony Foglio, George Page, Jr., Daryl Schaller, Karen Seaberg and Jeannine Strandjord unless other instructions are given. Directors are elected by a plurality of votes and the nominees who receive the most votes will be elected. If any nominee declines to serve or becomes unavailable for any reason before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

          If Proposal 1 is approved by stockholders, the Board of Directors unanimously recommends that you vote FOR the election of each of John Bridendall, Cloud L. Cray, Jr., Terrence Dunn, Anthony Foglio, George Page, Jr., Daryl Schaller, Karen Seaberg and Jeannine Strandjord as directors of the Company, each for a one-year term expiring at the Company’s 2015 Annual Meeting of Stockholders. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees.

PROPOSAL 3 - IF PROPOSAL 1 TO DECLASSIFY THE BOARD IS NOT APPROVED BY THE
STOCKHOLDERS, TO ELECT FOUR (4) DIRECTORS

PROPOSAL 3 WILL NOT BE VOTED UPON IF OUR STOCKHOLDERS APPROVE PROPOSAL 1

          General

          On December 3, 2013, Tim Newkirk was terminated without cause as the Company’s CEO. His termination was part of the settlement of the proxy contest in connection with the 2013 Annual Meeting of Stockholders. Simultaneously with his termination, Mr. Newkirk resigned from the Board of Directors. The vacancy on the Board created by Mr. Newkirk’s resignation has not been filled. The vacancy will be filled by the holders of the Company’s Preferred Stock at a future meeting of stockholders. It is intended that the Board position previously filled by Mr. Newkirk will be filled by a new CEO found in the currently ongoing CEO search.

          On February 28, 2014, Michael Braude and Linda Miller retired effective immediately as directors of the Company and Gary Gradinger notified the Board that he will retire from the Board effective at the Company’s 2014 Annual Meeting of Stockholders. Mr. Braude and Ms. Miller’s terms were set to expire in 2015. Mr. Gradinger’s term expires in 2014. The Board has nominated each of Terrence Dunn, Anthony Foglio and George Page, Jr. for election as a director to fill the resulting three vacancies. Mr. Dunn was nominated to fill the remaining one year of the term of Ms. Miller. Mr. Foglio was nominated to fill the position currently held by Mr. Gradinger for a three-year term. Mr. Page was nominated to fill the remaining one year of the term of Mr. Braude.

          If our stockholders do not approve Proposal 1 at the 2014 Annual Meeting, our stockholders will be asked to consider four nominees for election to the Board of Directors. If our stockholders approve Proposal 1, this Proposal 3 will not be submitted to a vote of our stockholders at the 2014 Annual Meeting, and instead Proposal 2 (Election of Eight Directors) will be submitted in its place.

          A plurality of votes cast is required for the election of directors. Abstentions and withheld votes will have no effect on the outcome. In case of a broker non-vote, your broker may not vote your shares.

Nominees

          If our stockholders do not approve Proposal 1 at the 2014 Annual Meeting, our stockholders will be asked to consider four nominees for election to the Board of Directors:

•	Ms. Seaberg to serve for a three year term until the 2017 Annual Meeting of Stockholders;
•	Mr. Dunn to serve for the remaining one year of Ms. Miller’s term until the 2015 Annual Meeting of Stockholders;
•	Mr. Foglio to serve for a three year term until the 2017 Annual Meeting of Stockholders; and
•	Mr. Page to serve for the remaining one year of Mr. Braude’s term until the 2015 Annual Meeting of Stockholders;

and each of the nominees until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Information regarding the director nominees is set forth below under the heading “Information Regarding Directors and Director Nominees.”

          Ms. Seaberg is currently a director. Mr. Dunn, Mr. Foglio and Mr. Page were recommended to the Board of Directors by the Nominating Committee for election to the Board of Directors. Ms. Seaberg and Mr. Page are Group B nominees for election by the holders of the Company’s Preferred Stock. Mr. Foglio and Mr. Dunn are Group A nominees for election by the holders of the Company’s Common Stock.

          The enclosed Proxy will be voted in favor of Ms. Seaberg, Mr. Dunn, Mr. Foglio and Mr. Page unless other instructions are given. Directors are elected by a plurality of votes and the nominees who receive the most votes will be elected. If any nominee declines to serve or becomes unavailable for any reason before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

          If Proposal 1 is not approved by stockholders, the Board of Directors unanimously recommends that you vote FOR the election of each of Ms. Seaberg, Mr. Dunn, Mr. Foglio and Mr. Page as directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees.

Information Regarding Directors and Director Nominees

GROUP A

JOHN P. BRIDENDALL

Mr. Bridendall, age 63, has been a director since December 2013. His current term as a director expires in 2016. He is a member of the Audit Committee, the Human Resources and Compensation Committee, and the Nominating and Governance Committee. Mr. Bridendall has since 2007 served as President of Bridendall & Co., a provider of advisory services to beverage alcohol industry participants. From 2001 to 2007, Mr. Bridendall served as Executive Vice President, Finance and Administration for Jackson Enterprises, Jackson Wine Estates International, and Kendall-Jackson Wine Estates, a family owned producer and marketer of many fine wines. Prior to joining Kendall-Jackson, Mr. Bridendall served as Senior Vice President, Director Corporate Development and Investor Relations for Brown-Forman Corporation, a multinational producer and marketer of well-known distilled spirits and fine wine. Prior to joining Brown-Forman in 1978, Mr. Bridendall was a certified public accountant with Peat, Marwick, Mitchell & Co., the predecessor to KPMG LLP. The Company believes that Mr. Bridendall’s qualifications to serve on the Board include his extensive expertise and experience in the alcohol beverage industry, and in finance, accounting, corporate development and investor relations.

TERRENCE DUNN

Mr. Dunn, age 64, is a director nominee standing for election at the Company’s 2014 Annual Meeting of Stockholders. Mr. Dunn served as President and Chief Executive Officer of J.E. Dunn Construction Group Inc. (formerly known as Dunn Industries) from 1989 until 2013. Since 1989, he has also served as a director of JE Dunn Construction Group, where he is a member of the Executive Committee and the Executive Compensation Committee. J.E. Dunn Construction Group Inc. is headquartered in Kansas City, Missouri, and is the holding company for commercial contractor and construction company affiliates across the nation, including J.E. Dunn Construction Company. Since 2003, he has served as a director of UMB Financial Corp., where he chairs the Governance Committee. He has also served as a director of Kansas City Southern since 2007, where he is a member of the Governance and Nominating Committee and chairs the Compensation Committee. Mr. Dunn served as a director of Commerce Bank of Kansas City from 1993 until 1997 and H&R Block Bank from 2007 until 2009. Mr. Dunn brings significant board and governance experience from his service as past director of the board of the Federal Reserve Bank of Kansas City from 1998 until 2003 and from serving on the boards of directors of businesses having operations within the Company’s geographic footprint. He also has extensive management skills as the chief executive of a large construction company having offices throughout the United States, operations experience in project management with responsibilities for budgeting, and in the management of significant growth of his company in geographic scope and volume over the past 20 years. The Company believes that Mr. Dunn’s qualifications to serve on the Board include his extensive executive experience in managing a capital intensive business, as well as his experiences and expertise in corporate finance and accounting, strategic planning, executive compensation matters and his board leadership skills.

ANTHONY FOGLIO

Mr. Foglio, age 68, is a director nominee standing for election at the Company’s 2014 Annual Meeting of Stockholders. Mr. Foglio’s career spans over 40 years in the alcohol beverage industry. Since 2010, he has served as the Chairman of Anchor Brewers and Distillers. From 2008 until

2010, he served as the Chairman of Preiss Imports, which merged into Anchor Brewers and Distillers. He served as the Chairman of Skyy Spirits, LLC from 2006 to 2008 and as the President and CEO of Skyy Spirits from 1998 to 2006. While at Skyy Spirits, Mr. Foglio helped Skyy Spirits become a multi brand portfolio, spanning a variety of categories including vodkas, tequilas, rums, gins, whiskies, cordials, liqueurs and distinctive Campari brands. During his career, Foglio has fostered profitable growth and development of world renowned brands including SKYY Vodka, 1800 Tequila, Smirnoff Vodka, Bailey’s Irish Cream, Jose Cuervo Tequila, and J & B Scotch and now leading the focus within the craft beer and spirits world via Anchor Brewing and Anchor Distilling. The Company believes that Mr. Foglio’s qualifications to serve on the Board include his extensive expertise and experience in the alcohol beverage industry and management of the growth and development of multi-brand portfolios.

DARYL R. SCHALLER, Ph.D

Dr. Schaller, age 70, has been a director since October, 1997. His current term as a director expires in 2015. He is Chairman of the Human Resources and Compensation Committee and a member of the Audit Committee and the Nominating and Governance Committee. He currently provides, and from 1996 through November 2001 provided, consulting services through his consulting firm, Schaller Consulting. He was Vice President of Research and Development of International Multifoods Corp., of Minneapolis, Minnesota, from November 2001 through June 2003. He retired from Kellogg Co. in 1996 after 25 years of service. He served Kellogg as its Senior Vice President—Scientific Affairs from 1994 until 1996, and previously was Senior Vice President—Research, Quality and Nutrition for Kellogg. The Company believes that Dr. Schaller’s qualifications to serve on the Board include his education and extensive experience in the food industry.

GROUP B

CLOUD L. CRAY, JR.

Mr. Cray, age 91, has been a director since 1957. His current term as a director expires in 2016. He served as Chairman of the Board from 1980 until 2006 and as Chief Executive Officer from 1980 to September, 1988, and has been an officer or director of the Company for more than 50 years. He is a member of the Nominating and Governance Committee. He is the father of Karen Seaberg and the uncle of George Page, Jr.. The Company believes that Mr. Cray’s qualifications to serve on the Board include his long tenure as a Board member and CEO of the Company, his familiarity with the markets in which the Company operates and his significant stock ownership.

GEORGE PAGE, JR.

Mr. Page, age 58, is a director nominee standing for election at the Company’s 2014 Annual Meeting of Stockholders. Since 2013, Mr. Page has served as an independent consultant for valve marketing and engineering design at Page Solutions. He has extensive general management experience as well as experience leading product development, engineering, manufacturing, operations and sales. From 1998 until 2012, he served as the Engineering Director at Circor International Inc., a company that designs, manufactures and markets valves and other highly engineered products used in the energy, aerospace and industrial markets. He also held various management positions at Fisher Instruments / H.D. Baumann Assoc. Ltd., a global designer, manufacturer and supplier of control valves and regulators, from 1992 until 1998. Mr. Page served as the President and Chairman of the Board of Center for Graphic Communications, Inc., a commercial printing company, from 1988 until 1992. Mr. Page is the nephew of Cloud L. Cray,

Jr. and the cousin of Karen Seaberg. The Company believes that Mr. Page’s qualifications to serve on the Board include his business and educational experiences.

KAREN SEABERG

Ms. Seaberg, age 66, has been a director since August 2009. Her current term as a director expires in 2014. She has been an executive travel agent with the Atchison Travel Center for the past 20 years and is co-owner of a local Long John Silver’s franchise in Atchison, Kansas. Ms. Seaberg is active in civic affairs at the local and national levels, including the 2004-06 Lewis & Clark National Bicentennial Commemoration, the Atchison Chamber of Commerce and the Atchison River Front/Downtown Development. She served on the Lewis & Clark Trail Heritage Foundation board from 2003 to 2007 and as its national president from 2007-2008. Ms. Seaberg served on the Atchison Hospital Board from 1990 to 2004, and presently serves on the Board of the Cray Medical Research Foundation at the University of Kansas Medical Center, Kansas City, Kansas, a position she has held since 1995. She is the daughter of Cloud L. Cray, Jr. and cousin of George Page, Jr. The Company believes that Ms. Seaberg’s qualifications to serve on the Board include her business and civic experience and organizational skills, her knowledge of the Company and the industries in which it operates, her familiarity with the community in which the Company operates and her significant stock ownership.

M. JEANNINE STRANDJORD

Ms. Strandjord, age 68, has been a director since December 2013. Her current term as a director expires in 2016. She is Chair of the Audit Committee, a member of the Nominating and Governance Committee and a member of the Human Resource and Compensation Committee. Ms. Strandjord has over 40 years of financial management experience and was employed in three different and diverse industries after starting in public accounting on the audit staff of Ernst and Whinney in 1968. For 20 years, beginning in 1985, she held several senior financial and related senior management roles at Sprint Corporation. She managed the successful transformation and restructuring of Sprint as Chief Integration Officer from 2003 until 2005 when she retired. She was Senior Vice President and Chief Financial Officer of Global Solutions, a $9 billion division, from 1998 until 2003 and was Controller and then Treasurer for Sprint Corporation from 1986 to 1998. Ms. Strandjord has been a director of American Century Mutual Funds (for six registered investment companies) since 1994, where she chairs the Performance Committee. From 1996 through May 2012, she was a director of DST Systems, Inc., where she chaired the Audit Committee. Ms. Strandjord has been a director of the Euronet Worldwide, Inc. (“Euronet”) since 2001. Ms. Strandjord has been Euronet’s Lead Independent Director since 2010 and is currently the Chair of Euronet’s Audit Committee. She is currently on the Heartland Board of the National Association for Corporate Directors, which she co-chairs. The Company believes that Ms. Strandjord’s qualification to serve on the Board include her experience on the boards of various other public companies, as well as her background in finance, corporate governance, restructuring, talent management, and compensation and benefits.

PROPOSAL 4 – MGP INGREDIENTS, INC. 2014 EQUITY INCENTIVE PLAN

          We are asking stockholders to vote to approve the MGP Ingredients, Inc. 2014 Equity Incentive Plan (“2014 Equity Incentive Plan”). Our Board approved the 2014 Equity Incentive Plan subject to stockholder approval, at its meeting on April 1, 2014. The full text of the 2014 Equity Incentive Plan, is included as Exhibit B to this proxy statement. The following summary of the material features of the 2014 Equity Incentive Plan is qualified in its entirety by reference to the applicable provisions of the 2014 Equity Incentive Plan. The Company’s current long-term equity incentive plan – the MGP Ingredients, Inc. Stock Incentive Plan of 2004 – expires on October 14, 2014.

          The Company’s management believes that in order to effectively execute our business strategy, it is essential for us to manage our talent in an industry where there is extreme competition for qualified individuals by (1) attracting highly qualified industry professionals; (2) rewarding and retaining our experienced professionals; and (3) properly developing our less experienced employees. The Company meets this talent challenge through a comprehensive human resource strategy that addresses it on multiple fronts—one key component of which is the issuance of equity-based compensation. We believe equity-based compensation fosters and promotes the sustained progress, growth and profitability of the Company by:

•	attracting, motivating and retaining individuals of exceptional ability;

•	allowing employees, directors, consultants and other service providers to acquire a proprietary and vested interest in the growth and performance of the Company;

•	providing incentives and rewards to employees, directors and consultants who are in a position to contribute materially to the success and long-term objectives of the Company; and

•	aligning the interests of employees and directors with those of the Company’s stockholders.

          The 2014 Equity Incentive Plan is intended to accomplish the foregoing objectives by providing incentives to officers, employees, consultants, and other service providers of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company. It also encourages stock ownership by officers, employees, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Company’s Common Stock, or to receive compensation which is based upon appreciation in the value of Company’s Common Stock.

          The Board of Directors has reserved one million five hundred thousand (1,500,000) shares of the Company’s Common Stock for issuance pursuant to awards that may be made under the 2014 Equity Incentive Plan. The 2004 Stock Incentive Plan will be terminated upon stockholder approval of the 2014 Equity Incentive Plan, which means that no further grants will be made under the 2004 Stock Incentive Plan following stockholder approval of the 2014 Equity Incentive Plan. No shares from the 2004 Stock Incentive Plan shall be available or become available under the 2014 Equity Incentive Plan.

Classes of Eligible Persons

          Awards may be granted only to officers, employees, consultants, and other service providers of the Company or any affiliate of the Company (the “Eligible Persons”); provided, however, that incentive stock options may only be granted to an employee of the Company or any parent or subsidiary. In no event may awards be granted to non-employee members of the Board of Directors under this Plan. The Company estimates the number of Eligible Persons to be approximately 275.

          No awards have been granted under the 2014 Equity Incentive Plan. If the 2014 Equity Incentive Plan is approved, awards will be granted at the discretion of the Human Resources and Compensation Committee. Accordingly, benefits and amounts that will be received in the future by Eligible Persons under the 2014 Equity Incentive Plan are not determinable.

Administration

          Awards under the 2014 Equity Incentive Plan will be determined by the Human Resources and Compensation Committee of the Board or a subcommittee thereof (the “Committee”) formed by the Human Resources and Compensation Committee to act thereunder, consisting solely of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”) as “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Securities Exchange Act of 1934, as amended, and if applicable, who satisfy the requirements of the securities exchange on which the Company’s stock is then traded. The Committee has full discretion to determine the officer, employees, consultants, and other service providers of the company or its affiliates to whom awards will be granted pursuant to the 2014 Equity Incentive Plan. All questions of interpretation of the 2014 Equity Incentive Plan will be determined by the Committee, and its decisions are final and binding upon all participants. The Committee has full and conclusive authority to prescribe, amend and rescind rules and regulations relating to the 2014 Equity Incentive Plan; to determine the terms and provisions of the respective award agreements and to make all other determinations necessary or advisable for the proper administration of the 2014 Equity Incentive Plan.

Awards

          The 2014 Equity Incentive Plan permits the Committee to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash performance awards (together, the “Awards”).

          The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of the 2014 Equity Incentive Plan. Each award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate.

          Section 162(m) of the Code limits publicly held companies to an annual deduction for U.S. federal income tax purposes of $1,000,000 for compensation paid to each of their chief executive officer and their three highest compensated executive officers (other than the chief executive officer or the chief financial officer) determined at the end of each year, referred to as “covered employees.” However, qualified “performance-based compensation” is exempted from this limitation. To the extent an Award is subject to Performance Goals (as defined below) with the intent that the Award constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m). Performance Goals include any one or more of the following:

•	earnings per share or cash earnings per share;
•	book value per share;
•	operating cash flow;
•	free cash flow:
•	cash flow return on investments;
•	cash available;
•	net income (before or after taxes);
•	revenue or revenue growth;
•	total shareholder return;
•	return on invested capital;
•	return on shareholder equity;

•	return on assets;
•	return on common book equity;
•	market share;
•	economic value added;
•	operating margin;
•	profit margin;
•	stock price;
•	operating income or operating profit;
•	EBIT or EBITDA;
•	expenses or operating expenses;
•	productivity of employees as measured by revenues, costs, or earnings per employee;
•	working capital;
•	improvements in capital structure;
•	cost reduction goals; or
•	any combination of the foregoing.

          The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FASB ASC Topic 718; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

          The maximum number of shares of Common Stock with respect to which options, stock appreciation rights, or other awards (other than other stock-based awards that are payable in cash or cash performance awards), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code, may be granted during any calendar year to any employee is two hundred thousand (200,000), and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to other stock-based awards that are payable in cash and cash performance awards is One Million Dollars ($1,000,000).

          Approval of the 2014 Equity Incentive Plan by stockholders at the 2014 Annual Meeting of Stockholders will be deemed to constitute approval of the material terms of the Performance Goals under the 2014 Equity Incentive Plan for purposes of Section 162(m).

          Awards generally shall not be transferable or assignable during a holder’s lifetime except to the extent that the Committee may provide otherwise as to any Awards other than incentive stock options.

          Dividends will not be paid on options and stock appreciation rights.

Options

          At the time any option is granted under the 2014 Equity Incentive Plan, the Committee will determine whether the option is to be an incentive stock option described in Code Section 422 or a nonqualified stock option, and the option must be clearly identified as to its status as an incentive stock option or a nonqualified stock option. Incentive stock options may only be granted to employees of the Company or any subsidiary or parent. An incentive stock option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

          The exercise price for each granted option must be as set forth in the applicable Award Agreement, but in no event may it be less than the fair market value on the date the option is granted. The exercise price of an outstanding option granted may not be reduced and such an option may not be exchanged for an option with a lower exercise price, in either case, without the approval of stockholders, except in the event of a recapitalization, reorganization, or similar event as described below.

          In the case of incentive stock options, the aggregate fair market value (determined as of the date an incentive stock option is granted) of Common Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its subsidiaries may not exceed $100,000.

          The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of Common Stock, through a cashless exercise executed through a broker, or by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld.

          The 2014 Equity Incentive Plan prohibits so-called “reload grants.” Reload grants are grants of stock options that are made in consideration for or as a condition of the delivery of shares of stock to the issuer in payment of the exercise price or tax withholding obligation of any other option held by the recipient.

Stock Appreciation Rights

          A stock appreciation right entitles the participant to receive the excess of (1) the fair market value of a specified or determinable number of shares of the Common Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the fair market value on the date of grant. The exercise or strike price of a stock appreciation right may not be reduced and a stock appreciation right may not be exchanged for a stock appreciation right with a lower defined price, in either case, without stockholder approval, except in the event of a recapitalization, reorganization, or similar event as described below. Upon settlement of a stock appreciation right, the Company must pay to the participant, at the discretion of the Committee, the appreciation in cash or shares of Common Stock (valued at the aggregate fair market value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine. Each stock appreciation right granted under the 2014 Equity Incentive Plan is generally exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement. However, subsequent to the grant of a stock appreciation right, the Committee, at any time before complete termination of such stock appreciation right, may accelerate the time or times at which such stock appreciation right may be exercised or paid in whole or in part.

Restricted Stock and Restricted Stock Units

          A participant’s right to retain restricted stock granted under the 2014 Equity Incentive Plan shall be subject to such restrictions, including but not limited to his or her continuous service for the Company or an affiliate for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. Except to the extent otherwise provided in the Award Agreement entered into with respect to a grant of restricted stock, a Participant shall have all voting, dividend, liquidation and other rights with respect to the shares represented by such restricted stock upon his or her becoming the holder of record of such Restricted Stock.

          An Award of restricted stock units is a grant by the Company of a specified number of units, which shall each represent one share credited to a notional account maintained by the Company, with no shares actually awarded or transferred to the participant in respect of such units until settlement of such restricted stock unit as provided in the relevant Award Agreement. Settlement of a restricted stock unit may be contingent upon satisfaction of such conditions as are set forth in the relevant award agreement, including continuous service for the Company or an affiliate for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such restricted stock unit. Except to the extent otherwise provided in the Award Agreement entered into with respect to a grant of restricted stock units, a participant shall have no voting, dividend, liquidation and other rights with respect to the shares represented by such restricted stock units until settlement of his or her restricted stock units. Except to the extent otherwise provided in the Award Agreement entered into with respect to a grant of restricted stock units, all restricted stock units will settle no later than March 15 of the calendar year following the calendar year in which any settlement conditions with respect to such restricted stock units lapse.

Other Stock-Based Awards

          Other stock-based awards shall entitle the participant to receive, at a specified date, payment of an amount equal to all or a portion of either (i) a specified or determinable number of shares of Common Stock granted by the Committee, (ii) the value of a specified or determinable number of shares of Common Stock granted by the Committee, or (iii) a percentage or multiple of the value of a specified number of shares of Common Stock determined by the Committee. Payment in respect of other stock-based awards may be made by the Company in cash or shares of Common Stock as provided in the applicable Award Agreement or, in the absence of such provision, as the Committee may determine.

Cash Performance Awards

          The Committee may grant cash performance awards that entitle the participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. Payment in respect of cash performance awards shall be made by the Company in cash.

General Rules

          Restricted stock, restricted stock units, options, and stock appreciation rights will generally vest over a period of not less than three (3) years from the date of grant of such Award, provided that such Award may vest earlier on a pro-rata basis over any vesting period or upon the occurrence of a change in control (as defined in the 2014 Equity Incentive Plan) or upon the participant’s death, disability, termination of employment or separation from service without cause, or upon the occurrence of such other event to the extent specified in the applicable Award Agreement. The Committee may, in its sole discretion, waive such vesting requirement, or provide for continued vesting consistent with the vesting period in an Award; provided that it shall not waive such requirement or continue such vesting to the extent such action would create adverse tax consequences for a Participant under Code Section 409A or result in any Awards that are intended to constitute performance-based compensation for purposes of Code Section 162(m) to cease to so constitute performance-based compensation. Generally, any Award under the 2014 Equity Incentive Plan to a participant who has experienced a termination of employment, separation from service, or termination of some other service relationship with the Company and its affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement, or, as the Committee may otherwise determine to the extent not prohibited by the 2014 Equity Incentive Plan.

Recapitalizations and Reorganizations

          The number of shares of Common Stock reserved for issuance in connection with the grant or settlement of an Award and the exercise price of each option are subject to adjustment in the event of any recapitalization of the Company or similar event effected without receipt of consideration by the Company.

          In the event of certain corporate reorganizations, Awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided such adjustment is not inconsistent with the express terms of the 2014 Equity Incentive Plan or the applicable Award agreement.

Amendment or Termination

          The Board of Directors at any time may amend or terminate the 2014 Equity Incentive Plan but will generally need stockholder approval to (1) increase the number of shares of Common Stock available under the 2014 Equity Incentive Plan, (2) materially expand the classes of individuals eligible to receive Awards, (3) materially expand the type of awards available for issuance under the 2014 Equity Incentive Plan, or would otherwise require stockholder approval under the rules of the applicable exchange on which the Company’s Common Stock trades.

Federal Income Tax Consequences

          The following discussion outlines generally the federal income tax consequences of participation in the 2014 Equity Incentive Plan. Individual circumstances may vary and each recipient should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2014 Equity Incentive Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and cannot be used, to avoid penalties imposed under the Code.

          Non-Qualified Options. A recipient will not recognize income upon the grant of a non-qualified option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of Common Stock on the date the option is exercised over the exercise price paid for Common Stock, and the Company will then be entitled to a corresponding deduction.

          Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

          Incentive Stock Options. A recipient who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells Common Stock purchased pursuant to the option. The recipient will be taxed on the difference between the exercise price he or she paid for the stock and the amount for which he or she sells the stock. If the recipient does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the recipient will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding deduction. If the recipient sells the stock at a gain prior to that time, the excess of the lesser of the fair market value on the date of exercise or the amount for which the stock is sold over the exercise price the recipient paid for the stock will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the recipient sells the stock for less than the exercise price he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

          Exercise of an incentive option may subject a recipient to, or increase a recipient’s liability for, the alternative minimum tax.

          Stock Awards. A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient and is subject to a “substantial risk of forfeiture,” as defined in the Code. However, when the shares of Common Stock that are subject to the stock award are transferable by the recipient or are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. However, if a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

          Restricted Stock, Restricted Stock Units and Other Awards. A recipient will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award, restricted stock or restricted stock unit (the “Equity Incentives”) or cash performance award. Generally, at the time a recipient receives payment under any Equity Incentive or cash performance award, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of Common Stock received, and the Company will then be entitled to a corresponding deduction.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2014 EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Current Capital Structure

          Our current capital structure consists of 17,688,434 shares of outstanding Common Stock and 437 shares of outstanding Preferred Stock as of our record date. The table below represents our potential overhang levels based on our fully-diluted Common Stock outstanding.

Equity awards outstanding as of December 31, 2013	950,798
Outstanding awards under the 2004 Stock Incentive Plan	885,650**
Outstanding awards under the Director Plan	65,148*
Shares available for grant under the 2004 Stock Incentive Plan	1,062,088
Shares available for grant under the Director Plan	24,183
Shares requested under the 2014 Equity Incentive Plan	1,500,000
Shares requested under the 2014 Non-employee Director Equity Incentive Plan	300,000
Total Potential Dilution	10.33%
Potential Dilution as a Percentage of Fully-Diluted Common Stock Outstanding	10.32%

          *There are 10,000 options outstanding under the Director Plan. The weighted average remaining term of the options is 1.35 years. There are no outstanding options under the 2004 Stock Incentive Plan.

          ** The RSU grant made on January 23, 2014 based on fiscal 2013 operating results is not included in this total.

          The Company’s current annual burn rate (the “Burn Rate”), which is the rate of which the Company uses shares available for grant under the 2004 Stock Incentive Plan, is calculated as the weighted average burn rate over the last three calendar years and is equal to 1.31%. At the current Burn Rate, the Company expects that, if the Plan is not approved, the common shares that are currently available under the 2004 Stock Incentive Plan will be exhausted by 2017. The 2004 Stock Incentive Plan, however, will expire on October 14, 2014, before the currently available shares are exhausted. If the 2014 Equity Incentive Plan is not approved, the Company will no longer be able to make equity awards after October 14, 2014. This would have a detrimental effect on the Company’s ability to attract, retain and motivate officers, employees and consultants. Our Board of Directors believes that the new 2014 Equity Incentive Plan will allow us to continue awarding equity incentives, an important component of our overall compensation program. At the current Burn Rate, the Company expects that the shares of Common Stock authorized under the 2014 Equity Incentive Plan will enable it to make grants to participants for approximately 6.8 years.

          The following table shows the calculation of our Burn Rate for awards to employees over the most recent three calendar years:

	2011	2012	2013
Time-Based Awards Granted
Options	0	0	0
Full-value (restricted stock and RSUs)	263,500	401,000	0*
Total	263,500	401,000	0
Weighted Average Common Shares Outstanding	16,875,924	16,951,168	17,069,455
Burn Rate	1.56%	2.37%	0%

Weighted Average Burn Rate 1.31%

*The RSU grant was made on January 23, 2014 based on fiscal 2013 operating results and is not included in the calculation of the Burn Rates.

Voting Required for Approval

          The affirmative vote of a majority of shares of Common Stock entitled to vote, as a class, and a majority of shares of Preferred Stock entitled to vote, as a class, that are present in person or by proxy at the Annual Meeting is required for adoption of the 2014 Equity Incentive Plan.

THE BOARD OF DIRECTORS HAS ADOPTED THE 2014 EQUITY INCENTIVE PLAN SUBJECT TO STOCKHOLDER APPROVAL AND BELIEVES IT IS ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY AND THE STOCKHOLDERS TO APPROVE SUCH PLAN. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN.

PROPOSAL 5 – MGP INGREDIENTS, INC. 2014 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

          We are asking stockholders to vote to approve MGP Ingredients, Inc. 2014 Non-Employee Director Equity Incentive Plan (“Director Equity Incentive Plan” or “2014 Director Equity Incentive Plan”). Our Board approved the Director Equity Incentive Plan subject to stockholder approval, at its meeting on April 1, 2014. The full text of the Director Equity Incentive Plan, is included as Exhibit C to this proxy statement. The following summary of the material features of the Director Equity Incentive Plan is qualified in its entirety by reference to the applicable provisions of the Director Equity Incentive Plan. No new awards will be issued under the MGP Ingredients Non-Employee Directors Restricted Stock and Restricted Stock Units Plan upon approval of the new Director Equity Incentive Plan.

          The Director Equity Incentive Plan is intended to provide incentives to non-employee directors of the Company to stimulate their efforts toward the continued success of the Company and to manage the business in a manner that will provide for the long-term growth and profitability of the Company. It also encourages stock ownership by non-employee directors by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Company’s Common Stock, or to receive compensation which is based upon appreciation in the value of Company’s Common Stock. Furthermore, the 2014 Director Equity Incentive Plan provides a means of attracting, motivating and retaining non-employee directors.

          The Board of Directors has reserved three hundred thousand (300,000) shares of the Company’s Common Stock for issuance pursuant to awards that may be made under the 2014 Director Equity Incentive Plan. The Company anticipates that in the future directors may elect to receive compensation in the form of Common Stock in lieu of cash fees for services as a director, in part, in order to comply with the Company’s recently adopted Stock Ownership Guidelines. MGP Ingredients, Inc. Non-Employee Directors Restricted Stock and Restricted Stock Units Plan will be terminated upon stockholder approval of the 2014 Director Equity Incentive Plan, which means that no further grants will be made under MGP Ingredients, Inc. Non-Employee Directors Restricted Stock and Restricted Stock Units Plan following stockholder approval of the 2014 Director Equity Incentive Plan. No shares from the MGP Ingredients, Inc. Non-Employee Directors Restricted Stock and Restricted Stock Unit Plan shall be available or become available under this Plan.

Classes of Eligible Persons

          Awards may be granted only to directors who are not employees of the Company. No awards have been granted under the 2014 Director Equity Incentive Plan. If the 2014 Director Equity Incentive Plan is approved, awards will be granted at the discretion of the Human Resources and Compensation Committee. Accordingly, future benefits under the 2014 Director Equity Incentive Plan are not determinable.

Administration

          Awards under the 2014 Director Equity Incentive Plan will be determined by the Human Resources and Compensation Committee of the Board or a subcommittee (the “Committee”) thereof formed by the Human Resources and Compensation Committee to act thereunder, consisting solely of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”), as “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Securities Exchange Act of 1934, as amended, and, if applicable, who satisfy the requirements of the securities exchange on which they Company’s stock is then traded. All questions of interpretation of the 2014 Director Equity Incentive Plan will be determined by the Committee, and its decisions are final and binding upon all participants. The Committee has full and conclusive authority to prescribe, amend and rescind rules and regulations relating to the 2014 Director Equity Incentive Plan; to determine the terms and provisions of the respective award agreements and to make all other determinations necessary or advisable for the proper administration of the 2014 Director Equity Incentive Plan.

Awards

          The 2014 Director Equity Incentive Plan permits the Committee to grant options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards (together, the “Awards”).

          The number of shares of Common Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of the 2014 Director Equity Incentive Plan. Each award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate.

          Awards generally shall not be transferable or assignable during a holder’s lifetime except to the extent that the Committee may otherwise provide.

          Dividends will not be paid on options and stock appreciation rights.

Options

          Each option granted under the 2014 Director Equity Incentive Plan must be evidenced by an Award Agreement. The exercise price for each option must be as set forth in the applicable Award Agreement, but in no event may it be less than the fair market value on the date the option is granted. The exercise price of an option may not be reduced nor may an option be exchanged for an option with a lower exercise price, in either case, without the approval of stockholders, except in the event of a recapitalization, reorganization, or similar event as described below.

          The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of Common Stock, through a cashless exercise executed through a broker, or by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld.

          The 2014 Director Equity Incentive Plan prohibits so-called “reload grants.” Reload grants are grants of stock options that are made in consideration for or as a condition of the delivery of shares of stock to the issuer in payment of the exercise price or tax withholding obligation of any other option held by the recipient.

Stock Appreciation Rights

          A stock appreciation right entitles the participant to receive the excess of (1) the fair market value of a specified or determinable number of shares of the Common Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the fair market value on the date of grant. The exercise or strike price of a stock appreciation right may not be reduced and a stock appreciation right may not be exchanged for a stock appreciation right with a lower defined price, in either case, without stockholder approval, except in the event of a recapitalization, reorganization, or similar event as described below. Upon settlement of a stock appreciation right, the Company must pay to the participant, at the discretion of the Committee, the appreciation in cash or shares of Common Stock (valued at the aggregate fair market value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine. Each stock appreciation right granted under the 2014 Director Equity Incentive Plan is generally exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement. However, subsequent to the grant of a stock appreciation right, the Committee, at any time before complete termination of such stock appreciation right, may accelerate the time or times at which such stock appreciation right may be exercised or paid in whole or in part.

Restricted Stock and Restricted Stock Units

          A participant’s right to retain restricted stock granted under the 2014 Director Equity Incentive Plan shall be subject to such restrictions, including but not limited to his or her continuous service for the Company or an affiliate for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. Except to the extent otherwise provided in the Award Agreement entered into with respect to a grant of restricted stock, a participant shall have all voting, dividend, liquidation and other rights with respect to the shares represented by such restricted stock upon his or her becoming the holder of record of such restricted stock.

          An Award of restricted stock units is a grant by the Company of a specified number of units, which shall each represent one share credited to a notional account maintained by the Company, with no shares actually awarded or transferred to the participant in respect of such units until settlement of such restricted stock unit as provided in the relevant Award Agreement. Settlement of a restricted stock unit may be contingent upon satisfaction of such conditions as are set forth in the applicable award agreement, including continuous service for the Company or an affiliate for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such restricted stock unit. Except to the extent otherwise provided in the Award Agreement entered into with respect to a grant of restricted stock units, a participant shall have no voting, dividend, liquidation and other rights with respect to the shares represented by such restricted stock units until settlement of his or her restricted stock units. Except to the extent otherwise provided in the Award Agreement entered into with respect to a grant of restricted stock units, all restricted stock units will settle no later than March 15 of the calendar year following the calendar year in which any settlement conditions with respect to such restricted stock units lapse.

Other Stock-Based Awards

          Other stock-based awards shall entitle the participant to receive, at a specified date, payment of an amount equal to all or a portion of either (i) a specified or determinable number of shares of Common Stock granted by the Committee, (ii) the value of a specified or determinable number of shares of Common Stock granted by the Committee, or (iii) a percentage or multiple of the value of a specified number of shares of Common Stock determined by the Committee. Payment in respect of other stock-based awards may be made by the Company in cash or shares of Common Stock as provided in the applicable Award Agreement or, in the absence of such provision, as the Committee may determine.

General Rules

          Restricted stock, restricted stock units, options, and stock appreciation rights will generally vest over a period of not less than three (3) years from the date of grant of such Award. However, such Awards may vest earlier on a pro-rata basis over any vesting period or upon the occurrence of a change in control (as defined in the 2014 Director Equity Incentive Plan) or the participant’s death, disability, separation from service without cause, or other event to the extent specified in the appropriate Award Agreement. The Committee may, in its sole discretion, waive and such vesting requirement, provided that it shall not waive such requirement to the extent such waiver would create adverse tax consequences for a Participant under Code Section. Generally, any Award under the 2014 Director Equity Incentive Plan to a participant who has experienced separation from service from the Company and its affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement, or, as the Committee may otherwise determine to the extent not prohibited by the 2014 Director Equity Incentive Plan.

Recapitalizations and Reorganizations

          The number of shares of Common Stock reserved for issuance in connection with the grant or settlement of an Award and the exercise price of each option are subject to adjustment in the event of any recapitalization of the Company or similar event effected without receipt of consideration by the Company.

          In the event of certain corporate reorganizations, Awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided such adjustment is not inconsistent with the express terms of the 2014 Directors Equity Incentive Plan or the applicable Award Agreement.

Amendment or Termination

          The Board of Directors at any time may amend or terminate the 2014 Director Equity Incentive Plan but will generally need stockholder approval to (1) increase the number of shares of Common Stock available under the 2014 Director Equity Incentive Plan, (2) materially expand the classes of individuals eligible to receive Awards, (3) materially expand the type of awards available for issuance under the 2014 Director Equity Incentive Plan, or would otherwise require stockholder approval under the rules of the applicable exchange.

Federal Income Tax Consequences

          The following discussion outlines generally the federal income tax consequences of participation in the 2014 Director Equity Incentive Plan. Individual circumstances may vary and each recipient should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2014 Director Equity Incentive Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and cannot be used, to avoid penalties imposed under the Code.

          Options. A recipient will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises an option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of Common Stock on the date the option is exercised over the price paid for Common Stock, and the Company will then be entitled to a corresponding deduction.

          Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of an option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the option was exercised.

          Stock Awards. A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient and is subject to a “substantial risk of forfeiture,” as defined in the Code. However, when the shares of Common Stock that are subject to the stock award are transferable by the recipient or are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. However, if a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

          Restricted Stock, Restricted Stock Units and Other Stock-based Awards. A recipient will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award, restricted stock or restricted stock unit (the “Equity Incentives”) or cash performance award. Generally, at the time a recipient receives payment under any Equity Incentive or cash performance award, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of Common Stock received, and the Company will then be entitled to a corresponding deduction.

          THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Current Capital Structure

          Our current capital structure consists of 17,688,434 shares of outstanding Common Stock as of our record date. The table below represents our potential overhang levels based on our fully-diluted Common Stock outstanding.

Equity awards outstanding as of December 31, 2013	950,798
Outstanding awards under the 2004 Stock Incentive Plan	885,650**
Outstanding awards under the Director Plan	65,148*
Shares available for grant under the 2004 Stock Incentive Plan	1,062,088
Shares available for grant under the Director Plan	24,183
Shares requested under the 2014 Equity Incentive Plan	1,500,000
Shares requested under the 2014 Non-employee Director Equity Incentive Plan	300,000
Total Potential Dilution	10.33%
Potential Dilution as a Percentage of Fully-Diluted Common Stock Outstanding	10.32%

*There are 10,000 options outstanding under the Director Plan. The weighted average remaining term of the options is 1.35 years. There are no outstanding options under the 2004 Stock Incentive Plan.

** The RSU grant made on January 23, 2014 based on fiscal 2013 operating results is not included in this total.

          The Company’s 2013 current annual burn rate for the Director Plan, which is the rate of which the Company uses shares available for grant under the Director Plan, is calculated as the weighted average burn rate over the last three calendar years and is equal to 0.13%. At the current burn rate, the Company expects that, if the Director Equity Incentive Plan is not approved, the common shares that are currently available under the MGP Ingredients Non-Employee Directors Restricted Stock and Restricted Stock Units Plan will be exhausted by 2015. If the Director Equity Incentive Plan is not approved, the Company will no longer be able to make equity awards after fiscal 2014. This would have a detrimental effect on the Company’s ability to attract, motivate and retain directors. Our Board of Directors believes that the new Director Equity Incentive Plan will allow us to continue awarding equity incentives, which will help us attract, motivate and retain directors. At the current burn rate, the Company expects that the shares of Common Stock authorized under the Director Equity Incentive Plan will enable it to make grants to participants for approximately 13.5 years. The Company anticipates that in the future directors may elect to receive compensation in the form of Common Stock in lieu of cash fees for services as a director, in part, in order to comply with the Company’s recently adopted Stock Ownership Guidelines.

          The following table shows the calculation of the burn rate for our existing Director plan:

	2011	2012	2013
Time-Based Awards Granted
Options	0	0	0
Full-value (restricted stock and RSUs)	16,528	31,264	19,304
Total	16,528	31,264	19,304
Weighted Average Common Shares Outstanding	16,875,924	16,951,168	17,069,455
Burn Rate	0.10%	0.18%	0.11%

Weighted Average Burn Rate 0.13%

Voting Required for Approval

          The affirmative vote of a majority of shares of Common Stock entitled to vote as a class and a majority of shares of Preferred Stock as a class entitled to vote that are present in person or by proxy at the Annual Meeting is required for adoption of the Director Equity Incentive Plan.

THE BOARD OF DIRECTORS HAS ADOPTED THE DIRECTOR EQUITY INCENTIVE PLAN SUBJECT TO STOCKHOLDER APPROVAL AND BELIEVES IT IS ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY AND THE STOCKHOLDERS TO APPROVE SUCH PLAN. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE DIRECTOR EQUITY INCENTIVE PLAN.

PROPOSAL 6 – MGP INGREDIENTS, INC. EMPLOYEE STOCK PURCHASE PLAN

          We are asking stockholders to vote to approve MGP Ingredients, Inc. Employee Stock Purchase Plan (the “ESPP”). Our Board approved the ESPP subject to stockholder approval, at its meeting on April 1, 2014. The full text of the ESPP is included as Exhibit D to this proxy statement and is summarized below. The summary of certain features of the ESPP is qualified in its entirety by reference to the actual text of the ESPP. The Company’s current employee stock purchase plan (the “Old ESPP”) was originally implemented in 1992. It does not permit the Company to issue stock at a discount to employees. The new ESPP does not permit director participation and so it may, subject to Board determination, issue shares to employees/participants at up to a 5% discount to the market price of the Company’s Common Stock. In order to permit non-employee directors to continue to elect to receive Company Common Stock in lieu of directors fees, the proposed Non-employee Director Equity Incentive Plan will permit issuances of Common Stock to directors. No new offering periods will occur under the Old ESPP following stockholder approval of the ESPP.

          The purpose of this plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase our Common Stock through accumulated payroll deductions. It is the intention of the Company to establish the Plan such that it will qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code (which we refer to as the “Code”).

Eligibility

          Any person who is employed by the Company on a given enrollment date and has been employed for at least one year is eligible to participate in the plan. No employee shall be granted an option under the plan (i) to the extent that, immediately after the grant, he or she (or any other person whose stock would be attributed to such person pursuant to Section 424(d) of the Code) would own stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the stock of the Company or of any subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock for each calendar year in which such option is outstanding at any time.

Stock Subject to Plan and Adjustments upon Changes in Stock

          Upon approval by the stockholders, an aggregate of 300,000 shares of our Common Stock will be authorized and reserved for issuance under the ESPP. Should any change be made to our Common Stock by reason of any stock split, reverse stock split, stock dividend, combination, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration, appropriate adjustments will be made to the per share price and number of shares issuable under the ESPP. If an option is cancelled, the shares subject to the option return to the plan and are available for future grants.

Administration

          The plan shall be administered by the Board of Directors or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the plan, to determine eligibility and to adjudicate all disputed claims filed under the plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. The Board may delegate authority for administration of the plan to one or more of our officers or employees or may retain third parties to perform administrative functions for the plan.

Offering Periods

          The ESPP shall be implemented by consecutive, 3-month offering periods with a new offering period commencing on the first trading day of each calendar quarter. The Board (or a committee of the Board) shall have the power to change the duration of offering periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first offering period to be affected thereafter.

Grant of Option

          On the enrollment date of each offering period, each participant participating in such offering period shall be granted an option to purchase on the exercise date for such offering period up to a number of shares of the Company’s Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such exercise date and retained in the participant’s account as of the exercise date by the applicable purchase price; provided, however, that in no event shall a participant be permitted to purchase during any calendar year more than a number of shares determined by dividing $25,000 by the fair market value of a share of the Company’s Common Stock on the exercise date or dates. The Board or a committee, as applicable, may, for future offering periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a participant may purchase during each purchase period of such offering period.

Payroll Deductions

          At the time a participant files a subscription agreement with the Company to participate in the ESPP, he or she shall elect to have payroll deductions made on each pay day during the offering period in an amount not exceeding 10% (or any higher amounts established by the Board or committee, as applicable) of the compensation such participant receives on each pay day during the offering period. All payroll deductions made for a participant shall be credited to his or her account under the plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account. A participant may discontinue his or her participation in the plan effective with the first full payroll period following 5 business days after the Company’s receipt of the withdrawal notice. However, a participant may not otherwise change the rate of payroll deductions during an offering period. No interest accrues on payroll deductions held in a participant’s account under the plan.

Tax Withholding

          At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

Purchase Price

          The purchase price per share at which shares of Common Stock are sold in an offering period under the ESPP cannot be less than 95% of the fair market value per share on the purchase date (i.e., the last trading day of the offering period). A “trading day” is a day on which national stock exchanges and The Nasdaq Stock Market are open for trading. While the shares are traded on an established stock exchange, “fair market value” means, as of any given date, the closing sales price for such stock on that date (or, if that date is not a trading day, the last market trading day prior to the date of determination).

Purchase of Stock

          Unless a participant withdraws from the plan, his or her option for the purchase of shares shall be exercised automatically on the appropriate exercise date and the maximum number of full shares subject to option shall be purchased for such participant at the applicable purchase price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the Participant’s account for the subsequent offering period. Any other monies left over in a participant’s account after the exercise date shall be returned to the participant. During a participant’s lifetime, a participant’s options are exercisable only by him or her.

Withdrawal

          A participant in the plan may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the plan at any time by giving written notice to the Company. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the offering period shall be automatically terminated and no further payroll deductions for the purchase of shares shall be made for such offering period. If a participant withdraws from an offering period, payroll deductions shall not resume at the beginning of the succeeding offering period unless the participant delivers to the Company a new subscription agreement for the plan. Upon a participant’s ceasing to be an employee of the Company or one of its designated subsidiaries, for any reason, he or she shall be deemed to have elected to withdraw from the plan and the payroll deductions credited to such participant’s account during the offering period but not yet used to exercise the option shall be returned to such participant.

Transferability

          Rights granted under the ESPP are not transferable by a participant other than by will, by the laws of descent and distribution or pursuant to the plan’s beneficiary designation provisions.

Change of Control

          In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any purchase periods then in progress shall be shortened by setting a new exercise date and any offering periods then in progress shall end on the new exercise date. The new exercise date shall be before the date of the Company’s proposed sale or merger.

Amendment and Termination of Plan

          The Board of Directors (or a committee of the Board) may at any time and for any reason terminate or amend the plan. Except as otherwise provided in the plan, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board (or a committee of the Board) on any exercise date if the Board (or a committee of the Board) determines that the termination of the offering period or the plan is in the best interests of the Company and its stockholders. Unless otherwise terminated, the plan has a term of ten years.

Federal Income Tax Consequences

          The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the ESPP. Tax consequences for any particular individual may be different.

          Rights to purchase shares granted under the plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the stock purchase right grant date (i.e., the beginning of the offering period or, if later, the date the participant entered the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the stock on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

          If the stock purchased under the ESPP is sold (or otherwise disposed of) more than two years after the stock purchase right grant date and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the sale price of the stock at the time of disposition over the purchase price and (ii) the excess of the fair market value of the stock as of the date the participant entered the offering period over the purchase price (determined as of the date the participant entered the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of such ordinary income will be added to the participant’s basis in the shares and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

          The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

          THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE EMPLOYEE STOCK PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Voting Required for Approval

          The affirmative vote of a majority of shares of Common Stock entitled to vote as a class and a majority of shares of Preferred Stock entitled to vote as a class that are present in person or by proxy at the Annual Meeting is required for adoption of the ESPP.

THE BOARD OF DIRECTORS HAS ADOPTED THE ESPP AND BELIEVES IT IS ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY AND THE STOCKHOLDERS TO APPROVE SUCH PLAN. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ESPP.

PROPOSAL 7 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

          The Board of Directors, upon recommendation of its Audit Committee, recommends that you ratify the appointment of KPMG LLP as our independent registered public accounting firm to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2014. A representative of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

          Information regarding the aggregate fees billed by KPMG LLP for the fiscal years ended December 31, 2013, December 31, 2012 and the 2011 transition period which ended December 31, 2011 for (i) professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s reports on Form 10-Q during such fiscal year (“Audit Fees”), (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company financial statements but are not included in Audit Fees, (iii) professional services rendered for tax compliance, tax advice or tax planning and (iv) other products and services is reported below under the heading “Audit and Certain Other Fees Paid Accountants.”

          For the ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014, the affirmative vote of the holders of a majority of the shares of Preferred Stock and of the holders of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote at the meeting, is required. Abstentions with respect to the advisory vote on ratification of the appointment of KPMG LLP as our independent registered public accounting firm will have the same effect as a vote against the proposal. In case of a broker non-vote, your broker may vote your shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT.

PROPOSAL 8 – APPROVAL OF
COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

          The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) provides that the Company’s stockholders have the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s (“SEC”) rules. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting the following “say-on-pay” proposal, which gives stockholders the opportunity to approve or not approve the Company’s compensation program for named executive officers, as disclosed pursuant to Item 402 of Regulation S−K, by voting for or against the resolution set out below. While our Board intends to carefully consider the stockholder vote resulting from this proposal, the final vote is advisory in nature and will not be binding on the Company and is advisory in nature.

          The Board and the Company’s Human Resources and Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Company, the Board and the Human Resources and Compensation Committee will consider the results of the vote in future compensation deliberations.

          In addition to the say-on-pay vote, the Dodd−Frank Act requires that stockholders have the opportunity to vote on how often they believe the advisory vote on executive compensation should be held in the future (the frequency vote). The Company held the frequency vote at the 2011 Annual Meeting of Stockholders, where the stockholders voted for holding a say-on-pay vote every year.

          At the 2013 Annual Meeting of Stockholders, the majority of the shares of Common Stock and all of the shares of Preferred Stock, present in person or by proxy and entitled to vote at the meeting, voted against the approval of compensation of the Company’s named executive officers. The Board of Directors spent considerable time evaluating how best to respond to the vote result. The Human Resources and Compensation Committee held extensive discussions with the single largest holder of the Company’s Common Stock and Preferred Stock, Ms. Karen Seaberg. The Board carefully considered all of the options and took steps to strengthen the Company’s compensation framework resulting, among other things, in the new equity incentive plans presented to our stockholders at the 2014 Annual Meeting. The key changes include:

•

The Short-Term Incentive Plan is now linked to the achievement of key performance objectives that are aligned with our strategy. The Human Resources and Compensation Committee has structured these incentives around three metrics: operating profit, EBITDA and cash earnings per share. Performance targets, weightings, thresholds and maximums will be determined in the first quarter of each fiscal year. No payouts will be made prior to reaching the threshold targets. The cash bonus opportunity for the Named Executive Officers under the Short-Term Incentive Plan has been significantly reduced for 2014.

•

The mix of long-term incentives for employee compensation for 2014 is expected to be 50% in three-year vesting options and 50% in three-year vesting restricted stock unit awards as opposed to the historical composition of 100% restricted stock unit awards. The Committee believes that by using a mix of stock options and restricted stock units employees will be further incentivized to drive increases in the Company’s stock price.

•	The compensation mix between long-term equity awards and short-term cash incentives has shifted away from short-term cash incentives.

•

The Company has implemented Stock Ownership Guidelines for both executives and directors as discussed below under the heading of “Stock Ownership Guidelines.” These guidelines will further align their interests with the long term interests of the stockholders and further promote the Company’s commitment to sound corporate governance.

          For the advisory vote seeking approval of named executive officer compensation, the affirmative vote of the holders of a majority of the shares of Preferred Stock and of the holders of a majority of the shares of Common Stock, voting as separate classes, present in person or by proxy and entitled to vote at the meeting, is required. Abstentions with respect to the advisory vote on executive compensation will have the same effect as a vote against the proposal. In case of a broker non-vote, your broker may not vote your shares.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE “FOR” THE FOLLOWING RESOLUTION: “RESOLVED, THAT THE STOCKHOLDERS OF MGP INGREDIENTS, INC. APPROVE, ON AN ADVISORY BASIS, COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S−K, INCLUDING THE COMPENSATION OVERVIEW, COMPENSATION TABLES AND NARRATIVE DISCUSSION.”

PROPOSAL 9 – TO POSTPONE OR ADJOURN THE ANNUAL MEETING, IF NECESSARY OR
APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT
THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL 1 TO AMEND THE ARTICLES
OF INCORPORATION

          If approved, this proposal would permit us to adjourn or postpone the Annual Meeting for the purpose of soliciting additional proxies in the event that, at the Annual Meeting, the affirmative vote in favor of Proposal 1 to amend the Articles of Incorporation is less than a majority of our outstanding shares of Common Stock or Preferred Stock entitled to vote, as separate classes, at the Annual Meeting. If this proposal is approved and Proposal 1 to amend the Articles of Incorporation is not approved at the Annual Meeting, we will be able to adjourn or postpone the Annual Meeting for the purpose of soliciting additional proxies to approve Proposal 1 to amend the Articles of Incorporation. If you have previously submitted a proxy on the proposals discussed in this proxy statement and wish to revoke it upon adjournment or postponement of the Annual Meeting, you may do so.

Vote Required

          If a quorum is present at the Annual Meeting, the Proposal to adjourn or postpone the Annual Meeting will be approved if the number of shares of Common Stock and Preferred Stock voted in favor of that proposal, as separate classes, are greater than those voted against that proposal. Failure to attend the Annual Meeting in person or by proxy, abstentions and broker non-votes will have no effect on the outcome of the vote on the Proposal to adjourn or postpone the Annual Meeting if it is submitted for stockholder approval when a quorum is present at the meeting. If a quorum is not present at the Annual Meeting, the Proposal to adjourn or postpone the Annual Meeting will be approved by the affirmative vote of the holders of a majority of the voting power of our Common Stock and a majority of the voting power of our Preferred Stock present in person or by proxy at the Annual Meeting. Abstentions would have the same effect as a vote “AGAINST” this proposal and broker non-votes would have no effect on the outcome of the vote on this proposal if it is submitted for approval when no quorum is present at the Annual Meeting.

          OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL 9, THE PROPOSAL TO ADJOURN OR POSTPONE THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL 1 TO AMEND THE ARTICLES OF INCORPORATION.

CORPORATE GOVERNANCE AND COMMITTEE REPORTS

The Board; Standing Committees; Meetings; Independence

          The Board of Directors believes that a majority of the directors should be independent and has determined that the following members are independent: Gary Gradinger, Daryl Schaller, John Bridendall and Jeannine Strandjord. The Board of Directors has determined that Terrence Dunn, Anthony Foglio and George Page, Jr. are each independent. In determining the independence of directors and nominees, the Board found that none of the independent directors or nominees has any material relationship with the Company other than as a director. In making these determinations, the Board considers all facts and circumstances as well as the standards defined in Rule 4200(a)(15) of the NASDAQ Stock Market.

          The Board has three standing committees: Audit Committee, Nominating and Governance Committee and Human Resources and Compensation Committee. The composition of the Committees is as follows: Audit Committee – M. Jeannine Strandjord (Chair), John P. Bridendall, Daryl R. Schaller, J. Gary Gradinger; Human Resources and Compensation Committee – Daryl R. Schaller (Chair), M. Jeannine Strandjord, John P. Bridendall, and J. Gary Gradinger.; Nominating and Governance Committee – Gary Gradinger, Daryl R. Schaller, Cloud L. Cray, Jr., John P. Bridendall, and M. Jeannine Strandjord. Ms. Miller served as a Chair of the Company’s Nominating and Governance Committee until she resigned in February 2014. Currently, the Nominating and Governance Committee does not have a Chair.

          All of the members of the Nominating and Governance Committee, except Mr. Cray, are determined independent under the NASDAQ listing rules. The Board has determined that Mr. Cray cannot currently be considered independent under the NASDAQ listing rules. Nevertheless, the Board has relied on an exception to the requirement of independence of governance committee members and appointed Mr. Cray to serve on the Company’s Nominating and Governance Committee. The Board has determined that Mr. Cray’s membership on the Nominating and Governance Committee is required by the best interest of the Company and its stockholders because of Mr. Cray’s long history with the Company and extensive knowledge of the industry in which the Company operates.

          The members of the Audit Committee are independent under the NASDAQ listing rules and meet the applicable independence requirements of Section 10A (m) (3) of the Securities Exchange Act of 1934, as amended. The members of the Human Resources and Compensation Committee are also determined independent under the NASDAQ listing rules and applicable rules of the Securities and Exchange Commission. Each director on the Committees is a “non-employee” director as defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 and an “outside” director as defined under Section 162(m) of the Internal Revenue Code.

          The Board meets immediately after each Annual Meeting of the stockholders and may hold other regular and special meetings. The meetings are led by the Chairman of the Board. During 2013, the Board met 6 times, the Audit Committee met 12 times, the Human Resources Committee met 8 times and the Nominating and Governance Committee met 3 times. Each non-employee director attended more than 75% of the meetings of the Board and the Committees of which the director was a member.

Corporate Governance Documents

Our key governance documents include:

•	Code of Conduct;

•	Charters of each of the Audit Committee, Human Resources and Compensation Committee and the Nominating and Governance Committee;

•	Stock Ownership Guidelines.

          All of these documents are available on our website at www.mgpingredients.com in the For Investors /Corporate Governance section and a copy of any of these documents will be sent to any stockholder upon request.

Audit Committee

          The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the quality and integrity of the financial statements, financial reporting process, and systems of internal controls. The Audit Committee also assists the Board in monitoring the independence and performance of the independent registered public accountant and the internal audit department. It also reviews and makes recommendations with regard to the process involved in the Company’s implementation of its conflict of interest and business conduct policy, is responsible for establishing and monitoring compliance under the code of conduct applicable to the chief executive and financial officers and oversees the Board’s risk management process. In connection with this work, the Committee engages in regular discussions of the Company’s risks with senior management, internal auditors and external auditors and annually reviews: (a) the adequacy of the Audit Committee’s written charter that has been adopted by the Board of Directors; (b) the independence and financial literacy of each member of the Audit Committee; (c) the plan for and scope of the annual audit; (d) the services and fees of the independent auditor; (e) certain matters relating to the independence of the independent auditor; (f) certain matters required to be discussed with the independent auditor relative to the quality of the Company’s accounting principles; (g) the audited financial statements and results of the annual audit; (h) recommendations of the independent auditor with respect to internal controls and other financial matters; (i) significant changes in accounting principles that are brought to the attention of the Committee; and (j) various other matters that are brought to the attention of the Committee.

          The Board has determined that M. Jeannine Strandjord, John P. Bridendall, J. Gary Gradinger and Daryl R. Schaller are independent, as independence for audit committees is defined in the applicable listing standards of the NASDAQ Stock Market. The Board of Directors has determined that M. Jeannine Strandjord is an “audit committee financial expert,” as defined in Item 407(d)(5) of SEC Regulation S-K. Under SEC regulations, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for any purpose, including without limitation for purposes of section 11 of the Securities Act of 1933. Further, the designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liability on such person that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification and does not affect the duties, obligations or liability of any other member of the audit committee or board of directors.

          The Board of Directors has adopted a written charter for the Audit Committee, which may be found on the Company’s website at www.mgpingredients.com.

Audit Committee Report

          The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function including the selection of independent registered public accounting firm. Management has the primary responsibility for the consolidated financial statements and the financial reporting process including internal control over financial reporting and the Company’s legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2013. The Audit Committee also discussed with the Co-Chief Executive Officers and Chief Financial Officer their respective certifications with respect to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

          The Audit Committee has reviewed and discussed the matters as are required to be discussed with the independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) including those matters required to be discussed by Auditing Standard Nos. 16, Communication with Audit Committees; has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee; and has discussed with the independent auditor the auditor’s independence. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2013 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee Members:	M. Jeannine Strandjord (Chairwoman)
John P. Bridendall
J. Gary Gradinger
Daryl R. Schaller

          The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Nominating and Governance Committee

          The purposes of the Nominating and Governance Committee are to recommend to the Board the qualifications for new director nominees, candidates for nomination and policies concerning compensation and length of service. The Nominating and Governance Committee has a charter, a copy of which is available to stockholders on the Company’s website at www.mgpingredients.com.

          In identifying nominees for the Board of Directors, the Nominating and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors and management. The Nominating and Governance Committee will also consider candidates recommended by stockholders in accordance with its policies and procedures. However, the Nominating and Governance Committee may choose not to consider an unsolicited candidate recommendation if no vacancy exists on the Board. The Nominating and Governance Committee may, in its discretion, use an independent search firm to identify nominees.

          The Nominating and Governance Committee believes that each candidate for the Board should be a person known for his or her integrity and honesty. Although the Committee does not have a formal policy with regard to diversity in identifying candidates, it looks for education, experience, knowledge or skills that complement those of existing members and that may be helpful to the Board in exercising its oversight responsibilities. A sufficient number of Board members must meet the tests for independence set forth in the applicable listing standards of the NASDAQ Stock Market and Section 10A of the Securities Exchange Act of 1934, as amended, to permit the Company to satisfy applicable NASDAQ and legal requirements. The Committee also believes it is desirable for at least one Board member to be an “audit committee financial expert,” as defined in Rule 407(d)(5) of Regulation S-K. In considering candidates, the Committee may take into account other factors as it deems relevant.

          In evaluating potential nominees, the Nominating and Governance Committee determines whether the nominee is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. The Nominating and Governance Committee generally will conduct a check of the individual’s background and conduct personal interviews before recommending any candidate to the Board. The Nominating and Governance Committee in its sole discretion may require candidates (including a stockholder’s recommended candidate) to complete a form of questionnaire providing information required to be disclosed in the Company’s proxy statement.

          Stockholders who wish to recommend candidates for consideration by the Nominating and Governance Committee in connection with next year’s Annual Meeting should submit the candidate’s name and the information set forth below in writing to the chairperson of the Nominating and Governance Committee, in care of the Company’s Secretary, at Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas, 66002, on or before January 22, 2015. In addition to the name of the candidate, a stockholder should submit:

•	his or her own name and address as they appear on the Company’s records;

•

if not the record owner, a written statement from the record owner of the shares that verifies the recommending stockholder’s beneficial ownership and period of ownership and that provides the record holder’s name and address as they appear on the Company’s records;

•	a statement disclosing whether such recommending stockholder is acting with or on behalf of any other person, entity or group and, if so, the identity of such person, entity or group;

•	the written consent of the person being recommended to being named in the proxy statement as a nominee if nominated and to serving as a director if elected; and

•

pertinent information concerning the candidate’s background and experience, including information regarding such person required to be disclosed in solicitations of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.

Human Resources and Compensation Committee

          The Human Resources and Compensation Committee recommends to the Board of Directors the salary and incentive compensation of the Chief Executive Officer and other executive officers of the Company. The Committee reviews the scope and type of compensation plans for other management personnel and makes recommendations to the Board with respect to equity based-plans that are subject to Board approval. The Committee administers the Company’s stock option and restricted stock plans, and also serves as an executive search committee. Each Committee member qualifies as a non-employee director under SEC Rule 16b-3 and as an outside director for purposes of Internal Revenue Code Section 162(m). The Committee has a charter, which may be found on the Company’s website at www.mgpingredients.com.

          The Committee typically meets four or five times a year and generally considers and recommends various components of the Company’s compensation programs at regularly scheduled times throughout the year. Such programs typically originate as recommendations of management. The Committee typically considers any proposed amendments to benefit plans that are to take effect in the following fiscal year at its November meeting. It has typically conducted performance and salary reviews of the CEO and receives the CEO’s performance reviews and salary recommendations for other officers at its November meeting. It generally considers long term incentive awards and performance goals for annual cash incentives in March.

          When considering compensation matters, the Committee relies upon the experience of its members, the recommendations of management and outside consultants retained by the Committee. During fiscal 2011, at the direction of the Committee, management retained Greg Wolf of Greg Wolf Consulting to review the Company’s compensation program for directors and to make recommendations that would increase the overall competitiveness of Board compensation. In 2012 the Committee retained Compdata Consulting, a compensation consultant, in order to obtain information concerning base salary trends for executive and non-executive employees. No changes were made to executive compensation in 2013. In October 2013, the Board reviewed director compensation after having again engaged Compdata Consulting following a determination of Compdata’s independence. The Board has decided not to make any changes to director compensation at this time.

          See “EXECUTIVE COMPENSATION AND OTHER MATTERS - Compensation Overview – How We Determine Compensation” for further information on the processes we follow in setting compensation.

Board Leadership Structure

          Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in the best interest of the Company to make that determination in a manner it believes best provides appropriate leadership for the Company at the time, based on the circumstances and direction of the Company and the membership of the Board. Our current structure does not combine the positions of Chief Executive Officer and Chairman of the Board of Directors, the latter also acting in the capacity of lead director. Don Tracy and Randy Schrick are currently our Interim Co-Chief Executive Officers and are responsible for day-to-day leadership of the Company. Cloud L. Cray, Jr. serves as the Chairman of the Board and as lead director. The Board of Directors believes this is the most appropriate structure for the Company at this time, as it permits the President and Co-Chief Executive Officers to focus their attention on managing our day-to-day business and enhances the ability of the Board of Directors to provide strong oversight of the Company’s management and affairs.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Overview

          This discussion provides an overview and analysis of our compensation programs and policies, the compensation decisions we made under those programs and policies, and the factors we considered in making those decisions. We also provide a series of tables that present information about the compensation earned or paid in each of the 2011 transition period, fiscal 2012 and fiscal 2013 to our named executive officers, including:

•	Timothy W. Newkirk - Mr. Newkirk served as President and Chief Executive Officer from March 5, 2008 to December 3, 2013. Mr. Newkirk left the Company on December 3, 2013.

•

Donald P. Tracy – Mr. Tracy joined the Company in October 2009 and has served as Vice President of Finance and Chief Financial Officer since November 6, 2009; he has also served as Interim Co-Chief Executive Officer since December 17, 2013.

•

Randall M. Schrick - Mr. Schrick has served as Vice President of Engineering since June 2009. From November 11, 2009 to December 31, 2011, he also served as President of Illinois Corn Processing, LLC (“ICP”), which was a 50% owned joint venture company until February 1, 2012 (now 30%) and which operates our former facility in Pekin, Illinois; he has also served as Interim Co-Chief Executive Officer since December 17, 2013.

•	David E. Rindom – Mr. Rindom has served as Vice President, Human Resources since June 2000;

•	Donald G. Coffey, PhD. - served as Vice President of Research, Development and Innovation from August 2010 until January 3, 2014. Mr. Coffey left the Company on January 3, 2014.

The discussion below is intended to help you understand the information provided in the tables and put that information into context within our overall compensation program.

          Objectives of our Compensation Program

          Our compensation program objectives are to align compensation programs with our business objectives and stockholders’ interests, to reward performance, to be externally competitive and internally equitable and to retain talent on a long-term basis. In particular, our philosophy is to balance salary and benefits with incentive and equity compensation in order that the interests of the executive officers will be aligned with those of stockholders.

          Components of Our Compensation Program

          The principal components of our compensation program have been base salary, annual cash incentive awards, long term equity incentives and equity and non-equity based retirement compensation.

•

Base salary is designed to attract and retain executives over time. In setting base salaries, our objectives are to assure internal fairness of pay in terms of job size, external competitiveness so that we can attract and retain needed talent, and a consistent, motivating system for administering compensation. Base salaries of named executive officers are reported in the Salary column of the Summary Compensation Table.

•

Annual cash incentive awards are intended to focus executives on factors deemed critical to our profitability. By rewarding named executive officers for good performance, we believe we help align their interests with those of our stockholders. Such awards, when paid to named executive officers, are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

•

Long-Term Incentives, which have been in the form of restricted stock or restricted stock units, are intended to motivate the achievement of key long-term financial performance goals and thereby generate stockholder value, provide management an opportunity to increase ownership of our stock, help attract and retain key employees and be cost efficient. The Human Resources and Compensation Committee’s typical practice is to grant awards made with respect to a fiscal year following the close of that fiscal year. In accordance with the rules of the Securities and Exchange Commission relating to the reporting of stock awards, such awards are included in the Summary Compensation Table for the year in which they were made, rather than in the year with respect to which they relate. The grant date fair values of awards, computed in accordance with FASB ASC Topic 718, made during fiscal 2013, fiscal 2012, and the 2011 transition period to named executive officers are shown in the Stock Awards column of the Summary Compensation Table. Awards made with respect to fiscal 2013 were made on January 23, 2014 and are not included in the Summary Compensation Table. Awards made with respect to fiscal 2012 were made on November 29, 2012 and are included in the Summary Compensation Table. Awards made with respect to the 2011 transition period were made on March 1, 2012, and are included in the Summary Compensation Table for fiscal 2012. Awards made with respect to fiscal 2011 were made in August 2011 and are included in the Summary Compensation Table for the 2011 transition period. Any dividends paid on restricted shares during a period are included in the All Other Compensation column of the Summary Compensation Table for the period in which they are paid.

•	Retirement Compensation

○

Non-Equity Based Retirement Compensation, provided through our 401(k) plan, permits employees to reduce their current income taxes by making limited pre-tax contributions to increase, enhance and diversify their retirement savings. Named executive officers participate in the 401(k) plan on the same basis as other eligible employees. Amounts, if any, contributed by the Company under the 401(k) plan are included in the All Other Compensation column of the Summary Compensation Table.

○

Equity Based Retirement Compensation in prior years was also provided through our employee stock ownership plan (“ESOP”). We made no contributions to the ESOP in any of the periods covered in the Summary Compensation Table. On April 23, 2012, the Company received approval from the Internal Revenue Service to terminate the ESOP and the plan was terminated retroactively to be effective as of June 30, 2010. During fiscal 2012 the shares of stock held by the ESOP were distributed out to participants under the ESOP.

          Consideration of Say-On-Pay Results

          At the 2013 Annual Meeting of Stockholders, the majority of the shares of Common Stock and all of the shares of Preferred Stock, present in person or by proxy and entitled to vote at the meeting, voted against the approval of compensation of the Company’s named executive officers. The Board of Directors spent considerable time evaluating how best to respond to the vote result. The Human Resources and Compensation Committee Board held extensive discussions with the single largest holder of the Company’s Common Stock and Preferred Stock, Ms. Karen Seaberg. The Board carefully considered all of the options and took steps to strengthen the Company’s compensation framework resulting, among other things, in the new compensation plans approved by the Board and presented to our stockholders at the 2014 Annual Meeting. The key changes include:

•

The Short-Term Incentive Plan is now linked to the achievement of key performance objectives that are aligned with our strategy. The Human Resources and Compensation Committee has structured these incentives around three metrics: operating profit, EBITDA and cash earnings per share. Performance targets, weightings, thresholds and maximums will be determined in the first quarter of each fiscal year. No payouts will be made prior to reaching the threshold targets. The cash bonus opportunity for the Named Executive Officers under the Short-Term Incentive Plan has been significantly reduced for 2014.

•

The mix of long-term incentives for employee compensation for 2014 is expected to be 50% in three-year vesting options and 50% in three-year vesting restricted stock unit awards as opposed to the historical composition of 100% restricted stock unit awards. The Committee believes that by using a mix of stock options and restricted stock units employees will be further incentivized to drive increases in the Company’s stock price.

•	The compensation mix between long-term equity awards and short-term cash incentives has shifted away from short-term cash incentives.

•

The Company has implemented Stock Ownership Guidelines for both executives and directors as discussed below under the heading of “Stock Ownership Guidelines.” These guidelines will further align their interests with the long term interests of the stockholders and further promote the Company’s commitment to sound corporate governance.

          How we Determine Compensation

          As noted elsewhere in this Proxy Statement, our Human Resources and Compensation Committee recommends to the Board of Directors the salary and incentive compensation of the Chief Executive Officer (currently being filled by Interim Co-CEOs) and other executive officers of the Company. The Committee reviews the scope and type of compensation plans for other management personnel and makes recommendations to the Board with respect to equity based plans that are subject to Board approval. The CEO provides the Committee with performance reviews and salary recommendations for other officers.

          The Committee has unrestricted access to management. It may also request the participation of management or the Committee’s independent consultant at any meeting or executive session. Committee meetings are regularly attended by the Chief Executive Officer, except for executive sessions and discussions of his own compensation and the Committee’s independent consultant. The Committee regularly reports to the Board on compensation matters and annually reviews the Chief Executive Officer’s compensation with the Board in executive session of non-management directors only.

          The Committee has sole discretion, at Company expense, to retain and terminate independent advisors, including sole authority to approve the fees and retention terms for such advisors, if it shall determine the services of such advisors to be necessary or appropriate.

          Base Salary. We generally determine salaries of named executive officers through the following process, which we usually undertake every three years. We most recently undertook this process in 2014 following the say-on-pay vote at the 2013 Annual Meeting as discussed above, in section “Consideration of Say-on-Pay Results.” Our Vice President – Human Resources develops a summary of the titles and job descriptions of senior officers and other employees and submits them to the retained compensation consultant, which maintains survey data for similar sized manufacturing firms located in the Midwest. The retained compensation consultant prepares a report identifying the ranges of compensation at these companies for persons with similar responsibilities to those employees described in the company-prepared summary. In addition, annually we obtain from the retained compensation consultant updated information regarding average pay increases at the companies for which the retained compensation consultant maintains survey data. This survey information or summaries thereof is provided to the Human Resources and Compensation Committee. The Committee reviews this information, considers any recommendation made by the CEO with respect to other named executive officers and tries to assure that each officer’s base compensation falls within a range that is within 80% to 120% of a specified percentile of salaries paid to executives holding comparable positions at the surveyed companies. Although the ultimate goal is to compensate executive officers at the midpoint of this targeted range for comparable positions at companies within the survey, a particular individual’s salary may fall above or below the targeted level because of his or her tenure, experience level or performance. The Human Resources and Compensation Committee has approved the 50th percentile of the market as the target for base salaries.

          When made, annual adjustments are usually made prior to the start of the next fiscal year. When making annual adjustments, the Human Resources and Compensation Committee generally uses a matrix format that takes into account each executive’s performance review and the extent to which his or her salary is above or below the midpoint for comparable positions. In June 2011, Mr. Newkirk’s base salary was increased to $390,000 to bring his salary closer to the target level. Salary increases for fiscal 2011 for other executive officers generally ranged from 0% to 5%, depending primarily on performance and the relationship of existing pay levels to targeted pay levels. No executive salary adjustments were made during the 2011 transition period or in fiscal 2012; however, the Human Resources and Compensation Committee considered and increased base pay for Mr. Newkirk by 3%, which was effective January 1, 2013. The Company entered an employment agreement with Mr. Newkirk in 2013 as discussed in section “Employment Agreements” below. However, Mr. Newkirk’s salary was not adjusted in fiscal 2013. Adjustments are sometimes made as a result of a promotion or other change in duties. For example, Mr. Tracy and Mr. Schrick received a monthly increase in base pay of $15,000 and $16,000, respectively upon promotion to the position of Interim Co-Chief Executive Officer in December 2013.

          Annual Cash Incentive. We believe a significant portion of the compensation of senior managers should be incentive based, and that by rewarding good performance, such arrangements help align the interests of our named executive officers with those of stockholders. The goal of our annual program is to align more closely how we compensate employees with our business strategy. Specifically, we want to encourage employees to think about how they can contribute to driving Company profitability, reduce costs for goods and equipment and create efficiencies to improve our ongoing operations. We reward them for success by basing annual cash bonuses primarily on amounts earned in excess of what the Human Resources and Compensation Committee deems a fair return on our assets.

          2011 MEP Program (2011 Transition Period and Fiscal 2011).

          In December 2009 the Human Resources and Compensation Committee recommended, and the Board adopted a program based on what MGP called modified economic profit (“MEP”), which considered the dollar amount of wealth that was created or lost in a reporting period (the “2011 MEP Program”). This program applied to fiscal 2011 and was the basis for the 2011 transition period short term incentive.

          Under the 2011 MEP Program, annual awards were a percentage of base pay set by the Human Resources and Compensation Committee and were based on improvements in MEP, whose definition was changed to mean adjusted net income from operations (net income from operations, plus depreciation less capital expenditures), net of taxes paid during the specified fiscal year (“Adjusted NOPAT”), minus a charge representing our weighted estimated economic cost of capital (“C”) multiplied by the sum of average monthly total funded indebtedness plus average monthly total equity (“TC”). The formula used for determining MEP under the 2011 MEP Program was: MEP = Adjusted NOPAT – (C x TC). The Committee was permitted to determine whether any non-recurring or unusual item would be included in income from operations, and in this regard make an adjustment for the margin sharing arrangement with the Company’s joint venture, ICP.

          The actual amount of awards that may be paid under the 2011 MEP Program depended on the percentage of base pay set by the Committee and the extent to which improvement in MEP over the base period met or exceeded targeted growth. No incentive compensation was payable if growth was less than 80% of target. If growth in MEP was between 80% and 90% of the growth target, 75% of targeted incentive compensation was payable. If growth in MEP was between 90% and 98% of the growth target, 85% of targeted compensation was payable. If growth in MEP was between 98% and 102% of the growth target, 100% of targeted incentive compensation was payable. If growth in MEP was between 102% and 110% of growth target, 115% of targeted incentive compensation was payable. If growth in MEP exceeded 110% of the growth target, 125% of target incentive compensation was payable.

          For fiscal 2011, growth in MEP was measured from fiscal 2010. For the 2011 transition period, the Company used 50% of MEP for fiscal 2011 as a base from which growth in MEP was measured. The target for growth in MEP in the 2011 transition period was 50% of the increase amount that was targeted for fiscal 2011. The incentive targets as a percentage of Base Pay for fiscal 2011 and the 2011 transition period are set forth below. We did not exceed our targeted growth in MEP of $1.5 million in the 2011 transition period or $3 million in fiscal 2011, and no annual incentive was paid for either period. Participation levels were based on recommendations from Pearl Meyer & Partners.

Participant	Incentive Target % of Base Pay	Fiscal 2011 Cash Incentive	2011 Transition Period Cash Incentive
Mr. Newkirk	100	$0	$0
Mr. Tracy	70	$0	$0
Mr. Schrick	70	$0	$0
Mr. Rindom	70	$0	$0
Mr. Coffey	70	$0	$0

          As noted above, the Human Resources and Compensation Committee has discretion under the annual incentive plan to adjust factors used in determining incentive compensation and to include or exclude unusual items. In measuring 2011 transition period growth in MEP, the Human Resources and Compensation Committee determined to exclude from the calculation of MEP a non-cash bargain purchase gain and related tax benefit resulting from the purchase of the beverage alcohol distillery assets of Lawrenceburg Distillers Indiana, LLC.

          2012 MEP Program (Fiscal 2012).

          On December 14, 2012, the Board approved the adoption of the First Amended and Restated MGP Ingredients, Inc. Short-Term Incentive Plan (the “2012 Plan”) related to annual cash incentives provided to employees that applied to fiscal 2012 and fiscal 2013. The 2012 MEP Plan gave the Human Resources and Compensation Committee discretion (i) to make partial bonus payments during the last month of the plan year to which they relate, based on estimated bonus achievement, (ii) to limit the payout amount to 100% of achievement where achievement is over 100% of target, and (iii) to limit or eliminate next-year carryover of excess and unpaid bonus achievement.

          Under the 2012 MEP Plan, annual awards were a percentage of base pay set by the Committee and were based on either, (i) improvements in modified economic profit, or “MEP”, (ii) 50% on improvements in MEP and 50% on individual performance, or (iii) 100% on individual performance. Awards to named executive officers and officers elected by the Board (but not the corporate secretary) were based 100% on improvement in MEP. MEP equals adjusted net income from operations (net income from operations, plus depreciation less capital expenditures), net of taxes paid during the specified plan year (“Adjusted NOPAT”), minus a charge representing the weighted economic cost of capital (“C”) to the Company multiplied by the sum of average monthly total funded indebtedness plus average monthly total equity (“TC”). The formula used for determining MEP was: MEP = Adjusted NOPAT – (C x TC). The Committee was permitted to (i) estimate the MEP for the Company’s fiscal year in order to calculate estimated MEP incentive compensation prior to the end of fiscal year and (ii) determine whether the calculation of MEP should include or exclude, in whole or in part, any unusual or non-recurring item or adjusted to reflect any unusual or non-recurring item, and was also permitted to determine whether individual performance goals should be adjusted to take into account factors not reasonably foreseeable at the beginning of a plan year.

          The actual amount of awards that was permitted to be paid for a fiscal year depends on the extent that improvement in MEP during such fiscal year over the base period meets or exceeds targeted growth. No incentive based on MEP was paid to participants if growth is less than 50% of target. If growth in MEP ranged between 50% and 100% of target, an equivalent percentage of targeted bonus that was based on MEP was paid. If growth in MEP was over 100% of target, then an equivalent percentage of targeted MEP bonus was paid, provided that no bonus in excess of 125% was paid and the Committee had discretion to limit the payout to 100% where growth in MEP over target ranges from 100% to 125%. Any MEP improvement in excess of 100% that was not paid was carried over to the next plan year and added to the growth in MEP for the following year to determine the amount of incentive compensation payable with respect to that year, unless the Committee decided to carry over a lesser, or no, amount.

          In the final month of each plan year, the Committee had discretion to use projections of MEP and MEP growth performance to determine estimated annual incentive compensation payments to participants where the Committee wished to make a 90% payment in such final month (a “December Payment”). After the financial results for the plan year were available, the annual incentive compensation payment of those participants who received a December Payment was calculated and a payment for any remainder was paid. In the event that a December Payment is in excess of the finally determined amount of actual incentive compensation, the participant was required to pay to the Company the amount of such excess payment within 15 days of the Company’s demand and the Company was permitted to elect to set-off any amount it otherwise owed to the participant by the amount of such excess.

          For 2012, growth in MEP was measured from calendar year 2011. Participation levels of named executive officers for 2012 at the target level, as a percentage of base pay, were as follows: Timothy Newkirk (CEO) (100%); Don Tracy (CFO) (70%); Randy Schrick (70%), Dave Rindom (70%); and Don Coffey (70%).

          For 2013, growth in MEP was measured from calendar year 2012. Participation levels of named executive officers for 2013 at the target level, as a percentage of base pay, were as follows: Timothy Newkirk (CEO) (100%); Don Tracy (CFO) (70%); Randy Schrick (70%), Dave Rindom (70%); and Don Coffey (70%).

          Subject to Committee discretion in the case of terminations without cause, an employee whose employment was terminated during a plan year was not be entitled to incentive compensation under the plan. The plan would terminate upon a change in control and pro-rated payments made, based on year-to-date performance through the most recently completed fiscal quarter.

          Awards made under the plan were subject to any clawback policy adopted by the Human Resources and Compensation Committee from time to time. Under the policy adopted by the Committee and approved by the Board of Directors, awards based on achievement of financial results that are subsequently determined to be erroneous are subject to forfeiture in whole or in part in the discretion of the independent directors on the Board.

          For 2012, the Committee estimated that the MEP improvement was substantially more than 100% of target. The December Payment equal to 90% of the incentive compensation payable of the MEP improvement at 100% was paid under the plan. After the financial results for fiscal 2012 became available, the remainder was paid in March, 2013. The additional payment is reflected in the table below in a separate column. The Committee has determined not to carry over the excess MEP growth to the 2013 plan year. The cash incentive for the year ended December 31, 2013 was paid in the first quarter of 2014.

Participant	Incentive Target % of Base Pay Fiscal 2012 and Fiscal 2013	Fiscal 2012 Cash Incentive	Payment of Fiscal 2012 Cash Incentive Paid in 2013	Fiscal 2013 Cash Incentive	Cash Incentive Paid in 2014 for Fiscal 2013

Mr. Newkirk	100	$351,000	$39,000	$0	$434,830
Mr. Tracy	70	$140,517	$15,613	$0	$120,619
Mr. Schrick	70	$155,797	$17,200	$0	$128,997
Mr. Rindom	70	$129,859	$14,429	$0	$111,563
Mr. Coffey	70	$123,648	$13,739	$0	$103,040

2014 Short-Term Incentive Plan

          Effective January 1, 2014, we adopted a new Short-Term Incentive Plan (the “STI Plan”) to replace the MEP program. The STI Plan is designed to motivate and retain Company’s officers and employees and tie their short-term incentive compensation to achievement of certain profitability goals by the Company.

          Pursuant to the STI Plan, short-term incentive compensation is dependent on the achievement of certain performance metrics by the Company, established by the Board of Directors. Each performance metric is calculated in accordance with the rules approved by the Human Resources and Compensation Committee. For Fiscal Year 2014, such performance metrics are operating profit, EBITDA, and cash earnings per share, calculated as presented in the table below.

	Weighting	Minimum Payout	Plan Payout	Maximum Payout
		80%	100%	120%
Operating Profit*	60%	$4,469,271	$5,586,589	$6,703,907
EBITDA**	20%	$14,925,380	$18,656,725	$22,388,070
Cash Earnings per Share***	20%	$0.76	$0.95	$1.14

Reconciliation of non-GAAP measures to the most closely comparable GAAP measures:

* Operating Profit is defined as gross margin after lower of cost or market adjustments minus selling, general and administrative expenses.
** EBITDA is defined as operating profit plus depreciation expenses and Illinois Corn Processing, LLC and D.M. Ingredients, GmbH joint venture results.

***Cash Earnings is defined as EBITDA results minus joint venture results minus joint venture dividends minus cash taxes paid. Cash Earnings per share is defined as cash earnings divided by the average number of shares outstanding.

          The Human Resources and Compensation Committee determines the officers and employees eligible to participate under the STI Program for the plan year as well as the target annual incentive compensation for each participant for each plan year.

          For 2014, “plan” pay-outs (or also referred to as “target” pay-outs) under the STI Plan for the Company attaining the “plan” level performance under the various performance metrics will be lower than in 2013. For 2014 at the plan pay-out, as a percentage of base pay, the Co-Chief Executive Officers will receive a bonus equal to 100% of base compensation (the same percentage as that position received in 2013) but all other Named Executive Officers will receive a cash bonus equal to 50% of base compensation (a reduction from the 70% of base compensation paid in prior years under the Company’s MEP based Short-Term Incentive Plan).

          Achievement of the performance metrics, including any necessary or appropriate adjustments, is determined as soon as administratively practicable following the availability of financial results for the plan year. In the final month of each plan year, the Human Resources and Compensation Committee may use projections of the performance metrics for such plan year to determine estimated annual incentive compensation payments where the Human Resources and Compensation Committee wishes to make a 90% payment thereon in the final month of such plan year (a “December Payment”). After the financial results for the plan year are available, the annual incentive compensation payment of those participants who received December Payments shall be determined, and any unpaid amount thereof (net of the December Payment) shall be calculated (a “Remainder Payment”). In the event that a December Payment is in excess of the finally determined amount of actual incentive compensation, the participant shall be promptly notified thereof and the participant shall pay to the Company the amount of such excess payment within 15 days of the Company’s demand (or the Company may set-off any amount it otherwise owes to participant by the amount of such excess payment, at its election).

Long-Term Incentives.

          The 2004 Plan

          At the 2004 Annual Meeting, stockholders approved the MGP Ingredients, Inc. Stock Incentive Plan of 2004 (the “2004 Plan”), which authorized restricted stock as well as other forms of equity based awards, such as restricted stock units, or “RSUs,” and stock options. The 2004 Plan expires on October 14, 2014. The 2004 Plan was amended at the 2009 Annual Meeting to, among other matters, increase the number of shares issuable under the 2004 Plan from 980,000 to 2,680,000. At December 31, 2013, after giving effect to prior awards and forfeitures, awards for 1,062,088 shares may be made under the 2004 Plan in addition to those heretofore made. The 2004 Plan will terminate if stockholders approve the 2014 Equity Incentive Plan, which means that no further grants will be made under the 2004 Plan following stockholder approval of the 2014 Equity Incentive Plan. No shares from the 2004 Plan shall be available or become available under the 2014 Equity Incentive Plan.

          We developed the 2004 Plan with the assistance of Pearl Meyer & Partners. In 2003 we asked them to recommend a program which motivated the generation of stockholder value, increased management ownership of stock and provided (i) a long term financial performance counterbalance to the short term orientation of salary and annual cash incentives, (ii) long term incentives in a cost efficient manner and (iii) a tool to help increase retention of and attract executives to the Company.

          The Board has also approved a restricted stock program to be administered under the 2004 Plan and that awards amounts based in part on improvements to MEP. Following the holding company reorganization effected on January 3, 2012, this program was converted to a restricted stock unit program under which shares are only issued after awards vest. Under the restricted stock unit program, an asset sale at the subsidiary level would not trigger a change in control at either the subsidiary or holding company level and, thus, would not trigger full vesting of the unvested restricted stock units. For the 2011 transition period (a partial calendar year), the Human Resources and Compensation Committee determined that awards would be made at approximately 50% of the applicable annual level. The actual number of shares or restricted stock units issued to participants is determined on the date the Human Resources and Compensation Committee makes the awards. Shares or restricted stock units awarded vest in 5 years and are eligible for dividends or dividend equivalents payable in cash during the vesting period. Provisions for forfeiture and accelerated and pro rata vesting are generally described herein in Potential Payments upon Termination or Change-in-Control.

          The 2011 transition period increase in MEP was also below target, and the Committee determined to award 129,000 restricted stock units with respect to the 2011 transition period, which was approximately the minimum level. The Committee also determined to award an additional 45,000 units as a special bonus relating to the acquisition of the assets of Lawrenceburg Distillers Indiana, LLC, including 10,000 units to each of Messrs. Newkirk and Tracy. For fiscal 2012, increase in MEP was substantially more than 100% of target, and the

Committee determined to award 227,000 restricted stock units, with each named executive officer receiving 15,000 restricted stock units. For fiscal 2013, the Committee determined to award 195,000 restricted stock units. The award date with respect the 2011 transition period and special bonus was March 1, 2012, the award date with respect to fiscal 2012 was November 29, 2012, and the award date for fiscal 2013 was January 23, 2014.

          Each named executive officer’s participation level is subject to Human Resources and Compensation Committee discretion. Individual participation levels for the August 25, 2011 and the March 1, 2012 transition period grants were based on the recommendation of Mr. Newkirk. The special bonus of restricted stock units awarded on March 1 was based on the recommendation of the Chairman of the Board, John Speirs. Participation levels for restricted stock or restricted stock unit awards made with respect to the 2011 transition period (including the March 1, 2012 special bonus), fiscal 2012 and fiscal 2013 of persons who were deemed by the Committee to be named executive officers in both the 2011 transition period and each such year are as set forth below, based on a grant date fair value per share of $5.92 on March 1, 2012, $3.27 on November 29, 2012, $5.53 on January 23, 2014.

	8/25/2011		3/1/2012		11/29/2012		1/23/2014
Participant	# of RSUs	Grant date fair value($)	# of RSUs	Grant date fair value($)		Grant Date fair value($)	# of RSUs	Grant Date fair value($)

Mr. Newkirk	16,500	96,525	18,250	108,040	15,000	49,050	-	-
Mr. Tracy	16,500	96,525	18,250	108,040	15,000	49,050	15,000	82,950
Mr. Schrick	16,500	96,525	8,250	48,840	-	-	15,000	82,950
Mr. Rindom	16,500	96,525	18,250	108,040	15,000	49,050	15,000	82,950
Mr. Coffey	16,500	96,525	8,250	48,840	15,000	49,050	-	-

          On August 8, 2013, the Board of Directors approved modification of certain provisions related to vesting for all restricted stock and restricted unit awards, awarded under the 2004 Plan. The modifications provided that a pro-rata portion of each restricted stock and restricted unit awards granted under the 2004 Plan shall, in addition to vesting in accordance with the terms previously provided therein, vest with respect to a pro-rata portion of such grant, upon the occurrence of the Employment Agreement Change in Control. The modification applies to all employee restricted stock awards and restricted stock unit holders, not just executive officers. The modification also provided that all restricted stock awards and restricted stock units previously awarded to employees shall vest, to the maximum extent provided under the terms of the prior restricted stock award and restricted stock unit award guidelines, upon the termination of employment by the Company without Cause.

          The 2014 Equity Incentive Plan

          At the Annual Meeting, we are asking our stockholders to approve the new 2014 Equity Incentive Plan. The Board has reserved 1,500,000 shares of Common Stock for issuance under the new plan. The 2014 Equity Incentive Plan authorizes awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash performance awards. It also provides for a shorter three year vesting period. The mix of long term incentives going forward is expected to be 50% in three-year vesting options and 50% in three-year vesting restricted stock units awards as opposed to the historical composition of 100% restricted stock units. Each named executive officer’s participation level is subject to Human Resources and Compensation Committee discretion. For the detailed discussion of the 2014 Equity Incentive Plan please refer to Proposal 4 –MGP Ingredients, Inc. 2014 Equity Incentive Plan.

          Retirement Compensation. Historically we have provided equity based retirement compensation through participation in our ESOP and non-equity based compensation through our 401(k) plan. Both are tax qualified defined contribution plans. The amounts of our contributions to the ESOP and the 401(k) Plan have been determined by the Board each year based on the Human Resources and Compensation Committee’s recommendation. The Committee bases its recommendation primarily upon the recommendations of management as well as Company performance for the year. While the ESOP was invested primarily in Company stock, the 401(k) plan allows employees to direct and diversify their retirement accounts into various mutual funds. Our ESOP was terminated effective June 30, 2010, and we have made no further contributions to the ESOP. In fiscal 2012, the shares of stock held by the ESOP were distributed to participants of the ESOP. In the 2011 transition period, the Committee recommended contributing 8% of eligible compensation to the 401(k) Plan. Effective January 1, 2012, the non-union 401(k) plan was amended to allow a Company match of 1% for each 1% of employee deferral to a maximum of 6%.

          Named executive officers participate in the 401(k) plan on the same basis as other employees. Amounts contributed under the 401(k) plan have been allocated to participant accounts in proportion to each participant’s eligible compensation, as defined, in the plan. Three years’ service is required for full vesting in the amount of the Company contribution to the 401(k) Plan.

          Employee Stock Purchase Plan. The Company’s current employee stock purchase plan (the “Old ESPP”) was originally implemented in 1992. It does not permit the Company to issue stock at a discount to employees. We are asking stockholders to vote to approve MGP Ingredients, Inc. Employee Stock Purchase Plan (the “ESPP”). The new ESPP does not permit director participation and so it may, subject to Board determination, issue shares to employees/participants at up to a 10% discount to the market price of the Company’s Common Stock. In order to permit non-employee directors to continue to elect to receive Company Common Stock in lieu of directors fees, the proposed Non-employee Director Equity Incentive Plan will permit issuances of Common Stock to directors. The Old ESPP will terminate upon the stockholders approval of the ESPP.

          Other Compensation Programs. We do not provide executive perquisites of any significance. We also do not have significant executive benefits, such as supplemental executive retirement plans or deferred compensation arrangements.

          Except for provisions in long-term incentive plans applicable to all participants, we generally do not have formal arrangements for paying severance to our executive officers upon their termination of employment or a change in control, but may negotiate severance arrangements on a case-by-case basis.

          Employment Agreements

          On August 8, 2013, the Company entered into new employment agreements (the “Employment Agreements”) with its then President and Chief Executive Officer, Timothy W. Newkirk; Vice President of Finance and Chief Financial Officer, Donald P. Tracy; and certain other executives (each, an “Executive” and collectively, the “Executives”). The new Employment Agreements do not affect the compensation paid to the Executives in fiscal 2012 or prior fiscal years.

          The Employment Agreements provide that in the event the Executive is terminated by the Company without Cause or the Executive terminates his employment with the Company or its successor for Good Reason, the Executive shall be entitled to: (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination; (2) severance pay in the amount equal to 12 months of Base Salary paid in equal installments over a 12 month period; (3) a lump sum payment equal to the mean of payments under any short-term incentive or annual bonus plan maintained by the Company during each of the three calendar years prior to the year in which such termination occurs (or fewer calendar years if the Executive has not been a participant in the Company’s annual or short-term incentive bonus plan for the entirety of each such three prior calendar years); (4) for the 12 month period following the Executive’s termination of employment or such shorter period of time that the Executive or any of his dependents is eligible for and elects COBRA continuation coverage, the Executive’s cost of coverage shall be the employee contribution rate, with employer portions of premiums paid on an after-tax basis.

          If prior to but in connection with an Employment Agreement Change in Control (as defined in the Employment Agreements) or during the 18 month period following an Employment Agreement Change in Control (i) the Executive’s employment with the Company or its successor is terminated by the Company or its successor without Cause or (ii) the Executive terminates his employment with the Company or its successor for Good Reason, the Executive shall be entitled to: (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination; (2) severance pay in an amount equal to 18 months of Base Salary paid in equal installments over an 18 month period; (3) a lump sum payment equal to one and one-half times the mean of payments under any short-term incentive or annual bonus plan maintained by the Company during each of the three calendar years prior to the year in which such termination occurs (or fewer calendar years if the Executive has not been a participant in the Company’s annual or short-term incentive bonus plan for the entirety of each such three prior calendar years); and (4) for such period of time that the Executive or any of the Executive’s dependents is eligible for and elects COBRA continuation coverage, the Executive’s cost of coverage shall be the employee contribution rate, with employer portions of premiums paid on an after-tax basis.

          Mr. Newkirk was terminated without Cause on December 3, 2013 in connection with the settlement of the proxy contest involving the Company in 2013. The Company entered into a transition services agreement with Mr. Newkirk. Pursuant to the transition services agreement, the Company retained Mr. Newkirk to provide certain transition services in connection with the engagement by the Company of a replacement for Mr. Newkirk. The agreement will terminate on June 3, 2014 or when terminated by either the Company or Mr. Newkirk, whichever is earlier. Pursuant to the agreement, Mr. Newkirk is entitled to the following compensation: (1) $100,500 on the date of the agreement, (2) $100,500 on March 3, 2014, and (3) up to $45,000 in third-party expenses incurred by Mr. Newkirk in connection with the agreement, termination of Mr. Newkirk’s employment with the Company and other related expenses.

          Effective December 17, 2013, the Company and Mr. Tracy entered into the Amendment and Restatement of the Executive Employment Agreement. The agreement modified certain provisions of the Executive Employment Agreement between the Company and Don Tracy. Pursuant to the Agreement, Mr. Tracy’s base pay remains unchanged at $229,750 per year. In addition, the Company will pay Mr. Tracy an amount equal to $15,000, less applicable withholding, each month until the Company appoints a permanent CEO.

          The Company has committed to paying Mr. Schrick an additional $16,000, less applicable withholding, each month until the Company appoints a permanent CEO; however, the parties have not executed an employment agreement concerning such compensation.

          The Agreement with Mr. Tracy will terminate on December 17, 2015, unless extended or sooner terminated as provided in the Agreement. If the Agreement is not extended or terminated, it will automatically be extended for successive additional one-year periods, unless either party to the Agreement provides the other party with notice of termination of this Agreement at least 30 days prior to the expiration of the initial term or any renewal period. In the event of a Change in Control of the Company, the term of the Agreement shall be deemed extended for a renewal period that begins on the effective date of such Change in Control and ends on the third anniversary of such effective date.

A Change in Control is defined in the Employment Agreements as:

a.

The closing of an acquisition by any person, entity or “group” (as defined in the Employment Agreements) of at least 50% of the then outstanding shares of common stock of the Company or 50% of the then outstanding shares of preferred stock of the Company;

b.

Individuals who, as of July 15, 2013 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 15, 2013 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office occurs either eight months prior to or eight months following an actual or threatened election contest relating to the election of the directors of the Company), shall be considered as though such person were a member of the Incumbent Board;

c.

Approval by the Company of a reorganization, merger, consolidation, in each case, pursuant to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own collectively as a group more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated company’s then outstanding voting securities; or

d.

The liquidation or dissolution of the Company or of the Company’s approval of the sale of more than 50% of the assets of the Company over no greater than an 18 month period as of the effective date of the first such sale.

          Stock Ownership Guidelines.

          On April 1, 2014, our Board has adopted stock ownership guidelines to better align the interests of our executive officers and directors with the interests of stockholders and further promote our commitment to sound corporate governance.

          Under the guidelines, our executive officers are required to achieve ownership of our Common Stock valued at two times their annual base salary (five times in the case of the CEO and two and a half times in the case of the CFO). The individual guideline level for each executive officer is initially calculated using the executive officer’s base salary as of the date the person is first appointed as an executive officer. This guideline level is then recalculated at each January 1st. Unless an executive officer has satisfied his or her applicable guideline level, the executive officer is required to retain an amount equal to 50% of the net shares received as the result of the exercise, vesting or payment of any equity awards granted to the executive officer. Executive officers are expected to be in compliance with his or her guideline level within five (5) years of the later of (a) becoming an executive officer and (b) implementation of this policy.

          Under the guidelines, our non-employee directors are required to achieve ownership of our Common Stock valued at three times the annual retainer payable to such director. The guideline level is calculated using the annual retainer due the director when first elected to the Board. This guideline level is then recalculated at each January 1st. Non-employee directors are required to satisfy their guideline level within five (5) years of joining the Board, and are expected to continuously own sufficient shares to satisfy the guideline once attained for so long as they remain a member of the Company’s Board.

          Shares that count toward satisfaction of the stock ownership guidelines for executive officers and directors include the following: (i) shares owned outright by the executive officer or director, or his or her immediate family members residing in the same household; (ii) shares held in trust for the benefit of the executive officer or director, or his or her immediate family members; (iii) vested shares of restricted stock; and (iv) vested shares of restricted stock units. The following do not count towards satisfaction of the stock ownership guidelines: (i) unvested shares of restricted stock or restricted stock units; (ii) shares pledged as collateral for a loan; (iii) unexercised stock options (whether vested or unvested); and (iv) incentive performance awards that may be settled in cash (whether vested or unvested).

          The stock ownership guidelines are administered, interpreted, and construed by the Human Resources and Compensation Committee. In administering the stock ownership guidelines, the Human Resources and Compensation Committee will annually review the extent to which each executive officer and director of the Company has complied with the stock ownership policy.

Name	Title	Multiple of Salary	Compliance*

Mr. Tracy	Interim Co-Chief Executive Officer and Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	5	Not in compliance
Mr. Schrick	Interim Co-Chief Executive Officer and Vice President, Engineering	5	Not in compliance
Mr. Rindom	Vice President, Human Resources.	2	In compliance

* Compliance is calculated based on the closing price of the Company’s Common Stock as of March 27, 2014.

          The ownership levels of our named executive officers and non-employee directors as of March 27, 2014 are set forth in the table entitled “Principal Stockowners” below. We also have an insider trading policy that, among other things, prohibits executive officers from entering into any hedging or monetization transactions or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale, collar or other derivative security. Other than the stock ownership guidelines described above, we do not have a policy regarding the length of time executives or directors have to hold their stock after exercise or vesting.

Tax and Accounting Considerations and Other Matters.

          Tax Considerations. Under IRC Section 162(m), publicly held companies may not deduct compensation paid to named executive officers to the extent that an executive’s compensation exceeds $1,000,000 in any one year, unless such compensation is “performance based.” Because our incentive programs have a retention purpose as well as an incentive purpose, our Human Resources and Compensation Committee generally has not viewed it as practicable or in our best interests to qualify compensation programs under 162(m).

          Accounting Considerations. We do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation. Compensation expense related to our performance accelerated restricted stock awards that were granted in prior years is based on the market price of stock on the date the Board approved the program. Total expected compensation expense for each program is amortized over the vesting period of the awards, three years, five years or seven years. Compensation expense related to the restricted stock unit awards that we made on March 1, 2012, November 29, 2012 and January 23, 2014 was based on market price of stock on those dates and is being amortized in each case over five years.

          Other Matters. Our code of conduct discourages short sales and trading in our stock on a short term basis.

          Under our clawback policy, a participant under any of our annual incentive or other performance-based compensation plans is required to repay or forfeit, to the fullest extent permitted by law and as directed by the Board, any annual incentive or other performance-based compensation received by him or her if:

•	the payment, grant or vesting of such compensation was based on the achievement of financial results that were subsequently determined to be erroneous,

•	the amount of the compensation that would have been received by the participant had the financial results been properly reported would have been lower than the amount actually received, and

•

the Board determines in its sole discretion that it is in the best interests of the Company and its stockholders for the participant to repay or forfeit all or any portion of the compensation. In this regard, compensation includes proceeds, gains or other economic benefit actually or constructively received by the participant upon receipt or exercise of an award or upon receipt of resale of any shares of stock underlying an award.

          All determinations and decisions made by the Board pursuant to the provisions of this policy shall be final, conclusive and binding on all persons.

          Our policy applies to any annual incentive or other performance-based award granted to an officer with respect to fiscal periods beginning on or after July 1, 2009 and to other participants with respect to any annual incentive or other performance-based award granted with respect to fiscal periods beginning on or after July 1, 2011. The remedy specified in this policy is not intended to be exclusive but in addition to every other right or remedy at law or in equity that may be available to us.

          Our policy will be amended if and as required to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as it is implemented. Any such amendment will be applicable to any annual incentive or other performance-based award made to any executive officer with respect to prior fiscal periods to the extent required by law.

SUMMARY COMPENSATION TABLE
FISCAL YEARS ENDED DECEMBER 31, 2013 AND DECEMBER 31, 2012,
AND 2011 TRANSITION PERIOD

          The following table shows the compensation that we paid for services rendered to us in all capacities to the persons who served as our principal executive officer (“PEO”) and the two most highly compensated executive officers serving as such at the end of fiscal 2013. The table also includes information for each such person during the 2011 transition period and the fiscal year ended December 31, 2012 that he also was deemed a named executive officer.

Name and Principal Position	Year (1)	Salary ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Timothy W.	2013	403,750	—	39,000	837,902	1,280,735
Newkirk (a)	2012	391,750	157,090	351,000	23,157	922,997
(PEO)	2011T	195,000	96,525	—	21,210	279,735

Donald P.	2013	229,750	—	15,613	17,971	263,334
Tracy (b)	2012	223,043	157,090	140,517	11,146	531,796
(PFO)	2011T	111,521	96,525	—	10,526	218,608

Randy M.	2013	245,707	—	17,200	18,295	281,202
Schrick (c)	2012	245,709	97,890	155,797	18,695	518,091
	2011T	122,854	96,525	—	14,510	233,889

David E.	2013	212,500	—	14,429	17,718	244,647
Rindom (d)	2012	206,125	157,090	129,859	21,247	384,462
	2011T	103,062	96,525	—	11,975	211,562

Donald G.	2013	196,267	—	13,739	16,154	226,160
Coffey (e)	2012	196,267	97,890	123,648	19,362	313,519
	2011T	98,133	96,525	—	11,025	205,683

(a)

Mr. Newkirk served as President and Chief Executive Officer since March 5, 2008 until December 3, 2013. Mr. Newkirk is no longer with the Company. In addition to the amount set forth below in footnote 6 totaling $17,234, also included in All Other Compensation for Mr. Newkirk in 2013 are severance payments of $30,923 and $253,218 (related to base pay and average annualized bonus); transition services agreement payments fully-earned in 2013 totaling of $203,000 (of which $101,500 was paid in the first quarter of 2014); attorney reimbursement payments of $45,000; and the value of accelerated pro-rata vesting of restricted stock and restricted stock unit awards in the amount of $288,527 that accelerated in connection with his departure. Mr. Newkirk was also paid a pro-rata incentive payment of $434,830 in the first quarter of 2014 related to 2013 performance, which is not included in the table.

(b)

Mr. Tracy has served as Vice President of Finance and Chief Financial Officer since November 6, 2009 and was named Interim Co-CEO in December, 2013. Mr. Tracy was paid a fiscal 2013 incentive payment of $120,619 in the first quarter of 2014.

(c)

Mr. Schrick has served as Vice President of Engineering since June 2009 and was named Interim Co-CEO in December, 2013. From November 11, 2009, to December 31, 2011, he also served as President of ICP, a joint venture company which operates our former facility in Pekin, Illinois. Mr. Schrick was paid a fiscal 2013 incentive payment of $128,997 in the first quarter of 2014.

(d)	Mr. Rindom has served as Vice President, Human Resources since June 2000. Mr. Rindom was paid a fiscal 2013 incentive payment of $111,563 in the first quarter of 2014.

(e)

Mr. Coffey served as Vice President of Research, Development and Innovation from August 2010 until January 3, 2014. Mr. Coffey left the Company on January 3, 2014. Mr. Coffey was paid a fiscal 2013 incentive payment of $103,040 in the first quarter of 2014.

(1)	“2013” refers to fiscal 2013. “2012” refers to fiscal 2012. “2011T” refers to the six month 2011 transition period ended December 31, 2011.

(2)	Includes the following amounts paid as director’s fees: fiscal 2011 $2,188 to Mr. Newkirk; 2011T - $1,313 to Mr. Newkirk; fiscal 2012 – $1,750 to Mr. Newkirk; fiscal 2013 -- $1,750 to Mr. Newkirk.

(3)

The amount shown is the grant date fair value of awards made during the period computed in accordance with FASB ASC Topic 718. Accelerated full or pro rata vesting may be permitted upon a change of control or if employment is terminated as a result of death, disability, retirement or termination without cause. We pay dividends on these shares during the vesting period, which are not taken into account in determining their grant date fair value. Mr. Tracy, Mr. Schrick and Mr. Rindom were granted Restricted Stock Units based on fiscal 2013 on January 23, 2014 in the amount of $82,950. This grant is not included in the table.

(4)

Reflects cash incentive payments for the 2011 transition period paid in fiscal 2012. 90% of cash incentive payment for fiscal 2012 paid in December 2012 with the remaining 10% paid in fiscal 2013. Amounts due under the cash incentive payments for fiscal 2013 performance were made in the first quarter of 2014 and are reflected in the footnotes above.

(5)	Excludes perquisites and other benefits, unless the aggregate amount of such compensation equals or exceeds $10,000 for the named executive officer.

(6)

Includes dividends paid on unvested restricted stock awards in fiscal 2013, fiscal 2012, and the 2011 transition period in the following amounts: 2013 – Mr. Newkirk - $5,105; Mr. Tracy - $1,540; Mr. Schrick – $3,907; Mr. Rindom - $3,223; Mr. Coffey - $3,132; 2012 – Mr. Newkirk - $5,510; Mr. Tracy - $1,540; Mr. Schrick - $4,582; Mr. Rindom - $3,688; Mr. Coffey - $3,132; 2011T - Mr. Newkirk - $5,510; Mr. Tracy - $1,540; Mr. Schrick - $4,582; Mr. Rindom - $3,688; Mr. Coffey - $3,132. Includes dividend equivalents paid on restricted stock unit awards in fiscal 2013 in the following amounts: Mr. Newkirk - $1,663; Mr. Tracy - $1,663; Mr. Schrick - $413; Mr. Rindom - $1,663; Mr. Coffey - $1,163; and fiscal 2012 in the following amounts: Mr. Newkirk - $913; Mr. Tracy - $913; Mr. Schrick - $413; Mr. Rindom - $913; Mr. Coffey - $413. Includes the Company’s contributions to the Company’s 401(k) plan allocated to the accounts of each named executive officer for fiscal 2013, fiscal 2012, and the 2011 transition period in the following amounts: 2013 – Mr. Newkirk - $10,466; Mr. Tracy - $14,685; Mr. Schrick – $13,892; Mr. Rindom - $12,749; Mr. Coffey - $11,776; 2012 – Mr. Newkirk - $16,536; Mr. Tracy - $8,493; Mr. Schrick - $13,500; Mr. Rindom - $16,563; Mr. Coffey - $15,734; 2011T - Mr. Newkirk - $15,600; Mr. Tracy - $8,922; Mr. Schrick - $9,828; Mr. Rindom - $8,245; Mr. Coffey - $7,851. Also includes amount paid by the Company towards the purchase of life insurance.

OUTSTANDING EQUITY AWARDS ON
DECEMBER 31, 2013

          The following table shows information concerning restricted stock and restricted stock unit awards outstanding held by the named executive officers on December 31, 2013. No options were outstanding to any named executive officers as of such date.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value Of Shares or Units of Stock That Have Not Vested ($)
Timothy W. Newkirk*	0	0

Donald P. Tracy**	14,300(3)	48,906
	16,500(4)	56,430
	18,250(5)	62,415
	15,000(6)	51,300

Randy M. Schrick**	24,500(2)	83,790
	14,300(3)	48,906
	16,500(4)	56,430
	8,250(5)	28,215

David E. Rindom**	17,500(2)	52,500
	14,300(3)	48,906
	16,500(4)	56,430
	18,250(5)	108,040
	15,000(6)	49,050

Donald G. Coffey***	21,000(2)	63,000
	14,300(3)	48,906
	16,500(4)	56,430
	8,250(5)	48,840
	15,000(6)	49,050

(1)	Because they will vest in any event after seven years, we report performance accelerated restricted stock awards granted prior to fiscal 2008 in this column instead of as equity incentive plan awards.
(2)	These shares will vest on June 11, 2014.
(3)	These shares will vest on August 26, 2015.
(4)	These shares will vest on August 25, 2016.
(5)	These shares will vest on March 1, 2017.
(6)	These shares will vest on November 29, 2017.

* Mr. Newkirk’s employment with the Company was terminated on December 3, 2013. On such date, 6,992 and 3,250 Restricted Stock Units granted to him on March 1, 2013 and November 29, 2012, respectively, vested. Mr. Newkirk vested in 15,133 shares of the Restricted Stock and 32,4000 shares of Restricted Stock granted to him on August 26, 2013, and June 11, 2009, respectively. All other Restricted Stock Units and Restricted Stock granted to Mr. Newkirk was forfeited upon his termination of employment.

** Mr. Tracy, Mr. Schrick and Mr. Rindom were each granted 15,000 Restricted Stock Units based on fiscal 2013 operating results on January 23, 2014. This grant will vest on January 23, 2019 and is not reflected in this table.

***Mr. Coffey left the Company on January 3, 2014. Mr. Coffey vested in 3,500 Restricted Stock Units granted to him on November 29, 2012. He also vested in 3,163 Restricted Stock Units granted to him on March 1, 2012. All other Restricted Stock Units granted to Mr. Coffey were forfeited when Mr. Coffey left the Company. Mr. Coffey vested in 19,250 Restricted Stock granted to him on June 11, 2009 and 9,772 Restricted Stock granted to him on August 26, 2010. All other Restricted Stock granted to Mr. Coffey was forfeited when Mr. Coffey left the Company.

Potential Payments upon Termination or Change-in-Control

          General

          As noted above, our long-term incentive plans contain change-in-control provisions. The employment agreements with some of our NEOs discussed above in section Employment Agreements contain change-in-control provisions as well.

          Employment Agreements

          As discussed above under the heading “Employment Agreement,” on August 8, 2013, the Company entered into new Employment Agreements with Timothy Newkirk, Donald Tracy; and certain other executives, including Donald Coffey (each, an “Executive” and collectively, the “Executives”).

          If prior to but in connection with an Employment Agreement Change in Control (as defined in the Employment Agreements) or during the 18 month period following an Employment Agreement Change in Control (i) the Executive’s employment with the Company or its successor is terminated by the Company or its successor without Cause or (ii) the Executive terminates his employment with the Company or its successor for Good Reason, the Executive shall be entitled to: (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination; (2) severance pay in an amount equal to 18 months of Base Salary paid in equal installments over an 18 month period; (3) a lump sum payment equal to one and one-half times the mean of payments under any short-term incentive or annual bonus plan maintained by the Company during each of the three calendar years prior to the year in which such termination occurs (or fewer calendar years if the Executive has not been a participant in the Company’s annual or short-term incentive bonus plan for the entirety of each such three prior calendar years); and (4) for such period of time that the Executive or any of the Executive’s dependents is eligible for and elects COBRA continuation coverage, the Executive’s cost of coverage shall be the employee contribution rate, with employer portions of premiums paid on an after-tax basis.

          Restricted Stock and Restricted Stock Unit Awards

          Immediate vesting occurs under our restricted stock awards and restricted stock unit awards upon a change of control. Accelerated or pro rata vesting is permitted for restricted stock units if employment is terminated as a result of death, disability, retirement or, in the discretion of the Human Resources and Compensation Committee, termination without cause. The following summarizes the arrangements provided for outstanding restricted stock awards and restricted stock unit awards in the event of termination or change in control, although the Committee has discretion under the 2004 Plan to modify these arrangements and has generally exercised such discretion in the event of involuntary termination. We provide for change in control payments in our long term incentive plans so that employees will remain focused on our business in the event of potential or actual changes in control.

          In fiscal 2007 and prior years we granted performance accelerated restricted shares that vested in three years if specified performance goals were met and seven years if such goals were not met. In the event of death, disability, retirement or, in the sole discretion of the Human Resources and Compensation Committee, involuntary termination of employment without cause, in any such case after three years from the date of grant specified in the agreement evidencing the stock award but prior to the end of the seventh fiscal year after the fiscal year in which the award was made, the outstanding performance accelerated restricted shares issued to a participant in fiscal 2007 and prior years vest on the date of termination as to the number of restricted shares issued to the participant multiplied by a fraction, the numerator of which equals the number of months of employment (including fractional months as full months) that the participant was employed by us, commencing as of the first day of the fiscal year in which the award was made and ending on the date of termination of employment, and the denominator of which is eighty-four. The balance of outstanding performance accelerated restricted shares is forfeited by the participant.

          Restricted stock and stock unit awards granted since fiscal 2008 vest in five years. In the event of a participant’s death, disability, retirement or, in the sole discretion of the Human Resources and Compensation Committee, involuntary termination of employment without cause, in any such case after three years from the date of grant specified in the agreement evidencing the stock award, restricted shares issued to the participant on June 11, 2009, August 26, 2010, August 25, 2011 and stock units issued on March 1, 2012, November 29, 2012, and January 23, 2014 vest as to the number of restricted shares issued to the participant multiplied by a fraction, the numerator of which equals the number of months (including fractional months as full months) that such participant was employed by us, commencing as of June 11, 2009, August 26, 2010, August 25, 2011, March 1, 2012, November 29, 2012 and January 23, 2014, respectively, and ending on the date of termination of employment, and the denominator of which is sixty. The balance of restricted shares and restricted stock units issued to the participant is forfeited. However, unlike restricted stock, restricted stock unit awards granted in 2012 provide for pro rata vesting after one year in the event of a participant’s death, disability, retirement or, in the sole discretion of the Human Resources and Compensation Committee, involuntary termination of employment without cause. Further, in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), the vested portion of a participant’s restricted stock unit award will be distributed in shares of the Company’s Common Stock on the earliest to occur of (i) the end of the five year vesting period, (ii) the participant’s death or “separation from service” (as defined in the Section 409A Treasury regulations) or (iii) certain change in control events described below. If a participant is a “specified employee” under the Section 409A Treasury regulations (generally an officer whose annual compensation exceeds $160,000), a distribution of vested restricted stock unit award shares on account of the participant’s separation from service will be delayed until the first business day immediately following the six month anniversary of the date the participant separates from service.

          The 2004 Plan permits accelerated vesting on a pro rata basis of restricted stock and restricted unit awards not intended to be qualified under Section 162(m) of the Internal Revenue Code when employment is terminated by reason of disability, death, retirement or, at the discretion of Human Resources and Compensation Committee, involuntarily without cause. The Committee has exercised its discretion to waive minimum vesting periods to permit such pro rata vesting of awards.

          All restricted stock awards become fully vested in the event of a change of control. A change in control is deemed to occur in the event of (i) certain acquisitions of 30% or more of our outstanding Common Stock and 50% of our outstanding Preferred Stock or 30% of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, (ii) certain changes of more than a majority of the membership of the Board of Directors (which the Board of Directors has determined did not occur as a result of changes in the composition of the Board as a result of the 2013 proxy contest and will not occur if the current nominees are elected), or (iii) certain mergers which result in our stockholders owning less than 50% of the combined voting power of the surviving corporation. All restricted stock unit awards also become fully vested and the shares of Company Common Stock covered by the awards are immediately distributed to the participants upon a “change in the ownership” of the Company or the subsidiary for which a participant performs services, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company (in each case as defined in the Section 409A Treasury regulations). Generally, (i) a change in ownership of the Company or a subsidiary occurs upon an acquisition that gives the acquirer ownership of more than 50% of the total fair market value or voting power of the Company or a subsidiary, respectively, (ii) a change in effective control of the Company occurs upon either (A) the acquisition of 30% or more of the total voting power of the Company during a twelve month period or (B) the replacement of a majority of the members of the Company’s Board of Directors during a twelve month period where such replacement was not endorsed by a majority of the existing members and (iii) a change in the ownership of a substantial portion of assets of the Company occurs upon an acquisition during a twelve month period of 50% or more of the total gross fair market value of all the assets of the Company.

          There were 569,296 restricted stock awards and 371,502 restricted stock unit awards outstanding at December 31, 2013. In addition, 195,000 restricted stock unit awards for fiscal 2013 were granted on January 23, 2014. Assuming termination without cause or that a change in control occurred as of December 31, 2013, the value of the restricted stock unit awards and restricted stock awards outstanding as of such date held by the named executive officers that would vest (a) in accordance with the terms of their grant awards and (b) if the Human

Resources and Compensation Committee were to waive all vesting requirements, is as shown below. Amounts shown are based on a price of $5.19 per share, the closing market price on December 31, 2013.

Equity Compensation Plan Information

The following is a summary of securities authorized for issuance under equity compensation plans as of December 31, 2013:

	(A) Number of shares to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted- average of exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))*
Equity compensation plans approved by security holders	10,000	$9.91	1,086,271
Equity compensation plans not approved by security holders	—	—	—
Total	10,000	$9.91	1,086,271

* Of these securities, as of December 31, 2013, 1,062,088 shares may also be issued as performance or restricted stock awards under the terms of the Stock Incentive Plan of 2004 and 24,183 may be issued as restricted stock awards under the terms of the Directors’ Stock Plan. These numbers do not include the recycling of shares upon employee termination.

Annual Incentive Plan

           If an employee’s employment during a plan year terminates for any reason, he or she shall not be entitled to the payment of incentive compensation for the plan year. However, the Human Resources and Compensation Committee has full discretion to determine that payment of a prorated annual component may be made when termination results from job elimination, reduction in work force or other similar Company initiative or is otherwise without cause, or is encouraged or induced by incentives offered by us. Upon a change in control, the annual incentive plan terminates. The Committee will determine payments on an annualized basis, based on our performance through the most recently completed fiscal quarter for which financial results are available. Incentive compensation will be paid on a pro rata basis (measured through the end of such fiscal quarter) in accordance with the guidelines for payment of annual incentive compensation described in “Compensation Overview – Annual Cash Incentive.” The Committee may elect to make a partial incentive compensation payment on the basis of estimated results before the end of the fiscal year. Payment is to be made in a lump sum as soon as feasible following the change in control, but in no event later than two and one-half months following the end of the plan year in which the change in control occurs.

DIRECTOR COMPENSATION
FISCAL YEAR ENDED DECEMBER 31, 2013

          The following table shows compensation earned by or paid to all persons who were directors during fiscal 2013 who were not also executive officers during such period.

Name	Fees Earned or Paid in Cash ($)(1)(4)	Restricted Stock Units ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael Braude	93,625	12,500	367	106,492
John P. Bridendall	14,625	12,500	0	27,125
John E. Byom	119,000	0	18,994	119,367
Cloud L. Cray, Jr.	49,000	12,500	367	61,867
Gary Gradinger	93,625	12,500	367	106,492
Linda E. Miller	96,500	12,500	367	109,367
Daryl R. Schaller	102,375	12,500	367	115,242
Karen Seaberg	49,000	12,500	367	61,867
John R. Speirs	233,250	0	18,994	233,617
M. Jeannine Strandjord	14,625	12,500	0	27,125

(1)

Employee directors receive a fee of $437.50 for attendance at each meeting of the Board of Directors. Non-employee directors receive a retainer at the rate of $10,000 quarterly, meeting fees of $2,000 for each meeting of the Board and $1,750 for each committee meeting thereof attended. The chairperson of the Audit Committee is paid an additional retainer at the rate of $3,500 per meeting, the chairperson of the Human Resources and Compensation Committee is paid an additional retainer at the rate of $1,750 per meeting and the chairperson of the Nominating and Governance Committee is paid an additional retainer at the rate of $1,500 per meeting. The annual fee for serving as lead director and Chairman of the Board is $165,000 in addition to the retainer and meeting fees listed above. In fiscal 2013, Mr. Byom, Mr. Gradinger, Mr. Speirs, and Ms. Miller each received $19,250 and Mr. Schaller received $18,375 for serving on the Special Committee.

(2)

Under the Non-Employee Directors’ Restricted Stock Plan, which was approved by stockholders at the 2006 Annual Meeting and amended at the 2009 Annual Meeting, on the first business day following the date of each Annual Meeting of stockholders, each non-employee director has been awarded shares of restricted stock with a fair market value of $12,500, as determined on such first business day following the Annual Meeting. The amount shown in the table is the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Grant date fair value per share was assumed to be the closing price of the Company’s Common Stock on the grant date. In connection with the holding company reorganization, this Plan was amended to provide for the award of restricted stock units, which will convert to shares of stock upon vesting. Restricted stock unit awards were made in 2012 and in 2013 and will be made annually subsequently. We pay dividends on the restricted stock shares and dividend equivalents on restricted stock unit awards during the vesting period, which are not taken into account in determining their grant date fair value.

The awarded restricted stock and the restricted stock units become fully vested upon the occurrence of one of the following events: (1) the third anniversary of the award date, (2) the death of the director, or (3) a change in control, as defined in the Plan. The Human Resources and Compensation Committee may allow accelerated vesting in the event of retirement or resignation. In accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), a director’s vested restricted stock unit awards are distributed in shares of the Company’s Common Stock on the earliest to occur of (i) the third anniversary of the award date, (ii) the director’s death or “separation from service” (as defined in the Section 409A Treasury regulations) or (iii) a “change in the ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” (in each case as defined in the Section 409A Treasury regulations) of the Company. If a director is a “specified employee” under the Section 409A Treasury regulations, a distribution of vested restricted stock unit award shares on account of the director’s separation from service will be delayed until the first business day immediately following the six month anniversary of the date the director separates from service.

(3)

Consists of amounts paid as dividends on unvested restricted stock awards or restricted stock unit awards. For Mr. Byom and Mr. Speirs, All Other Compensation includes the value of restricted stock and restricted stock unit awards vested in connection with leaving the Board in the amount of $18,627. Mr. Byom and Mr. Speirs each vested in 1,492 shares of restricted stock granted on October 21, 2011 and 3,908 restricted stock units granted on June 1, 2012.

(4)	Fees for fourth quarter fiscal 2013 meetings and retainers were paid during first quarter 2014.

PRINCIPAL STOCKHOLDERS

          The following table sets forth, as of March 27, 2014, the number of shares beneficially owned and the percentage of ownership of the Company’s Preferred Stock and Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of either class of the Company’s capital stock outstanding, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, (iv) all directors and executive officers of the Company as a group.

	Shares Beneficially Owned (a)

Stockholder	Common Stock		Preferred Stock

	No. of Shares (b)%		No. of Shares	%

John Bridendall	2,941	*
Cloud L. Cray, Jr. (c)	766,490	4.3
Donald G. Coffey**	61,771	*
Terrence Dunn	25,000	*
Anthony Foglio	0	0
Gary Gradinger (d)	85,891	*
Tim Newkirk**	116,811	*
George Page, Jr.	3,000	*	23	5.3
David Rindom (e)	157,455	*
Daryl Schaller, Ph.D. (f)	106,817	*
Randy Schrick (g)	185,059	1
Ladd Seaberg (h)	984,252	5.5	71	16.3
Karen Seaberg (i)	4,732,787	26.8	293	67.1
Jeannine Strandjord	5,000	*
Don Tracy (j)	35,781	*
All executive officers and directors as a group	7,332,726	41.5
Kansas University Endowment Association***			111	25.4
SEACOR Holdings Inc.** **	1,733,300	9.8
Dimensional Fund Advisors LP*****	915,965	5.2

* less than 1%

** Donald G. Coffey left the Company on January 3, 2014 and is no longer a Section 16 reporting person. Mr. Coffey’s beneficial ownership number is presented as of January 3, 2014. Tim Newkirk was terminated without cause as the Company’s CEO and President effective December 3, 2013 and is no longer a Section 16 reporting person. Mr. Newkirk’s beneficial ownership number is presented as of December 3, 2013.

*** Based on Schedule 13D filed by Karen Seaberg on December 12, 2013, Kansas University Endowment Association (“KU”) received 111 shares of preferred stock as a result of termination of the MGP Ingredients, Inc. Voting Trust.

**** Based on its Schedule 13G/A filed on February 14, 2014, SEACOR Holdings Inc. has a business address of 2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida 33316. Its Schedule 13G/A indicates sole dispositive and voting power over the shares reported as beneficially owned, which are reported as held directly by a subsidiary, F2 SEA Inc.

*****Based on its Schedule 13G/A filed on February 10, 2014, Dimensional Fund Advisors LP (“Dimensional”) has a business address of Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746. Its Schedule 13G/A indicates stole voting power over 893,464 shares of the Company’s Common Stock and stole dispositive power over 915,965 shares of the Company’s Common Stock. Dimensional furnishes investment advice to investment companies and serves as investment manager to certain trusts and separate accounts, which hold all of the Company’s Common Stock reported as beneficially owned on Dimensional’s Schedule 13G/A. Dimensional disclaims beneficial ownership of such securities.

(a)

For the purposes of the table, a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or to dispose of them. Except as otherwise indicated in the table or the footnotes below, as of March 27, 2014, each person had sole voting and investment power over the shares listed in the beneficial ownership table and all stockholders shown in the table as having beneficial ownership of 5% or more of either of the classes of stock had as a business address Cray Business Plaza, 100 Commercial Street, Atchison, Kansas 66002. Stockholders disclaim beneficial ownership in the shares described in the footnotes as being “held by” or “held for the benefit of” other persons. Mr. Cray, Mr. Seaberg and Ms. Seaberg are members of a group for purposes of SEC reporting rules governing determinations of beneficial ownership and accordingly each may be deemed to be the beneficial owner of the shares shown in the table as beneficially owned by the other members of the group.

(b)

The table includes shares which may be acquired pursuant to stock options granted under the Company’s stock option plans that became exercisable on or before April 29, 2014. These consist of options held by two non-employee director (Mr. Cray and Mr. Schaller) to purchase 4,000 shares and one non-employee directors (Mr. Gradinger) to purchase 2,000 shares.

(c)

Includes 19,684 shares of Common Stock owned directly, 265,138 shares of Common Stock and 72,000 in two family trusts over which Mr. Cray is a trustee and has sole voting and disposition power), 347,874 shares of Common Stock held by the Cloud L. Cray and Sara J. Cray Family Foundation, over which Mr. Cray has sole voting and disposition power, 74,394 shares of Common Stock owned through the Company’s Employee Stock Purchase Plan, and 4,000 shares of Common Stock which may be acquired pursuant to stock options granted under the Company’s stock option plans as reported on footnote (b) above.

(d)

Includes 13,150 shares of Common Stock owned directly, 70,381 shares of Common Stock owned in ESPP and 2,000 shares of Common Stock which may be acquired pursuant to stock options granted under the Company’s stock option plans as reported in footnote (b) above.

(e)

Includes 48,300 shares of Common Stock held directly, 29 shares of Common Stock held in ESPP, 23, 513 shares of Common Stock held in IRA, 8,122 shares of Common Stock held by spouse, 77,491 shares of Common Stock held in a trust.

(f)

Includes 12,789 shares of Common Stock owned directly, 48,707 shares of Common Stock owned through ESPP, 5,000 shares of Common Stock in IRA, 36,321 shares of Common Stock owned in a trust, and 4,000 shares of Common Stock which may be acquired pursuant to stock options granted under the Company’s stock option plans as reported in footnote (b) above.

(g)

Includes 83,594 shares of Common Stock held directly, 1,464 shares of Common Stock held in ESPP, 44,025 shares of Common Stock held in IRA, 1,752 shares of Common Stock held in Spouse’s IRA, and 54,224 shares of Common Stock held in trust.

(h)	Excludes shares of Common Stock and Preferred Stock held by spouse, Ms. Karen Seaberg.

(i)

Includes 9,369 shares of Common Stock held directly, 2,573,967 shares of Common Stock held by the Cray MGP Holdings LP, 174,719 shares of Common Stock held in a trust over which Ms. Seaberg has voting and disposition power, 864,852 shares of Common Stock in spouse’s trust over which Ms. Seaberg may be deemed to have voting and disposition power, 120,000 shares of Common Stock in spouse’s IRA over which Ms. Seaberg may be deemed to have voting and disposition power, 984,852 shares of Common Stock held by spouse, 29,754 shares of Common Stock held in ESPP, 222 shares of Preferred Stock held directly and 71 shares of Preferred Stock held by spouse.

(j)	Includes 30,800 shares of Common Stock held directly and 4,981 shares of Common Stock held in IRA.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership with the SEC and NASDAQ. Executive officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during fiscal 2013, all of its executive officers, directors and greater-than-10% beneficial owners complied with the Section 16(a) filing requirements.

RELATED TRANSACTIONS

          The Audit Committee is responsible for reviewing and approving material related party transactions. The Company’s written Code of Conduct requires Audit Committee preapproval of any transaction involving an executive officer or director exceeding $50,000 in value in which such person might have a conflict of interest with the Company. Examples of conflicts of interest as defined in the Code of Conduct include having a significant financial or other interest in a customer, supplier or competitor of the Company.

          We have developed and implemented processes and controls to obtain information from the directors and executive officers about related person transaction, and for then identifying the transactions in which the Company is a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years.

          Pursuant to these processes, all directors and executive officers annually complete, sign submit a Director and Executive Officer Questionnaire, which is designed to identify related person transactions and both actual and potential conflicts of interest. We also make appropriate inquiries as to the nature and extent of business that the Company conducts with other companies for whom any of our directors or executive officers also serve as directors or executive officers. Under the Company’s Code of Conduct, if a conflict of interest exists, an executive officer should either have the activity approved by a disinterested member of management or cease engaging in the activity. Any transaction approved by a member of management must be reported promptly to the Vice President of Human Resources who will at least annually present a summary of such transactions to the Audit Committee.

          During fiscal 2013, fiscal 2012, and the 2011 transition period, there were no transactions involving related persons required to be disclosed under Item 404(a) of SEC Regulation S-K where the Company’s policies did not require review, approval or ratification or where such policies and procedures were not followed. Generally, Item 404(a) of Regulation S-K for smaller reporting companies, requires disclosure of transactions in which the Company is a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years.

          On August 27, 2009, we entered a consultation and non-solicitation agreement with Ladd Seaberg, who resigned as director on such date. The agreement expired during fiscal 2011 and provided for annual payments of $250,000. Mr. Seaberg is the husband of Ms. Karen Seaberg and the son-in-law of Mr. Cloud L. Cray, Jr.

          On December 3, 2013, we entered a transition services agreement with Timothy Newkirk, who was terminated without cause as a CEO on such date in connection with the settlement of the proxy contest involving the Company. Pursuant to the transition services agreement, the Company retained Mr. Newkirk to provide certain transition services in connection with the engagement by the Company of a replacement for Mr. Newkirk. The agreement will terminate on June 3, 2014 or when terminated by either the Company or Mr. Newkirk, whichever is earlier. Pursuant to the agreement, Mr. Newkirk is entitled to the following compensation: (1) $100,500 on the date of the agreement, (2) $100,500 on March 3, 2014, and (3) up to $45,000 in third-party expenses incurred by

Mr. Newkirk in connection with the agreement, termination of Mr. Newkirk’s employment with the Company and other related expenses.

          As previously disclosed under the heading “Settlement with the Cray Group,” the Company entered into a Settlement Agreement with the Cray Group, resolving certain issues surrounding the proxy contest launched by the Cray Group in connection with the 2013 Annual Meeting of the Company’s Stockholders. Pursuant to the Settlement Agreement and the transition services agreement with Mr. Newkirk, the Company accrued $915,000 for costs that will be paid to the Company’s former CEO and President, Timothy W. Newkirk. In connection with the Settlement Agreement, the Company also agreed to reimburse, within ten business days of presentment, the members of the Cray Group for all reasonable legal fees and out-of-pocket costs and expenses incurred in connection with the matters related to the proxy contest, up to an aggregate maximum cap of $1,775,000. The Cray Group submitted reimbursement requests for $1,764,000, which the Company fully accrued at December 31, 2013.

          As described in the Settlement Agreement, on December 3, 2013, the parties to the Settlement Agreement entered into a Voting Agreement with respect to shares of the Company’s Preferred Stock beneficially owned by the Cray Group. Pursuant to the Voting Agreement and subject to the terms and conditions therein, the Board seat vacancy resulting from Mr. Newkirk’s resignation will be filled by the new CEO to be hired in the CEO search presently being conducted by the Board. The Board of Directors agreed in the Voting Agreement to vote in favor of an amendment to the Company’s articles of incorporation to declassify the Board and agreed to submit such amendment to shareholders for approval at the 2014 Annual Meeting of Stockholders of the Company. Pursuant to the Settlement Agreement, the Company will not sell any of its assets, will not make any acquisitions of other companies or assets and will not enter into any joint venture relationships of a material nature or outside of the ordinary course of business prior to December 3, 2014 without the approval of at least six members of the Board of Directors.

          The Company has an interest in a joint venture entity named Illinois Corn Processing, LLC (“ICP”). The other owner of ICP is Illinois Corn Processing Holdings, LLC (“ICP Holdings”), a subsidiary of SEACOR Holdings Inc., which holds more than 5% of the Company’s Common Stock. Prior to February 1, 2012 the Company had a 50% interest in ICP. On February 1, 2012, ICP Holdings exercised an option and purchased an additional 20 percent from the Company for $9,103,000, reducing the Company’s ownership from 50% to 30%. During 2012, the Company purchased food and industrial grade alcohol from ICP pursuant to a marketing agreement with ICP.

          As of December 31, 2013, December 31, 2012, and December 31, 2011, the Company recorded $1,204,000, $4,008,000 and $6,167,000 respectively, of amounts due ICP in its consolidated balance sheet. During the fiscal year ended December 31, 2013, December 31, 2012, and the six month transition period ended December 31, 2011, the Company purchased approximately $7,736,000, $48,611,000 and $40,159,000 of product from ICP, and made net payments of approximately $0, $2,174,700, and $2,154,000 to ICP under the marketing agreement. Effective January 1, 2013, the marketing agreement expired, although the Company continued to purchase product from ICP

          In 2010, ICP acquired an existing steam facility that services its plant for $5,000,000. The Company and ICP Holdings each contributed $1,000,000 towards the purchase price at that time. On January 19, 2011 and January 19, 2012 the Company and ICP Holdings each contributed $500,000 towards the balance due on the purchase price. SEACOR Holdings Inc. may be deemed to have an indirect interest in these transactions because of its ownership of ICP Holdings.

          On July 20, 2009, Union State Bank - Bank of Atchison (“Bank of Atchison”), which previously loaned the Company $1,500,000, agreed to lend the Company an additional $2,000,000. The Company’s former President and CEO, Mr. Newkirk, is a director of the Bank of Atchison. At December 31, 2013 and 2012, the Company had $746,000 and $1,070,000 outstanding, respectively, on a 6.63% Secured Promissory Note, due monthly to July 2016.

OTHER MATTERS

          We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment. A proxy also confers discretionary authority on the persons named to approve minutes of last year’s Annual Meeting, to vote on matters incident to the conduct of the meeting and to vote on the election of any person as a director if a nominee herein named should decline or become unable to serve as a director for any reason.

INDEPENDENT PUBLIC ACCOUNTANTS

          In fiscal 2013, KPMG LLP served as independent registered public accountants. Representatives of KPMG LLP will be present at the stockholders’ meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT AND CERTAIN OTHER FEES PAID ACCOUNTANTS

          Set forth below are the aggregate fees billed the Company by its principal accountant, KPMG LLP, for the fiscal years ended December 31, 2013, December 31, 2012 and the 2011 transition period which ended December 31, 2011 for (i) professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s reports on Form 10-Q during such fiscal year (“Audit Fees”), (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company financial statements but are not included in Audit Fees (“Audit-Related Fees”), (iii) professional services rendered for tax compliance, tax advice or tax planning (“Tax Fees”) and (iv) other products and services (“Other Fees”). The Audit Committee considers whether the provision of such services is compatible with maintaining the independence of its principal auditor. The Audit Committee has the sole right to engage and terminate the Company’s independent auditor, to pre-approve the performance of audit services and permitted non-audit services and to approve all audit and non-audit fees. The Audit Committee has empowered its chairman to act on the Committee’s behalf between meetings to approve permitted non-audit services; the chairman must report any such services to the Audit Committee at its next scheduled meeting. The Audit Committee may provide for the pre-approval of services through the adoption of additional pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular services, the Audit Committee is informed of each service and the procedures do not include delegation to management of audit committee responsibilities under the Securities Exchange Act of 1934, as amended.

Type of Fee	Amount
	2013 Fiscal	2012 Fiscal	2011 Transition Period
Audit Fees	$684,465	$632,000	$537,600
Audit Related Fees	0	0	0
Tax Fees	0	0	0
All Other Fees	0	0	0
Total	$684,465	$632,000	$537,600

PROXY SOLICITATIONS

          This proxy is being solicited by the Board of Directors of the Company. We have retained D.F. King & Co., Inc. to solicit proxies for a fee of $5,000 plus expenses, of which none has been spent to date. In addition to soliciting proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners.

          Stockholders who intend to present proposals for inclusion in the Company’s Proxy Statement for the next Annual Meeting of Stockholders must forward them to the Company at Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002, Attention: Lori Norlen, Corporate Secretary, so that they are received on or before January 22, 2015. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the Annual Meeting by stockholders.

HOUSEHOLDING

          Only one copy of the Company’s annual report and proxy statement has been sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders. This procedure is referred to as “householding.” In addition, the Company has been notified that certain intermediaries, i.e., brokers or banks, will household proxy materials. The Company will deliver promptly, upon oral or written request, a separate copy of the annual report and proxy statement to any stockholder at the same address. If you wish to receive a separate copy of the annual report and proxy statement, you may write to the Corporate Secretary of the Company at MGP Ingredients, Inc., Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002 or call the Corporate Secretary at 913-360-5448. You can contact your broker or bank to make a similar request. Stockholders sharing an address who now receive multiple copies of the Company’s annual report and proxy statement may request delivery of a single copy by writing or calling the Company at the above address or by contacting their broker or bank, provided they have determined to household proxy materials.

COMMUNICATIONS WITH DIRECTORS AND DIRECTOR ATTENDANCE AT STOCKHOLDER MEETINGS

          The Company’s policy is to ask directors to attend the Annual Meeting of stockholders, and all of the directors attended last year’s Annual Meeting. Stockholders may communicate directly with Board members by writing the Board or individual Board members in care of the Company’s Secretary at the Company’s executive offices. Letters should be addressed as follows: Name of director - In care of Lori Norlen, Corporate Secretary - MGP Ingredients, Inc. – Cray Business Plaza, 100 Commercial Street, P.O. Box 130 - Atchison, Kansas 66002.

ANNUAL REPORT ON FORM 10-K

          A copy of the Company’s Annual Report on Form 10-K to the Securities and Exchange Commission will be furnished to stockholders without charge upon written request directed to Lori Norlen, Corporate Secretary, or Shanae Randolph, Corporate Director of Communications, MGP Ingredients, Inc., Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002-0130. The Form 10-K and other reports that the Company files with the Securities and Exchange Commission may also be obtained through the Internet at www.mgpingredients.com.

By Order of the Board of Directors

Cloud L. Cray, Jr.
Chairman of the Board
[_____], 2014

Exhibit A

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
OF
MGP INGREDIENTS, INC.

                    The undersigned, MGP Ingredients, Inc., a Kansas corporation (the “Corporation”), for the purpose of amending the Articles of Incorporation of the Corporation, in accordance with the Kansas general corporation code, does hereby make and execute this Certificate of Amendment of Articles of Incorporation and does hereby certify that:

The following resolution proposed by the Board of Directors and adopted by the vote of the majority of the outstanding shares of common stock and preferred stock of the Corporation at an annual meeting of such stockholders, in accordance with the provisions of Section 17-6518 of the Kansas Statutes Annotated, as amended, sets forth the amendment adopted:

RESOLVED, that the Articles of Incorporation of the Corporation be amended by deleting all of the present Article IX and inserting in lieu thereof the following Article IX:

ARTICLE IX

The number of directors shall be nine (9), composed of four (4) Group A directors and five (5) Group B Directors. Commencing with the annual meeting of stockholders in 2014, each director of the Corporation shall be elected for a one-year term and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the Bylaws to fill a vacancy shall hold office until the next annual meeting of stockholders of the corporation and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any one or more directors of the Corporation may be removed with or without cause by the holders of a majority of the shares then entitled to vote in an election of such director or directors.

Such amendment has been duly adopted in accordance with the provisions of Section 17-6602 of the Kansas Statutes Annotated, as amended.

                    Under penalty of perjury under the laws of the State of Kansas, this Certificate of Amendment has been executed on behalf of the Corporation by its authorized officer as of May __, 2014.

MGP INGREDIENTS, INC.

By:
Donald Tracy, Interim Co-Chief Executive Officer, Vice President of Finance and Chief Financial Officer

A-1

Exhibit B

MGP INGREDIENTS, INC.
2014 EQUITY INCENTIVE PLAN

MGP INGREDIENTS, INC.
2014 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

SECTION I. DEFINITIONS		B-1

1.1	Definitions	B-1

SECTION 2 THE LONG-TERM INCENTIVE PLAN		B-6

2.1	Purpose of the Plan	B-6
2.2	Stock Subject to the Plan	B-7
2.3	Administration of the Plan	B-7
2.4	Eligibility and Limits	B-8

SECTION 3 TERMS OF AWARDS		B-8

3.1	Terms and Conditions of All Awards	B-8
3.2	Terms and Conditions of Options	B-9
3.3	Terms and Conditions of Stock Appreciation Rights	B-11
3.4	Terms and Conditions of Restricted Stock and Restricted Stock Units	B-12
3.5	Terms and Conditions of Other Stock-Based Awards	B-13
3.6	Terms and Conditions of Cash Performance Awards	B-13
3.7	Vesting of Awards	B-13
3.8	Treatment of Awards on Termination of Service	B-14

SECTION 4 RESTRICTIONS ON STOCK		B-14

4.1	Escrow of Shares	B-14
4.2	Restrictions on Transfer	B-14

SECTION 5 GENERAL PROVISIONS		B-15

5.1	Withholding	B-15
5.2	Changes in Capitalization; Merger; Liquidation	B-15
5.3	Cash Awards	B-16
5.4	Compliance with Code	B-16
5.5	Right to Terminate Employment or Service	B-17
5.6	Non-Alienation of Benefits	B-17
5.7	Restrictions on Delivery and Sale of Shares; Legends	B-17
5.8	Listing and Legal Compliance	B-17
5.9	Termination and Amendment of the Plan	B-17
5.10	Stockholder Approval	B-18
5.11	Choice of Law	B-18
5.12	Effective Date of Plan	B-18
5.12	Unfunded Plan	B-18
5.14	Duration of Plan	B-18

B-i

MGP INGREDIENTS, INC.
2014 EQUITY INCENTIVE PLAN

SECTION I. DEFINITIONS

          1.1     Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a) “Affiliate” means:

(1) Any Subsidiary or Parent;

(2) An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3) Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

          (c)          “Awards” means, collectively, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Cash Performance Awards.

(d) “Board” or “Board of Directors” means the board of directors of the Company.

(e) “Cash Performance Award” means a bonus payable in cash, as described in Section 3.6.

          (f)          “Change in Control” means the occurrence of any one of the following events or any additional event provided in an Award Agreement, provided that in no event will an Award Agreement provide that a Change in Control occur until the consummation or effectiveness of a Change in Control and may not provide that such a Change in Control will occur upon the announcement, commencement, stockholder approval, or other potential occurrence of any such event:

              (i)          The closing of an acquisition by any person, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act)

of at least 50% of the then outstanding shares of common stock of the Company or 50% of the then outstanding shares of preferred stock of the Company;

              (ii)           Individuals who, at the beginning of any twelve (12) month period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming following the start of such twelve (12) month period whose nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board, shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

              (iii)          A reorganization, merger, or consolidation of the Company, in each case, pursuant to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own collectively as a group more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated company’s then outstanding voting securities; or

              (iv)          The liquidation or dissolution of the Company or of the Company’s approval of the sale of more than 50% of the assets of the Company over no greater than an 18 month period measured as of the effective date of the first such sale.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

          (h)          “Committee” means the Human Resources and Compensation Committee of the Board or a subcommittee thereof formed by the Human Resources and Compensation Committee to act hereunder. In all events, the Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.

(i) “Company” means MGP Ingredients, Inc., a Kansas corporation.

          (j)          “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy is maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l) “Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(m) “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

              (1)          if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the closing price at which Stock shall have been listed and traded on such date or, if there is no closing price on that date, on the trading day immediately preceding such date, as reported by any such exchange or system on which the shares of Stock are then traded;

              (2)          if the shares of Stock are not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

(n) “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(o) “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(p) “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

          (q)          “Other Stock-Based Award” means an Award described in Section 3.5 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

          (r)          “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

          (s)          “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations and rulings thereunder.

(t) “Participant” means an individual who receives an Award hereunder.

          (u)         “Performance Goals” means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters’ or years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:

(i)	earnings per share or cash earnings per share;

(ii)	book value per share;

(iii)	operating cash flow;

(iv)	free cash flow:

(iii)	cash flow return on investments;

(iv)	cash available;

(v)	net income (before or after taxes);

(vi)	revenue or revenue growth;

(vii)	total shareholder return;

(viii)	return on invested capital;

(ix)	return on shareholder equity;

(x)	return on assets;

(xi)	return on common book equity;

(xii)	market share;

(xiii)	economic value added;

(xiv)	operating margin;

(xv)	profit margin;

(xvi)	stock price;

(xvii)	operating income or operating profit;

(xviii)	EBIT or EBITDA;

(xix)	expenses or operating expenses;

(xx)	productivity of employees as measured by revenues, costs, or earnings per employee;

(xxi)	working capital;

(xxii)	improvements in capital structure;

(xxiii)	cost reduction goals; or

(xxiv)	any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FAS 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

          (v)          “Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

(w) “Plan” means this MGP Ingredients, Inc. 2014 Equity Incentive Plan.

          (x)          “Restricted Stock” means an Award that is Share issued with those certain transfer and forfeiture restrictions as the Committee may choose to impose, and which such restrictions shall lapse as determined by the Committee and as set forth in the Award Agreement with respect to such Award.

          (y)          “Restricted Stock Unit” means an Award that is valued by reference to the Fair Market Value of one Share, and which is settled in Shares or cash as determined by the Committee and set forth in the Award Agreement for such Award upon the achievement of certain vesting restrictions established by the Committee.

(z) “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

             (1)          in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

                 (2)          in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient either (A) upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship; or

(3) in any case, as may otherwise be permitted under Code Section 409A.

(aa) “Stock” means the Company’s common stock.

(bb) “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

          (cc)          “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

          (dd)          “Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 THE LONG-TERM INCENTIVE PLAN

          2.1          Purpose of the Plan. The Plan is intended to (a) provide incentives to certain officers, employees, consultants, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, consultants, and other service providers.

          2.2          Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, one million five hundred thousand (1,500,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options. No shares from the MGP Ingredients, Inc. 2004 Stock Incentive Plan shall be available or become available under this Plan, and no additional awards shall be issued under such plan on or after the Effective Date. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price of an Award shall be considered issued under the Plan.

          2.3          Administration of the Plan.

               (a)          The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

               (b)          Notwithstanding any other provision of this Plan, and the extent not inconsistent with applicable law (including Code Section 162(m) with respect to Awards intended to comply with the performance–based compensation exception to Code Section 162(m)) the Board of Directors may by resolution authorize one or more officers of the Company and/or the Chairman of the Compensation Committee of the Board of Directors to do one or both of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Plan, and (2) determine the number of shares of Stock subject to such Awards; provided however, that the resolution shall specify the total number of shares of Stock that may be granted subject to such Awards.

          2.4          Eligibility and Limits. Awards may be granted only to officers, employees, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In no event may Awards by granted to non-employee members of the Board of Directors under this Plan. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s). To the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights, or (c) other Awards (other than Other Stock-Based Awards that are payable in cash or Cash Performance Awards), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code, may be granted during any calendar year to any employee may not exceed two hundred thousand (200,000), and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash and Cash Performance Awards may not exceed One Million Dollars ($1,000,000). No more than one million (1,000,000) shares of Stock shall be issued pursuant to the exercise of Incentive Stock Options. If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4.

SECTION 3 TERMS OF AWARDS

          3.1          Terms and Conditions of All Awards.

               (a)          The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

                (b)          Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. Each Award Agreement is subject to the terms of the Plan and any provisions contained in the Award Agreement that are inconsistent with the Plan are null and void. To the extent an Award is subject to Performance Goals with the intent that the Award constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).

          (c)          The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

          (d)          Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.

          (e)          After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

          3.2          Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

          (a)          Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the

Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.

          (b)          Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement, but shall in no event be exercisable after the expiration of ten (10) years after the date the Option is granted.

          (c)          Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, any of the following, but in any case subject to such procedures or restrictions as the Committee may impose:

              (i)          by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii) in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

          (d)          Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

(e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

          (f)          Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

          (g)          No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

          (h)          No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be surrendered in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered, Stock, cash, or any other Award.

          3.3     Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant.

         (a)          Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

         (b)          Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

          (c)          No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.

          3.4      Terms and Conditions of Restricted Stock and Restricted Stock Units. Each Restricted Stock Unit and Restricted Stock Award granted under the Plan must be evidenced by an Award Agreement.

                    (a)          Restricted Stock. A Participant’s right to retain a Restricted Stock granted hereunder shall be subject to such restrictions, including but not limited to his or her continuous service for the Company or an Affiliate for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. Unless explicitly provided for otherwise in an Award Agreement, if a Participant experiences a Termination of Employment for any reason, any Shares as to which the forfeiture restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all Shares related thereto shall be immediately returned to the Company. Except to the extent otherwise provided in the Award Agreement entered into with respect to a grant of Restricted Stock, a Participant shall have all voting, dividend, liquidation and other rights with respect to the Shares represented by such Restricted Stock upon his or her becoming the holder of record of such Restricted Stock.

                    (b)          Restricted Stock Units. An Award of Restricted Stock Units is a grant by the Company of a specified number of units, which shall each represent one Share credited to a notional account maintained by the Company, with no Shares actually awarded or transferred to the Participant in respect of such units until settlement of such Restricted Stock Unit as provided in the relevant Award Agreement. Settlement of a Restricted Stock Unit may be contingent upon satisfaction of such conditions, including continuous service for the Company or an Affiliate for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Restricted Stock Unit. Unless explicitly provided for otherwise in an Award Agreement, if a Participant experiences a Separation from Service for any reason, any Restricted Stock Units that have not then settled shall be forfeited, and such Participant shall have no further rights to receive Shares thereunder. Except to the extent otherwise provided in the Award Agreement entered into with respect to a grant of Restricted Stock Units, a Participant shall have no voting, dividend, liquidation and other rights with respect to the Shares represented by such Restricted Stock Units until settlement of his or her Restricted Stock Units. Except to the extent otherwise provided in the Award Agreement entered into with respect to a grant of Restricted Stock Units, all Restricted Stock Units will settle no later than March 15 of the calendar year following the calendar year in which any settlement conditions with respect to such Restricted Stock Units lapse.

          3.5      Terms and Conditions of Other Stock-Based Awards.  An Other Stock-Based Award shall entitle the Participant to receive, at a specified date, payment of an amount equal to all or a portion of either (i) a specified or determinable number of shares of Stock granted by the Committee, (ii) the value of a specified or determinable number of shares of Stock granted by the Committee, or (iii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee. At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the Performance Goals, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

          (a)          Payment.  Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock as provided in the applicable Award Agreement or, in the absence of such provision, as the Committee may determine.

          (b)          Conditions to Payment.  Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement; provided, however, that subsequent to the grant of a Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part, subject to the requirements of Section 3.4.

          3.6      Terms and Conditions of Cash Performance Awards.  A Cash Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

(a) Payment. Payment in respect of Cash Performance Awards shall be made by the Company in cash.

          (b)          Conditions to Payment.  Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.

          3.7      Vesting of Awards.  Restricted Stock, Restricted Stock Units, Options, and Stock Appreciation Rights shall vest over a period of not less than three (3) years from the date of grant of such Award, provided that such Award may vest earlier on a pro-rata basis over any vesting period or upon the occurrence of a Change in Control or the Participant’s death, Disability, Termination of Employment or Separation from Service without cause, or other event to the extent specified in the appropriate Award Agreement. The Committee may, in its sole discretion, waive such vesting requirement or provide for continued vesting consistent with the vesting period in an Award; provided that, it shall not waive such requirement or continue such vesting to the extent such action would create adverse tax consequences for a Participant under Code Section 409A or result in any Awards that are intended to constitute performance-based compensation for purposes of Code Section 162(m) to cease to so constitute performance-based compensation.

          3.8      Treatment of Awards on Termination of Service.  Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4 RESTRICTIONS ON STOCK

          4.1      Escrow of Shares.  Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

          4.2      Restrictions on Transfer.  The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement.

SECTION 5 GENERAL PROVISIONS

          5.1      Withholding.  The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

          5.2      Changes in Capitalization; Merger; Liquidation.

          (a)          The number of shares of Stock reserved for the grant of Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Awards (if any); the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Award pertains, the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

          (b)          In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control, that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this

Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

          (c)          Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

          (d)          The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

          5.3      Cash Awards.  The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

          5.4      Compliance with Code.

          (a)          Code Section 422.     All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

          (b)          Code Section 409A.     Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, and / or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

          5.5      Right to Terminate Employment or Service.  Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, consultant, or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

          5.6      Non-Alienation of Benefits.  Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

          5.7      Restrictions on Delivery and Sale of Shares; Legends.  Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

          5.8      Listing and Legal Compliance.  The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

          5.9      Termination and Amendment of the Plan.  The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that, except as provided under Section 5.2 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the Award Agreement explicitly provides otherwise, no such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

          5.10      Stockholder Approval.  The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Award granted hereunder will be void.

          5.11      Choice of Law.  The laws of the State of Kansas shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

          5.12      Effective Date of Plan.  The Plan shall become effective as of the date the Plan was approved by the Board of Directors, regardless of the date the Plan is signed.

          5.13      Unfunded Plan  This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

          5.14      Duration of Plan.  This Plan shall remain in effect for a term of ten years following the Effective Date (i.e., until ________ __, 2024) or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 5.9 hereof. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards to persons who are about to become non-employee Directors, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that such specified contingencies shall include, without limitation, that such person becomes a non-employee Director.

          IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective as of _________________, 2014.

By:

Title:

Exhibit C

MGP INGREDIENTS, INC.
2014 NON-EMPLOYEE DIRECTOR
EQUITY INCENTIVE PLAN

MGP INGREDIENTS, INC.
2014 NON-EMPLOYEE DIRECTOR
EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

SECTION I. DEFINITIONS		C-1

1.1	Definitions	C-1

SECTION 2 THE LONG-TERM INCENTIVE PLAN		C-5

2.1	Purpose of the Plan	C-5
2.2	Stock Subject to the Plan	C-5
2.3	Administration of the Plan	C-6
2.4	Eligibility	C-6

SECTION 3 TERMS OF AWARDS		C-6

3.1	Terms and Conditions of All Awards	C-6
3.2	Terms and Conditions of Options	C-7
3.3	Terms and Conditions of Stock Appreciation Rights	C-8
3.4	Terms and Conditions of Restricted Stock and Restricted Stock Units	C-9
3.5	Terms and Conditions of Other Stock-Based Awards	C-10
3.6	Vesting of Awards	C-10
3.7	Treatment of Awards on Separation from Service	C-10

SECTION 4 RESTRICTIONS ON STOCK		C-11

4.1	Escrow of Shares	C-11
4.2	Restrictions on Transfer	C-11

SECTION 5 GENERAL PROVISIONS		C-11

5.1	Changes in Capitalization; Merger; Liquidation	C-11
5.2	Cash Awards	C-12
5.3	Compliance with Code Section 409A	C-12
5.4	Non-Alienation of Benefits	C-13
5.5	Restrictions on Delivery and Sale of Shares; Legends	C-13
5.6	Listing and Legal Compliance	C-13
5.7	Termination and Amendment of the Plan	C-13
5.8	Stockholder Approval	C-13
5.9	Choice of Law	C-14
5.10	Effective Date of Plan	C-14
5.11	Duration of Plan	C-14
5.12	Unfunded Plan	C-14

C-i

MGP INGREDIENTS, INC.
2014 NON-EMPLOYEE DIRECTOR
EQUITY INCENTIVE PLAN

SECTION I. DEFINITIONS

          1.1    Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a) “Affiliate” means:

(1) Any Subsidiary or Parent;

(2) An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3) Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

(c) “Awards” means, collectively, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards.

(d) “Board” or “Board of Directors” means the board of directors of the Company.

          (e)        “Change in Control” means the occurrence of any one of the following events or any additional event provided in an Award Agreement, provided that in no event will an Award Agreement provide that a Change in Control occur until the consummation or effectiveness of a Change in Control and may not provide that such a Change in Control will occur upon the announcement, commencement, stockholder approval, or other potential occurrence of any such event:

            (i)          The closing of an acquisition by any person, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of at least 50% of the then outstanding shares of common stock of the Company or 50% of the then outstanding shares of preferred stock of the Company;

            (ii)          Individuals who, at the beginning of any twelve (12) month period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming following the start of such twelve (12) month period whose nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board, shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

            (iii)          A reorganization, merger, or consolidation of the Company, in each case, pursuant to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own collectively as a group more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated company’s then outstanding voting securities; or

            (iv)          The liquidation or dissolution of the Company or of the Company’s approval of the sale of more than 50% of the assets of the Company over no greater than an 18 month period measured as of the effective date of the first such sale.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

          (g)        “Committee” means the Human Resources and Compensation Committee of the Board or a subcommittee thereof formed by the Human Resources and Compensation Committee to act hereunder. In all events, the Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.

(h) “Company” means MGP Ingredients, Inc., a Kansas corporation.

(i) “Director” means a member of the Board of Directors.

          (j)        “Disability” means, except as otherwise provided in an Award Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l) “Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(m) “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

            (1)          if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the closing price at which Stock shall have been listed and traded on such date or, if there is no closing price on that date, on the trading day immediately preceding such date, as reported by any such exchange or system on which the shares of Stock are then traded;

            (2)          if the shares of Stock are not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

(n) “Option” means an option to purchase Stock that is described in Section 3.2 and is granted hereunder.

          (o)        “Other Stock-Based Award” means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

          (p)        “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations and rulings thereunder.

(q) “Participant” means an individual who receives an Award hereunder.

(r) “Plan” means this MGP Ingredients, Inc. 2014 Non-Employee Director Equity Incentive Plan.

          (s)        “Restricted Stock” means an Award that is Share issued with those certain transfer and forfeiture restrictions as the Committee may choose to impose, and which such restrictions shall lapse as determined by the Committee and as set forth in the Award Agreement with respect to such Award.

(t) “Restricted Stock Unit” means an Award that is valued by reference to the Fair Market Value of one Share, and which is settled in Shares or cash as determined by the

Committee and set forth in the Award Agreement for such Award upon the achievement of certain vesting restrictions established by the Committee.

          (u)        “Separation from Service” means a termination of a Participant’s directorship with the Company, provided that such termination constitutes a “separation from service” in such Participant’s capacity as a Director within the meaning of Code Section 409A.

(v) “Stock” means the Company’s common stock.

(w) “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

          (x)        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

SECTION 2 THE LONG-TERM INCENTIVE PLAN

          2.1          Purpose of the Plan. The Plan is intended to (a) provide incentives to certain non-employee Directors of the Company to stimulate their efforts toward the continued success of the Company and to manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain non-employee Directors by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining non-employee Directors.

          2.2          Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.1, three hundred thousand (300,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. No shares from the MGP Ingredients, Inc. Non-Employee Directors’ Restricted Stock and Restricted Stock Unit Plan shall be available or become available under this Plan, and no awards shall be issued under such plan on or after the Effective Date. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy the Exercise Price of an Award shall be considered issued under the Plan.

2.3 Administration of the Plan.

          (a)          The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the Directors of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

          (b)          Notwithstanding any other provision of this Plan, and the extent not inconsistent with applicable law the Board of Directors may by resolution authorize one or more officers of the Company and/or the Chairman of the Compensation Committee of the Board of Directors to determine the number of shares of Stock subject to such Awards; provided however, that the resolution shall specify the total number of shares of Stock that may be granted subject to such Awards.

          2.4      Eligibility. Awards may be granted only to Directors who are not employees of the Company.

SECTION 3 TERMS OF AWARDS

3.1 Terms and Conditions of All Awards.

          (a)          The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

          (b)          Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Each Award Agreement is subject to the terms of the Plan and any provisions contained in the Award Agreement that are inconsistent with the Plan are null and void.

          (c)          The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

          (d)          Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards.

          (e)          After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

          3.2      Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by an Award Agreement.

          (a)          Option Price. Subject to adjustment in accordance with Section 5.1 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted.

          (b)          Option Term. The term of any Option shall be as specified in the applicable Award Agreement, but shall in no event be exercisable after the expiration of ten (10) years after the date the Option is granted.

          (c)          Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, any of the following, but in any case subject to such procedures or restrictions as the Committee may impose:

              (i)          by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii) in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

          (d)          Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

          (e)          Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

          (f)          No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

          (g)          No Repricing. Except as provided in Section 5.1, without the approval of the Company’s stockholders the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be surrendered in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered, Stock, cash, or any other Award.

          3.3      Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant.

          (a)          Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

          (b)          Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

          (c)          No Repricing. Except as provided in Section 5.1, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.

          3.4      Terms and Conditions of Restricted Stock and Restricted Stock Units. Each Restricted Stock Unit and Restricted Stock Award granted under the Plan must be evidenced by an Award Agreement.

                    (a)          Restricted Stock. A Participant’s right to retain a Restricted Stock granted hereunder shall be subject to such restrictions, including but not limited to his or her continuous service for the Company or an Affiliate for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. Unless explicitly provided for otherwise in an Award Agreement, if a Participant ceases to be a Director for any reason, any Shares as to which the forfeiture restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all Shares related thereto shall be immediately returned to the Company. Except to the extent otherwise provided in the Award Agreement entered into with respect to a grant of Restricted Stock, a Participant shall have all voting, dividend, liquidation and other rights with respect to the Shares represented by such Restricted Stock upon his or her becoming the holder of record of such Restricted Stock.

                    (b)          Restricted Stock Units. An Award of Restricted Stock Units is a grant by the Company of a specified number of units, which shall each represent one Share credited to a notional account maintained by the Company, with no Shares actually awarded or transferred to the Participant in respect of such units until settlement of such Restricted Stock Unit as provided in the relevant Award Agreement. Settlement of a Restricted Stock Unit may be contingent upon satisfaction of such conditions, including continuous service for the Company or an Affiliate for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Restricted Stock Unit. Unless explicitly provided for otherwise in an Award Agreement, if a Participant experiences a ceases to be Director for any reason, any Restricted Stock Units that have not then settled shall be forfeited, and such Participant shall have no further rights to receive Shares thereunder. Except to the extent otherwise provided in the Award Agreement entered into with respect to a grant of Restricted Stock Units, a Participant shall have no voting, dividend, liquidation and other rights with respect to the Shares represented by such Restricted Stock Units until settlement of his or her Restricted Stock Units. Except to the extent otherwise provided in the Award Agreement entered into with respect to a grant of Restricted Stock Units, all Restricted Stock Units will settle no later than March 15 of the calendar year following the calendar year in which any settlement conditions with respect to such Restricted Stock Units lapse.

          3.5      Terms and Conditions of Other Stock-Based Awards. An Other Stock-Based Award shall entitle the Participant to receive, at a specified date, payment of an amount equal to all or a portion of either (i) a specified or determinable number of shares of Stock granted by the Committee, (ii) the value of a specified or determinable number of shares of Stock granted by the Committee, or (iii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee. At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the Performance Goals, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

          (a)          Payment. Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock as provided in the applicable Award Agreement or, in the absence of such provision, as the Committee may determine.

          (b)          Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement; provided, however, that subsequent to the grant of a Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part, subject to the requirements of Section 3.4.

          3.6      Vesting of Awards. Restricted Stock, Restricted Stock Units, Options, and Stock Appreciation Rights shall vest over a period of not less than one year from the date of grant of such Award, provided that such Award may vest earlier on a pro-rata basis over any vesting period or upon the occurrence of a Change in Control or the Participant’s death, Disability, or Separation from Service without cause, or other event to the extent specified in the appropriate Award Agreement. The Committee may, in its sole discretion, waive such vesting requirement or provide for continued vesting consistent with the vesting period in an Award; provided that, it shall not waive such requirement or continue such vesting to the extent such action would create adverse tax consequences for a Participant under Code Section 409A.

          3.7      Treatment of Awards on Separation from Service. Any Award under this Plan to a Participant who has experienced Separation from Service from the Company may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Separation from Service or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4 RESTRICTIONS ON STOCK

          4.1      Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

          4.2      Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement.

SECTION 5 GENERAL PROVISIONS

          5.1      Changes in Capitalization; Merger; Liquidation.

          (a)          The number of shares of Stock reserved for the grant of Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Awards (if any); the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Award pertains, the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted any calendar year, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b) In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control, that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.1 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

          (c)          Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

          (d)          The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

          5.2      Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

          5.3      Compliance with Code Section 409A. Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, and / or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

          5.4      Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

          5.5      Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

          5.6      Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

          5.7      Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that, except as provided under Section 5.1 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the Award Agreement explicitly provides otherwise, no such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

          5.8       Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Award granted hereunder will be void.

          5.9      Choice of Law. The laws of the State of Kansas shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

          5.10    Effective Date of Plan. The Plan shall become effective as of the date the Plan was approved by the Board of Directors, regardless of the date the Plan is signed

          5.11    Duration of Plan. This Plan shall remain in effect for a term of ten years following the Effective Date (i.e., until ________ __, 2024) or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 5.7 hereof. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards to persons who are about to become non-employee Directors, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that such specified contingencies shall include, without limitation, that such person becomes a non-employee Director

          5.12    Unfunded Plan This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

          IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective as of _________________, 2014.

By:

Title:

Exhibit D

MGP INGREDIENTS, INC.
EMPLOYEE STOCK PURCHASE PLAN

          The following constitutes the provisions of the Employee Stock Purchase Plan (the “Plan”) of MGP Ingredients, Inc. (the “Company”).

          1.      Purpose. The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code, as amended from time to time.

          2.      Certain Definitions.

                    (a)          “Board” shall mean the Board of Directors of the Company or any committee thereof appointed or designated by the Board of Directors of the Company in accordance with Section 13 of the Plan.

                    (b)          “Code” shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                    (c)          “Common Stock” shall mean the common stock of the Company.

                    (d)          “Compensation,” unless otherwise determined by the Board, means total cash compensation from employment reportable on Form W-2 including, without limitation, regular straight-time gross earnings, overtime pay, shift premium, incentive compensation, bonuses, commissions and automobile allowances, plus any amounts contributed by the Employee to the Employer’s 401(k) Plan or 125 Plan from compensation paid to the Employee by the Employer, but expressly excluding relocation benefits, expense reimbursements, gains realized in connection with the exercise of stock options or participation in a stock option or purchase program and contributions by the Employer to qualified deferred compensation plans.

                    (e)         “Employee” means any person, including an officer, (i) who is an employee of an Employer within the meaning of Section 3401(c) of the Code, (ii) who is customarily employed by an Employer (A) for more than 20 hours per week, and (B) for more than five months in any calendar year, and (iii) who, as of an Enrollment Date, has been employed by an Employer for at least one year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. “Employee” shall not include any person who is a citizen or resident of a foreign jurisdiction if granting them an option under the Plan would violate the law of such jurisdiction, or if compliance with the laws of the jurisdiction would cause the Plan to violate Code Section 423.

                    (f)      “Employer” shall mean the Company or a Subsidiary designated by the Board on Attachment A, as Attachment A may from time to time be amended by the Board.

                    (g)      “Enrollment Date” means the first Trading Day of each Offering Period.

                    (h)      “Enrollment Period” means the period designated by the Board ending no fewer than three days prior to the Offering Period.

                    (i)      “Exercise Date” means the last Trading Day of each Offering Period.

                    (j)      “Fair Market Value” means, as of any date, the fair market value of one share of Common Stock, determined as follows:

                    (i)          If the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Global Select Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market LLC, its fair market value shall be the closing sales price for such stock (or the mean of the closing bid and asked prices, if no sales were reported) as reported on such date (or, if such day is not a Trading Day, on the last Trading Day prior to such date) in The Wall Street Journal or such other source as the Board deems reliable;

                    (ii)          If the Common Stock is regularly quoted by a recognized securities dealer but sales prices are not reported, its fair market value shall be the mean of the closing bid and asked prices for the Common Stock on such date (or, if such day is not a Trading Day, on the last Trading Day prior to such date), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board.

                    (k)      “Offering Periods” shall mean those periods of approximately three months commencing on the first Trading Date on or after January 1, April 1, July 1 and October 1 each calendar year. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

                    (l)       “Payroll Deduction Authorization Change or Withdrawal Form” shall mean the form attached hereto as Attachment B, as such form may be revised from time to time.

                    (m)      “Participant” shall mean an Employee who has filed a Subscription Agreement under the terms of the Plan.

                    (g)      “Purchase Price” shall mean the Fair Market Value of a share of Common Stock on the Exercise Date; provided, however, that, prior to the Enrollment Date with respect to any Offering Period, the Board may, in its sole discretion, reduce the Purchase Price for such Offering Period to an amount not less than 95% of the Fair Market Value of a share of Common Stock on the Exercise Date; provided further, that the Purchase Price may be adjusted by the Board pursuant to Section 18.

                    (h)          “Subscription Agreement” shall mean the form authorizing payroll deductions and attached hereto as Attachment C, as such form may be revised from time to time.

                    (i)          “Subsidiary” means any corporation described in Section 424 of the Code in which the Company owns, directly or indirectly, 50% or more of the voting shares.

                    (j)          “Trading Day” shall mean a day on which national stock exchanges and The Nasdaq Stock Market are open for trading.

          3.        Eligibility.

                    (a)          General Rule. Any Employee who is employed by an Employer on an Enrollment Date shall be eligible to participate in the Plan during the Offering Period beginning on such Enrollment Date, subject to the limitations imposed by Section 423(b) of the Code.

                    (b)          Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if:

                       (i)          immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or

                       (ii)          such option would permit the Employee’s rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such option is granted) for any calendar year in which such option is outstanding at any time.

          4.        Offering Periods. The Plan shall be implemented by consecutive Offering Periods, beginning with the Offering Period commencing on the first Trading Date on or after June 30, 2014, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter. Participation in one offering under the Plan shall neither limit nor require participation in any other offering.

          5.        Participation.

                    (a)          An eligible Employee may become a Participant in the Plan by completing and submitting during the applicable Enrollment Period a signed Subscription Agreement. An Employee who becomes eligible to participate in the Plan after the commencement of an Offering Period, or who is eligible prior to the commencement of an Offering Period but does not timely file a Subscription Agreement during the Enrollment Period for the Offering Period, may not become a Participant in the Plan until the commencement of the next Offering Period.

                    (b)          An Employee’s authorization and participation in the Plan shall become effective on the first Enrollment Date following the timely filing of his or her Subscription Agreement and shall remain effective until revoked by the Participant by completing and submitting a signed Payroll Deduction Authorization Change or Withdrawal Form to either change his or her payroll deduction rate as described in Section 6(d) hereof or withdraw from the Plan as described in Section 10(a) hereof.

          6.       Payroll Deductions.

                    (a)          Payroll deductions for a Participant shall commence on the first payday following the Enrollment Date for the Offering Period in which such Participant commences participation in the Plan, shall continue on each payday in such Offering Period as to which such authorization is applicable and shall automatically continue from Offering Period to Offering Period until changed by the Participant in accordance with the terms hereof or terminated by the Participant as provided in Section 10 hereof.

                    (b)          At the time a Participant files his or her Subscription Agreement with the Company, he or she shall elect to have payroll deductions made on each payday during the Offering Period at a percentage rate equal to a positive whole number not exceeding 10%, or such other maximum rate as may be determined from time to time by the Board subject to the provisions of Section 19 hereof, of the Compensation which would otherwise be payable to such Participant on each such payday.

                    (c)          All payroll deductions authorized by a Participant pursuant to a Subscription Agreement or a Payroll Deduction Authorization Change or Withdrawal Form, as applicable, shall be credited to the Participant’s individual account under the Plan. A Participant may not make any additional payments into such account.

                    (d)          A Participant may not change the rate of payroll deductions during an Offering Period. A Participant may increase or decrease the rate of payroll deductions for a future Offering Period by completing and submitting, by the specified administrative deadline prior to the commencement of such future Offering Period, a signed Payroll Deduction Authorization Change or Withdrawal Form.

                    (e)          Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) of the Plan, a Participant’s payroll deductions may be terminated at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s Subscription Agreement or Payroll Deduction

Authorization Change or Withdrawal Form, as applicable, at the beginning of the first Offering Period which ends in the following calendar year, unless terminated by the Participant as provided in Section 10.

          7.       Grant of Option. On the Enrollment Date of each Offering Period, each Participant in such Offering Period shall automatically be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $6,250 by the Fair Market Value of a share of the Company’s Common Stock (subject to any adjustment pursuant to Section 18) on the Enrollment Date; and provided further that such grant of options and purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

          8.       Exercise of Option.

                    (a)          Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date of the applicable Offering Period, and the accumulated payroll deductions credited to a Participant’s account on the Exercise Date will be applied to purchase whole shares of the Company’s Common Stock (up to the maximum number subject to option as determined in Section 7(a) hereof) at the Purchase Price. Any amount credited to a Participant’s account and not applied to the purchase of Common Stock by reason of the limitation on the number of shares subject to option shall be refunded promptly to such Participant after the Exercise Date, provided that any amount remaining in a Participant’s account and representing a fractional share shall be carried over and applied to the purchase of shares in the subsequent Offering Period if the Participant participates in the subsequent offering. During his or her lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

                    (b)          If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed the number of shares available for sale under the Plan on such Exercise Date, the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date. In the event of any pro rata allocation of shares, the Company shall give written notice of such allocation to each Participant affected thereby and shall reduce the rate of payroll deductions, if necessary. The balance of any amount credited to the account of each Participant which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date.

          9.       Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the issuance and delivery to, or credit to the account of, each Participant, as appropriate, of the shares purchased upon exercise of his or her option. At the election of the Company, the issuance and delivery of the shares purchased upon exercise of a Participant’s option may be effected by transfer (electronic or otherwise in the discretion of the Company) of such shares to a securities account maintained in the Participant’s name.

          10.     Withdrawal; Termination of Employment.

                    (a)          A Participant may terminate his or her participation in the Plan for an Offering Period by completing and submitting, by the specified administrative deadline prior to the end of the Offering Period, a signed Payroll Deduction Authorization Change or Withdrawal Form. Any such termination and withdrawal may be made effective (i) immediately, in which case all withheld amounts will be refunded to the Participant, or (ii) as of the first day of the next Offering Period, in which case withheld amounts will be applied to the purchase of shares at the end of the Offering Period in which the election is made and any excess funds not so applied will be refunded to the Participant following the purchase. If a Participant terminates his or her participation in the Plan pursuant to this Section 10(a), payroll deductions shall not resume at the beginning of a succeeding Offering Period unless the Participant delivers a new Subscription Agreement in accordance with Section 5 hereof.

                    (b)          Upon termination of a Participant’s employment for any reason, including retirement or death, as soon as practicable after such termination, the payroll deductions credited to his or her account shall be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option shall be automatically canceled.

                    (c)          In the event an Employee fails to remain in the continuous employ of the Company or its Subsidiaries for more than 20 hours per week during the Offering Period in which the Employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her and his or her option will be canceled.

                    (d)          A Participant’s withdrawal from an offering shall not have any effect upon his or her eligibility to participate in a subsequent offering or in any similar plan which may hereafter be adopted by the Company.

          11.     Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

          12.     Stock.

                    (a)          The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18(a) hereof. The shares to be sold to Participants in the Plan may be authorized but unissued shares, previously issued shares reacquired and held by the Company or shares acquired on the public market. Upon the cancellation of any option granted under the Plan, the shares subject thereto shall return to the Plan and become available for options thereafter granted under the Plan.

                    (b)          A Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

                    (c)          Shares to be delivered to a Participant under the Plan shall, as specified in the Participant’s Subscription Agreement, be registered in the name of the Participant or in the name of the Participant and his or her spouse.

          13.     Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed or designated by the Board. The Board shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board shall, to the fullest extent permitted by law, be final and binding upon all parties. All costs and expenses incurred in connection with the administration of the Plan shall be paid by the Company. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options hereunder, and all members of the Board shall be fully protected by the Company with respect to any such action, determination or interpretation. The Board may delegate authority with respect to administration of the Plan to one or more officers or employees of the Company or a Subsidiary and/or may retain outside third parties to perform any administrative functions under the Plan.

          14.     Designation of Beneficiary.

                    (a)          A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the Exercise Date on which an option is exercised but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option.

                    (b)          Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the

Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          15.     Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the regulations thereunder, or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

          16.     Use of Funds. All payroll deductions received or held by the Company on behalf of a Participant under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

          17.     Reports. Individual accounts will be maintained for each Participant in the Plan. Individual statements of account will be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, in a Participant’s account.

          18.     Adjustments upon Changes in Capitalization or Control.

                    (a)          Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which has been authorized for issuance under the Plan but has not yet been placed under option or which has been returned to the Plan upon the cancellation of an option, as well as the option price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

                    (b)          Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period during which such proposed dissolution or liquidation would occur shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

                    (c)          Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period during which such proposed sale or merger would occur shall be shortened by setting an accelerated Exercise Date (the “Accelerated Exercise Date”) and the Offering Period then in progress shall end on the Accelerated Exercise Date. The Accelerated Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten business days prior to the Accelerated Exercise Date, that the Exercise Date for the Participant’s option has been changed to the Accelerated Exercise Date and that the Participant’s option shall be exercised automatically on the Accelerated Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

                    (d)          Fractional Shares. No fractional shares of Common Stock shall be issuable on account of any adjustment described herein, and the aggregate number of shares into which shares then covered by an option, when changed as the result of such adjustment, shall be reduced to the largest number of whole shares resulting from such adjustment, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

          19.     Amendment or Termination. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the prior written consent of such Participant:

                    (a)          To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment to the Plan in such a manner and to such a degree as is required.

                    (b)      Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

                    (c)      In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

                    Such modifications or amendments shall not require shareholder approval or the consent of any Plan Participants.

          20.     Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by vote of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. The Plan shall continue in effect for a term of ten years unless sooner terminated under Sections 19 or 22 hereof.

          21.     Notices. All notices or other communications (i) by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof, and (ii) by the Company to a Participant in connection with the Plan shall be deemed to have been duly given when received by the Participant or, if earlier, five days after deposit in the United States mail by certified or registered mail, return receipt requested, first class postage prepaid, addressed to the Participant at his or her address as shown on the records of the Company or as such Participant may request by written notice to the Company hereunder.

          22.     Shareholder Approval. Notwithstanding anything to the contrary herein, the effectiveness of the Plan shall be expressly subject to approval by the Company’s shareholders within 12 months before or after the date the Plan is adopted by the Board by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company present or represented and entitled to vote thereon at a shareholder meeting duly held or by written consent in accordance with applicable law.

          23.     No Enlargement of Employee Rights. The Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for or a condition of the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company, its parent, Subsidiary or a successor corporation, or to interfere with the right of the Company or any such corporations to discharge or retire any Employee thereof at any time. No Employee shall have any right to or interest in options authorized hereunder prior to the grant of an option to such Employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company’s Articles of Incorporation, as the same may be amended from time to time.

          24.     Information to Participants. The Company shall provide without charge to each Participant in the Plan copies of such annual and periodic reports as are provided by the Company to its shareholders generally.

          25.     Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the state of Kansas, without regard to the conflicts of laws rules thereof.

          26.     Tax Withholding. If at any time the Company or any Subsidiary is required, under applicable laws and regulations, to withhold, or to make any deduction of, any taxes or take any other action in connection with any exercise of an option granted hereunder or any disposition of shares of Common Stock issued hereunder, the Participant must make adequate provision for the Company’s federal, state or other tax withholding obligations which arise from such exercise or disposition. The Company or such Subsidiary shall have the right to deduct or withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.

          27.     Securities Law Compliance. No shares of Common Stock may be issued upon the exercise of any option under the Plan until all requirements of applicable Federal, state, foreign or other securities laws with respect to the purchase, sale and issuance of shares of Common Stock shall have been satisfied. If any action must be taken because of such requirements, then the purchase, sale and issuance of shares shall be postponed until such action can reasonably be taken. Upon request by the Company, an Employee shall deliver to the Company such information, representations or undertakings as the Company may reasonably request in order to comply with any registration requirements or exemptions therefrom of applicable securities laws. The Company may require any securities so issued to bear a legend, may give its transfer agent instructions, and may take such other steps as in its judgment are reasonably required to prevent any violation of applicable securities laws.

          28.     Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with this Plan and all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

          29.     Equal Rights and Privileges. All Employees will have equal rights and privileges under the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of the Plan that is inconsistent with Section 423 of the Code or applicable Treasury regulations will, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or applicable Treasury regulations.

          30.     Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock purchased upon exercise of an option if such disposition or transfer is made (i) within two years from the Enrollment Date of the Offering Period in which the shares were purchased or (ii) within one year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

ATTACHMENT A

MGP INGREDIENTS, INC.
EMPLOYEE STOCK PURCHASE PLAN

DESIGNATED SUBSIDIARIES

ATTACHMENT B

MGP INGREDIENTS, INC.
EMPLOYEE STOCK PURCHASE PLAN

PAYROLL DEDUCTION AUTHORIZATION CHANGE OR WITHDRAWAL FORM

          I am now a Participant in the __________________ MGP Ingredients, Inc. Employee Stock Purchase Plan (the “Plan”) and I wish to make the change indicated below (check one):

☐	A.

Change in Payroll Deduction Rate for Next Offering Period: I hereby authorize the following new rate of payroll deduction, effective as of the first payday of the next Offering Period (such change must be filed with the Company during the Enrollment Period prior to the start of the Offering Period with respect to which it is to be effective):

(circle one):

1% 2% 3% 4% 5% 6% 7% 8% 9% 10% of Compensation

☐	B.

Withdrawal from Plan and Immediate Cancellation of Option: I hereby elect to cancel my participation in the Plan effective immediately and to cancel my option to purchase the MGP Ingredients, Inc. Common Stock under the Plan and request that all amounts withheld from me through payroll deductions relating to the canceled option be refunded to me. I understand that cancellation of my option will be effective only if this form is filed with the Company by the specified administrative deadline prior to the close of the current Offering Period. I understand that if I wish to participate in the Plan following my cancellation and withdrawal from the Plan, I must re-enroll by filing a new Subscription Agreement with the Company during the Enrollment Period prior to the start of the Offering Period with respect to which it is to be effective.

☐	C.

Withdrawal from Plan without Cancellation of Option in Current Offering Period. I hereby elect to cancel my participation in the Plan effective as of the first day of the next Offering Period. However, I request that my previously authorized payroll deductions continue through the end of the current Offering Period and that all amounts deducted from my Compensation during the current Offering Period be applied to the purchase of MGP Ingredients, Inc. Common Stock at the end of the Offering Period pursuant to the Plan. I understand that if I wish to participate in the Plan following my cancellation and withdrawal from the Plan, I must re-enroll by filing a new Subscription Agreement with the Company during the Enrollment Period prior to the start of the Offering Period with respect to which it is to be effective.

Date:
Signature of Employee

Print Name:

(To be completed by MGP Ingredients, Inc.)

Date Received:	Approved by:

ATTACHMENT C

MGP INGREDIENTS, INC.
EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT
Instructions: Please print or type all information except your signature.

Name:
	First	Middle	Last

Address:

Social Security No.: ____ ____ ____ - ____ ____ - ____ ____ ____ ____

ORIGINAL APPLICATION

1.

I hereby elect to participate in the MGP Ingredients, Inc. Employee Stock Purchase Plan (the “Plan”), in accordance with this Subscription Agreement and subject to the terms and conditions of the Plan.

2.

I hereby authorize MGP Ingredients, Inc. to make regular payroll deductions, at the rate indicated below and in accordance with the terms of the Plan, from the total Compensation (as defined in the Plan) including overtime, bonuses, commissions and other earnings, if any, paid to me during each Offering Period during which I remain a Participant in the Plan:

(circle one):

1% 2% 3% 4% 5% 6% 7% 8% 9% 10% of Compensation

3.

I understand that payroll deductions at the indicated rate will continue from Offering Period to Offering Period unless I become ineligible to participate in the Plan or unless I file a Payroll Deduction Authorization Change or Withdrawal Form.

4.

I understand that the deducted amounts will be applied automatically to the purchase of shares of MGP Ingredients, Inc. Common Stock at the end of each Offering Period unless I elect to cancel my option and withdraw from the Plan by filing a Payroll Deduction Authorization Change or Withdrawal Form by the specified administrative deadline prior to the end of an Offering Period.

5.

I hereby acknowledge that I have received and read a copy of ____________’s most recent Prospectus describing the terms and provisions of the Plan and understand the information therein and the risks of participating in the Plan.

6.	Shares purchased for me under the Plan should be issued in the name(s) of:

7.	I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8.

I will promptly (a) notify MGP Ingredients, Inc. if I have sold, transferred, gifted or otherwise disposed of any shares purchased for me under the Plan at any time within two years after the beginning of the Offering Period in which such shares were purchased or within one year after the end of the Offering Period in which such shares were purchased and (b) provide MGP Ingredients, Inc. with all requested information regarding such transaction.

9.

In the event of my death before the end of an Offering Period, I hereby designate as my beneficiary(ies) to receive all payments and shares due me under the Plan (if more than one beneficiary is named, then all beneficiaries shall share equally):

Name: (Please print)
	First	Middle	Last

Relationship	Address

	City	State	Zip Code

Name: (Please print)
	First	Middle	Last

Relationship	Address

	City	State	Zip Code

Date:
Signature of Employee

(To be completed by ____________)

Date Received:	Approved by:

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3, 4, 5, 6, 7, 8 and 9.

1.	To approve and adopt an amendment to our Articles of Incorporation to
	declassify our Board of Directors (the “Board”);	☐ For	☐ Against	☐ Abstain

2.	If Proposal 1 to declassify the Board is approved by the stockholders, to elect eight (8) directors nominated by the Board as set forth below:

	01 John Bridendall	04 Anthony Foglio	07 Karen Seaberg	☐	Vote FOR all nominees	☐	Vote WITHHELD
	02 Cloud L. Cray, Jr.	05 George Page, Jr.	08 Jeannine Strandjord		(except as marked)		from all nominees
	03 Terrence Dunn	06 Daryl Schaller

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Please fold here – Do not separate

3.	If Proposal 1 to declassify the Board is NOT approved by the stockholders, to elect four (4) directors nominated by the Board as set forth below:

	01 Terrence Dunn	03 George Page, Jr.	☐	Vote FOR all nominees	☐	Vote WITHHELD
	02 Anthony Foglio	04 Karen Seaberg		(except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

4.	To approve and adopt MGP Ingredients, Inc. 2014 Equity Incentive Plan;	☐ For	☐ Against	☐ Abstain

5.	To approve and adopt MGP Ingredients, Inc. 2014 Non-employee Director Equity Incentive Plan;	☐ For	☐ Against	☐ Abstain

6.	To approve and adopt MGP Ingredients, Inc. Employee Stock Purchase Plan;	☐ For	☐ Against	☐ Abstain

7.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014;	☐ For	☐ Against	☐ Abstain

8.	To conduct an advisory vote on the compensation of our named executive officers;	☐ For	☐ Against	☐ Abstain

9.

To postpone or adjourn the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) for the purpose of soliciting additional proxies in the event that, at the Annual Meeting, the affirmative vote in favor of Proposal 1 Amendment to the Company’s Articles of Incorporation is less than a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting; and

		☐ For	☐ Against	☐ Abstain

10.	To transact such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MGP INGREDIENTS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 22, 2014
10:00 a.m.

Benedictine College’s Ferrell Academic Center
1020 North 2nd Street
Atchison, Kansas 66002

Proxy/Voting Instruction Card

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY. The undersigned appoints Donald P. Tracy, Randy M. Schrick and Cloud L. Cray, Jr., or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified on the reverse hereof, all of the shares of Common Stock of MGP Ingredients, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held on May 22, 2014, or at any adjournment thereof.

This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person.

IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE SHARES WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. This proxy will also be voted in accordance with the discretion of the proxy or proxies on any other business.

VOTING INSTRUCTION. To participants in the MGP Ingredients, Inc. Employee Stock Purchase Plan (the “ESPP”): This proxy/voting instruction card constitutes your voting instructions to the Plan Administrator, Wells Fargo, to vote in the manner specified on the reverse hereof, all of the shares of Common Stock of MGP Ingredients, Inc. held by the ESPP and allocated to the account of the undersigned at the Annual Meeting of Stockholders to be held on May 22, 2014, or at any adjournment thereof.

IF YOU ARE A PARTICIPANT IN THE ESPP AND DO NOT DIRECT HOW THE ESPP SHARES SHOULD BE VOTED, THE PLAN ADMINISTRATOR WILL NOT VOTE THESE ESPP SHARES.

The undersigned has received the Company’s Report for the fiscal year ended December 31, 2013 and its Proxy Statement.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.firstcoastresults.com/mgp	1-866-408-6092
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Use the Internet to vote your proxy until 11:59 p.m. (EDT) on May 21, 2014.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on May 21, 2014.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.